Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of September 30, 2014, to the Credit Agreement referred to below. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), each additional Domestic Dollar Revolving Loan Borrower, each additional Alternate Currency Revolving Loan Borrower, the lenders party to the Credit Agreement prior to giving effect to this Fourth Amendment (the “Existing Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and certain other financial institutions are parties to the Credit Agreement, dated as of November 30, 2012 (as amended, modified, and/or supplemented prior to the date hereof, the “Existing Credit Agreement”, and as further amended by this Fourth Amendment and as set forth as Exhibit A, the “Credit Agreement”);

WHEREAS, the Corporation has requested that the Existing Credit Agreement be amended as set forth herein (a) to extend the Maturity Date to February 28, 2020 and (b) to effect the other amendments set forth in the Credit Agreement attached as Exhibit A;

WHEREAS, each Person that executes and delivers a signature page to this Fourth Amendment as a Lender (each, a “Lender”) will be deemed upon the Fourth Amendment Effective Date to have agreed to the terms of this Fourth Amendment and to have further agreed that, as of the Fourth Amendment Effective Date (x) the amount of its Revolving Loan Commitment shall be as set forth in Schedule I-A to the Credit Agreement under the heading “Revolving Loan Commitment” opposite such Lender’s name and (y) the amounts of its respective Alternate Currency Revolving Loan Sub-Commitments, if any, shall be as set forth in Schedule I-B to the Credit Agreement under the respective Alternate Currency Loan Sub-Commitments opposite such Lender’s name;

WHEREAS, subject to the terms and conditions of this Fourth Amendment, the Corporation, the other Borrowers and the Lenders party hereto wish to amend the Existing Credit Agreement as provided herein;

NOW, THEREFORE, it is agreed:

PART I. Commitments.

A. Each Lender agrees to the terms of this Fourth Amendment and agrees that, as of the Fourth Amendment Effective Date (i) the amount of its Revolving Loan Commitment under and as defined in the Credit Agreement shall be as set forth in Schedule I-A to the Credit Agreement under the heading “Revolving Loan Commitment” opposite such Lender’s name and (ii) the amounts of its respective Alternate Currency Revolving Loan Sub-Commitments under and as defined in the Credit Agreement shall be as set forth in Schedule I-B to the Credit Agreement under the respective Alternate Currency Loan Sub-Commitment opposite such Lender’s name. Each Lender hereby confirms and assumes and agrees to perform its respective Commitments set forth on Schedules I-A and I-B to the Credit Agreement.

B. On the Fourth Amendment Effective Date, participating interests in Letters of Credit and Swingline Loans outstanding on the Fourth Amendment Effective Date shall be reallocated to give effect to the respective Commitments set forth in Schedules I-A and I-B to the Credit Agreement.

C. On the Fourth Amendment Effective Date, each Existing Lender that is not a party to the Fourth Amendment shall cease to be a Lender under the Credit Agreement unless otherwise agreed by such Lender. Notwithstanding the foregoing, for the avoidance of doubt, Banco J.P. Morgan S.A. shall continue to be a Lender under the Brazilian Reais Revolving Loan Sub-Commitment.

D. On the Fourth Amendment Effective Date, Letters of Credit issued under the Existing Credit Agreement and outstanding on the Fourth Amendment Effective Date shall be deemed to be re-issued on the Fourth Amendment Effective Date as Letters of Credit under the Credit Agreement.

E. On the Fourth Amendment Effective Date, each of Bank of America, Bank of America, London Branch, Bank of America, Toronto Branch and Citi agrees to become a Swingline Lender under the Credit Agreement having the commitments, rights and obligations set forth in the Credit Agreement. As used herein, “Citi” means Citibank, N.A. and each of its domestic or foreign branches, Subsidiaries or Affiliates which makes a Swingline Loan or issues a Letter of Credit.

F. On the Fourth Amendment Effective Date, each of Bank of America, Citi and Banco Nacional de Mexico, S.A., integrante del Grupo Financiero Banamex agrees to become an Issuing Bank under the Credit Agreement having the commitments, rights and obligations set forth in the Credit Agreement.

PART II. Amendments to Credit Agreement.

The Credit Agreement (including schedules thereto) is hereby amended in accordance with Exhibit A hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double underlined text), in each case in the place where such text appears therein. After giving effect to this Fourth Amendment, the Credit Agreement will read as set forth in Exhibit A.

PART III. Conditions Precedent to Effectiveness of the Fourth Amendment.

This Fourth Amendment shall become effective on the date on which the following conditions precedent have been satisfied (the date on which such conditions shall have been so satisfied or waived, the “Fourth Amendment Effective Date”):

A. Execution of Agreement On or prior to the Fourth Amendment Effective Date, each Borrower, each Agent, each Swingline Lender, each Issuing Bank and each of the

Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office.

B. Opinions of Counsel. On the Fourth Amendment Effective Date, the Agents shall have received from (i) Jones Day, special counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Fourth Amendment Effective Date, (ii) DLA Piper, special Maryland counsel to the Corporation, an opinion addressed to the Agents and each of the Lenders and dated the Fourth Amendment Effective Date, and (iii) from João Mauricio de Araujo Pinho, special Brazilian counsel to Companhia Palmares Hotéis e Turismo, an opinion addressed to the Agents and each of the Lenders and dated the Fourth Amendment Effective Date, and in each case covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

C. Corporate Documents; Proceedings; etc. (i) On the Fourth Amendment Effective Date, the Administrative Agent shall have received a certificate of (i) Starwood Hotels & Resorts Worldwide, Inc. and (ii) Companhia Palmares Hotéis e Turismo, in each case, dated the Fourth Amendment Effective Date, signed by an Authorized Officer of such Credit Party, and attested to by the Secretary, any Assistant Secretary or other Authorized Officer of such Credit Party, substantially in the form of Exhibit G to the Existing Credit Agreement with appropriate insertions, together with copies of the declaration of trust, certificate of incorporation and by-laws or partnership agreement of such Credit Party (or other equivalent organizational documents) and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

(ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Fourth Amendment and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals and good standing certificates if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

D. Fees, etc. On the Fourth Amendment Effective Date, all costs, fees and expenses, and all other costs contemplated by this Fourth Amendment, due to the Agents and the Lenders (including, without limitation, reasonable and documented legal fees and expenses) shall have been paid to the extent then due.

E. Payments under Existing Credit Agreement. On the Fourth Amendment Effective Date, the Borrowers shall have repaid all Facility Fees accrued to the Fourth Amendment Effective Date owed by the Borrowers under the Existing Credit Agreement.

F. Financial Statements. On or prior to the Fourth Amendment Effective Date, there shall have been delivered to the Lenders the consolidated financial statements and financial statement schedules of the Corporation and its Subsidiaries referred to in Section 7.03(a) of the Credit Agreement.

G. PATRIOT Act. On or prior to the Fourth Amendment Effective Date the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know you customer” and anti-money laundering laws, rules and regulations, including the PATRIOT Act, which are requested by the Lenders at least five Business Days prior to the Fourth Amendment Effective Date.

PART IV. Miscellaneous Provisions.

A. Each Borrower by its signature below, hereby confirms that its obligations under the Credit Documents (including, in the case of Corporation, the Guaranty) shall remain in full force and effect after giving effect to this Fourth Amendment.

B. In order to induce the Administrative Agent, the Swingline Lenders, the Issuing Banks and the Lenders to enter into this Fourth Amendment, the Corporation represents and warrants to the Lenders that, on the Fourth Amendment Effective Date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the Fourth Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date).

C. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this Fourth Amendment by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. A complete set of counterparts shall be lodged with the Corporation and the Administrative Agent.

D. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

E. From and after the Fourth Amendment Effective Date, all references in the Existing Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement and the Existing Credit Agreement as modified by this Fourth Amendment on the Fourth Amendment Effective Date. This Fourth Amendment shall constitute a Credit Document for all purposes under the Credit Agreement and the other Credit Documents.

F. This Fourth Amendment is limited as specified and shall not constitute a modification, novation, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. Except as expressly set forth herein, this Fourth Amendment shall not operate as a waiver of any rights, powers or remedies available to the Lenders under the Credit Agreement. Except as expressly amended by this Fourth Amendment, the Credit

Agreement remains in full force and effect and is hereby ratified and confirmed after giving effect to this Fourth Amendment.

PART V. Post-Fourth Amendment Effective Date Deliverables.

Prior to the incurrence of any Revolving Loans or Competitive Bid Loans by any Alternate Currency Revolving Loan Borrower signatory to this Fourth Amendment on the Fourth Amendment Effective Date (other than (i) the Corporation and (ii) Companhia Palmares Hotéis e Turismo), the following additional conditions shall be satisfied:

A. Opinions of Counsel. The Administrative Agent shall have received an opinion from such special and local counsel for each such Alternative Currency Revolving Loan Borrower (other than (i) the Corporation, (ii) Companhia Palmares Hotéis e Turismo) and (iii) any other Alternative Currency Revolving Loan Borrower for which a special and local counsel opinion was delivered on the Fourth Amendment Effective Date, as may be reasonably required by the Administrative Agent, addressed to the Agents and each of the Lenders and in each case covering such matters incident to the incurrence of such Loans as the Administrative Agent may reasonably request, provided that the form and scope of any such opinions shall be reasonably consistent with the form and scope of such opinions as have previously been delivered to the Administrative Agent pursuant to the Credit Agreement.

B. Corporate Documents; Proceedings; etc. The Administrative Agent shall have received from each such Borrower (other than (i) the Corporation and (ii) Companhia Palmares Hotéis e Turismo) the certificates, including all attachments thereto, that would have been required to be delivered pursuant to Part III.C of this Fourth Amendment with respect to such Borrower, and the foregoing shall be reasonably acceptable to the Administrative Agent.

[Signatures appear on the following page.]

IN WITNESS WHEREOF the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC., as a Borrower and Guarantor

By	/s/ Timothy C. Fetten
	Name:	Timothy C. Fetten
	Title:	Vice President and Treasurer
Starwood Holtels& Resorts Woldwide, Inc.

FRANCHISE AND LICENSE (CANADIAN) OPS LIMITED PARTNERSHIP, as a Borrower

By	1367357 ALBERTA ULC, in its capacity as general partner

By	/s/ Jason F. Cohen
	Name:	Jason F. Cohen
	Title:	President

STARWOOD ITALIA S.R.L., as a Borrower

By	/s/ Timothy C. Fetten
	Name:	Timothy C. Fetten
	Title:	Authorized Signatory

STARWOOD INTERNATIONAL FINANCE LIMITED, as a Borrower

By	/s/ Timothy C. Fetten
	Name:	Timothy C. Fetten
	Title:	Authorized Signatory

[Starwood Fourth Amendment Signature Page]

COMPANHIA PALMARES HOTÉIS E TURISMO, as a Borrower

By	Horacio Giurno Marcilo
	Name:	Horacio Giurno Marcilo
	Title:	Director of finance General Manager

OPERADORA SHERATON, S. DE R.L. DE C.V., as a Borrower

By	/s/ Alejandro Enrique Ost
	Name:	Alejandro Enrique Ost
	Title:	Attorney in Fact

[Starwood – Fourth Amendment Signature Page]

JPMORGAN CHASE BANK, N.A., as a Lender, Issuing Bank, Swingline Lender and as Administrative Agent

By	/s/ Marc Costantino
	Name:	Marc Costantino
	Title:	Executive Director

[Starwood – Fourth Amendment Signature Page]

CITIBANK, NA., as a Lender, Issuing Bank and Swingline Lender

By	/s/ John C. Rowland
	Name:	John C. Rowland
	Title:	Vice President

[Starwood – Fourth Amendment Signature Page]

BANK OF AMERICA, N.A., as a Lender, Issuing Bank and Swingline Lender

By	/s/ Roger C. Davis
	Name:	Roger C. Davis
	Title:	Senior Vice President

[Starwood – Fourth Amendment Signature Page]

Banco Nacional de Mexico, S.A., integrante del Grupo Financiero Banamex, as a Lender, Issuing Bank and Swingline Lender

By	/s/ Gonzalo Portilla
Name: Gonzalo Portilla
Title: Director

By	/s/ Ricardo Garza del Rio
Name: Ricardo Garza del Rio
Title: Apoderado

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ Alan Vitulich
Name: Alan Vitulich
Title: Director

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Wells Fargo Bank, National Association

By	/s/ Mark F. Monahan
Name: Mark F. Monahan
Title: Senior Vice President

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

THE BANK OF NOVA SCOTIA

By	/s/ Chad Hale
Name: Chad Hale
Title: Director & Execution Head, REGAL

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

BARCLAYS BANK PLC

By	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Credit Agricole Corporate and Investment Bank

By	/s/ Steven Jonassen
Name: Steven Jonassen
Title: Managing Director

By	/s/ David Boiters
Name: David Boiters
Title: Managing Director

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory Managing Director

For each Lender requiring a second signature line:

By	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

ROYAL BANK OF CANADA

By	/s/ Julia Ivandva
Name: Julia Ivandva
Title: Authorized Signatory

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

ROYAL BANK OF SCOTLAND PLC

By	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Director

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

SANTANDER BANK, N.A.

By	/s/ Thomas J. Devitt
Name: Thomas J. Devitt
Title: Senior Vice President

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE

FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL

ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF LENDER SUNTRUST BANK

By	/s/ W. Bradley Hamilton
Name: W. Bradley Hamilton
Title: Director

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE

FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL

ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

US Bank, National Association

By	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

INTESA SANPAOLO S.pA – New York Branch

By	/s/ John J. Michalisin
Name: John J. Michalisin
Title: First Vice President

By	/s/ Williams S. Denton
Name: Williams S. Denton
Title: Global Relationship Manager

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH
AMENDMENT, DATED AS OF THE DATE FIRST
WRITTEN ABOVE, TO THE CREDIT
AGREEMENT, DATED AS OF NOVEMBER 30,
2012, AS PREVIOUSLY AMENDED, AMONG
STARWOOD HOTELS & RESORTS
WORLDWIDE, INC., EACH ADDITIONAL
DOMESTIC DOLLAR REVOLVING LOAN
BORROWER, EACH ADDITIONAL ALTERNATE
CURRENCY REVOLVING LOAN BORROWER,
LENDERS AND AGENTS PARTY TO THE
CREDIT AGREEMENT AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF LENDER: BANK OF CHINA, NEW YORK BRANCH

By	/s/ Haifeng Xu
Name: Haifeng Xu
Title: Executive Vice President

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

THE BANK OF NEW YORK MELLON

By	/s/ Carol Murray
Name: Carol Murray
Title: Managing Director

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By	/s/ Adrienne Young
	Name:	Adrienne Young
	Title:	Vice President

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Branch Banking and Trust Company

By	/s/ John Macken
	Name:	John Macken
	Title:	Senior Vice President

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

First Hawaiian Bank

By	/s/ Derek Chang
	Name:	Derek Chang
	Title:	Vice President

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

BANK OF HAWAII

By	/s/ John McKenna
	Name:	John McKenna
	Title:	Senior Vice President

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

THE NORTHERN TRUST COMPANY

By	/s/ Cliff Hoppe
	Name:	Cliff Hoppe
	Title:	Vice President

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Bank Hapoalim B.M.

By	/s/ James P Surless
	Name:	James P Surless
	Title:	Vice President

For each Lender requiring a second signature line:

By	/s/ Charles McLaughlin
	Name:	Charles McLaughlin
	Title:	Senior Vice President

[Starwood – Fourth Amendment Signature Page]

LENDER SIGNATURE PAGE TO THE FOURTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 30, 2012, AS PREVIOUSLY AMENDED, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., EACH ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWER, EACH ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWER, LENDERS AND AGENTS PARTY TO THE CREDIT AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

THE CHIBA BANK, LTD., NEW YORK BRANCH

By	/s/ Akira Toba
	Name:	Akira Toba
	Title:	Senior Deputy General Manager

For each Lender requiring a second signature line:

By
Name:
Title:

[Starwood – Fourth Amendment Signature Page]

Exhibit A

[Credit Agreement]

~~Conformed Version~~

(Incorporating the First Amendment, dated as of February 6, 2013,

the Second Amendment, dated as of January 3, 2014 ~~and~~,

the Third Amendment, dated as of July 29, 2014~~)~~ and

the Fourth Amendment, dated as of September 30, 2014)

CREDIT AGREEMENT

among

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,

CERTAIN ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWERS,

CERTAIN ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWERS,

VARIOUS LENDERS,

JPMORGAN CHASE BANK, N.A.,

as ADMINISTRATIVE AGENT,

CITIGROUP GLOBAL MARKETS INC.,

as SYNDICATION AGENT,

and

BANK OF AMERICA, N.A.,

HSBC BANK USA, NATIONAL ASSOCIATION,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as DOCUMENTATION AGENTS

and

THE BANK OF NOVA SCOTIA

BARCLAYS BANK PLC

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

~~MORGAN STANLEY MUFG LOAN PARTNERS, LLC~~

ROYAL BANK OF CANADA

~~THE BANK OF NOVA SCOTIA~~

THE ROYAL BANK OF SCOTLAND PLC

U.S. BANK, NATIONAL ASSOCIATION~~,~~

SUNTRUST BANK

SANTANDER BANK, N.A.,

as CO-DOCUMENTATION AGENTS

and

~~GOLDMAN SACHS BANK USA,~~

INTESA SANPAOLO S.p.A – NEW YORK BRANCH,

~~MIZUHO CORPORATE BANK, LTD.,~~

~~SUMITOMO MITSUI BANKING CORPORATION,~~

~~SUNTRUST BANK,~~

as SENIOR MANAGING AGENT~~S~~

Dated as of November 30, 2012

J.P. MORGAN SECURITIES LLC,

CITIGROUP GLOBAL MARKETS INC.

and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as JOINT LEAD ARRANGERS and JOINT BOOKRUNNERS

WELLS FARGO SECURITIES, LLC

and HSBC SECURITIES (USA), INC.

as JOINT LEAD ARRANGERS

TABLE OF CONTENTS

Page
SECTION 1. AMOUNT AND TERMS OF CREDIT	1

1.01 The Commitments	1
1.02 Minimum Amount of Each Borrowing	8
1.03 Notice of Borrowing	8
1.04 Competitive Bid Borrowings	~~9~~10
1.05 Disbursement of Funds	12
1.06 Evidence of Debt	13
1.07 Conversions	~~13~~14
1.08 Pro Rata Borrowings	~~14~~15
1.09 Interest	15
1.10 Interest Periods	19
1.11 Increased Costs, Illegality, etc.	20
1.12 Compensation	~~24~~25
1.13 Lending Offices; Changes Thereto	25
1.14 Replacement of Lenders	26
1.15 Bankers’ Acceptance Provisions	27
1.16 European Monetary Union	~~27~~28
1.17 Special Provisions Regarding RL Lenders, Alternate Currency Revolving Loans, Alternate Currency Swingline Loans and Alternate Currency Letters of Credit	28
1.18 [Reserved]	32
1.19 Incremental Revolving Loan Commitments	32
1.20 Extension of Maturity Date	35
1.21 Defaulting Lenders	38

SECTION 2. LETTERS OF CREDIT	39

2.01 Letters of Credit	39
2.02 Maximum Letter of Credit Outstandings; Final Maturities; etc.	~~39~~40
2.03 Letter of Credit Requests; Notices of Issuance	~~40~~41
2.04 Letter of Credit Participations	~~41~~42
2.05 Agreement to Repay Letter of Credit Drawings	~~44~~45
2.06 Increased Costs	~~46~~47

SECTION 3. FEES; REDUCTIONS OF COMMITMENT	~~47~~48

3.01 Fees	~~47~~48
3.02 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment	~~49~~50
3.03 Mandatory Reduction of Commitments	50

SECTION 4. PREPAYMENTS; PAYMENTS; TAXES	51

4.01 Voluntary Prepayments	51

(i)

4.02 Mandatory Repayments and Commitment Reductions	~~51~~52
4.03 Method and Place of Payment	55
4.04 Net Payments	~~55~~56

SECTION 5. CONDITIONS PRECEDENT TO INITIAL CREDIT EVENTS	~~59~~61

5.01 Execution of Agreement	~~59~~61
5.02 Opinions of Counsel	~~59~~62
5.03 Corporate Documents; Proceedings; etc.	~~59~~62
5.04 Fees, etc.	~~60~~62
5.05 Refinancing; etc.	~~60~~62
5.06 Financial Statements	~~60~~62
5.07 PATRIOT Act	~~60~~63

SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS	~~60~~63

6.01 No Default; Representations and Warranties	~~60~~63
6.02 Notice of Borrowing; Competitive Bid Loans; Letter of Credit Request	~~61~~63
6.03 Election to Become an Alternate Currency Revolving Loan Borrower	~~61~~63
6.04 Election to Become a Domestic Dollar Revolving Loan Borrower	~~62~~64

SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS	~~62~~65

7.01 Existence; Compliance with Law	~~63~~65
7.02 Power; Authorization; Enforceable Obligations	~~63~~66
7.03 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.	~~64~~66
7.04 Litigation	~~65~~67
7.05 True and Complete Disclosure	~~65~~67
7.06 Use of Proceeds	~~65~~68
7.07 Taxes	~~65~~68
7.08 Compliance with ERISA	~~65~~68
7.09 Property	~~66~~69
7.10 Investment Company Act	~~66~~69
7.11 Environmental Matters	~~66~~69
7.12 Intellectual Property, Licenses, Franchises and Formulas	~~67~~70
7.13 Anti-Corruption Laws and Sanctions	70

SECTION 8. AFFIRMATIVE COVENANTS	~~67~~70

8.01 Information Covenants	~~67~~70
8.02 Books and Records	~~69~~72
8.03 Maintenance of Insurance	~~69~~72
8.04 Corporate Franchises	~~69~~72
8.05 Compliance with Statutes, etc.	~~70~~73
8.06 ERISA	~~70~~73
8.07 End of Fiscal Years; Fiscal Quarters	~~70~~73
8.08 Maintenance of Properties	~~70~~73
8.09 Payment of Taxes	~~70~~73

(ii)

SECTION 9. NEGATIVE COVENANTS	~~71~~74

9.01 Liens	~~71~~74
9.02 Consolidation, Merger, Sale of Assets, Lease Obligations, etc.	~~74~~77
9.03 Restricted Payments	~~75~~78
9.04 Maximum Consolidated Leverage Ratio	~~76~~79
9.05 Business	~~76~~79
9.06 Transaction with Affiliates	~~76~~79
9.07 Use of Proceeds	79

SECTION 10. EVENTS OF DEFAULT	~~76~~79

10.01 Payments	~~76~~79
10.02 Representations, etc.	~~76~~80
10.03 Covenants	~~76~~80
10.04 Default Under Other Agreements	~~77~~80
10.05 Bankruptcy, etc.	~~77~~80
10.06 ERISA	~~78~~81
10.07 Guaranty	~~78~~81
10.08 Judgments	~~78~~81
10.09 Change of Control	~~78~~81

SECTION 11. DEFINITIONS AND ACCOUNTING TERMS	~~79~~82

11.01 Defined Terms	~~79~~82

SECTION 12. THE AGENTS	~~133~~139

12.01 Appointment	~~133~~139
12.02 Nature of Duties	~~133~~139
12.03 Lack of Reliance on the Agents	~~134~~140
12.04 Certain Rights of the Agents	~~134~~140
12.05 Reliance	~~135~~141
12.06 Indemnification	~~135~~141
12.07 Each Agent in its Individual Capacity	~~135~~141
12.08 Holders	~~135~~141
12.09 Resignation by, or Removal of, the Agents	~~135~~142

SECTION 13. MISCELLANEOUS	~~136~~142

13.01 Payment of Expenses, etc.	~~136~~142
13.02 Right of Setoff	~~138~~144
13.03 Notices	~~138~~145
13.04 Benefit of Agreement; Assignments; Participations	~~139~~145
13.05 No Waiver; Remedies Cumulative	~~142~~148
13.06 Payments Pro Rata	~~142~~149
13.07 Calculations; Computations	~~143~~149
13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~144~~150
13.09 Counterparts	~~145~~151

(iii)

13.10 Effectiveness	~~146~~152
13.11 Headings Descriptive	~~146~~152
13.12 Amendment or Waiver; etc.	~~146~~152
13.13 Survival	~~153~~159
13.14 Domicile of Loans	~~153~~159
13.15 Register	~~153~~159
13.16 Judgment Currency	~~154~~160
13.17 Confidentiality	~~154~~161
13.18 Patriot Act	~~156~~162
13.19. Interest Rate Limitation	~~156~~162
13.20. No Fiduciary Duty	~~156~~163

SECTION 14. GUARANTY	~~157~~164

14.01 The Guaranty	~~157~~164
14.02 Bankruptcy	~~158~~164
14.03 Nature of Liability	~~158~~164
14.04 Independent Obligation	~~158~~165
14.05 Authorization	~~158~~165
14.06 Reliance	~~159~~166
14.07 Subordination	~~160~~166
14.08 Waiver	~~160~~167
14.09 Payments	~~161~~168
14.10 Consent to Additional Obligations	~~161~~168

(iv)

SCHEDULE I-A	Commitments
SCHEDULE I-B	Alternate Currency Revolving Loan Sub-Commitments
SCHEDULE I-C	Alternate Currency Revolving Loan Borrowers on the Fourth Amendment Effective Date
SCHEDULE II	Lender Addresses and Applicable Lending Offices
SCHEDULE III	Certain Provisions Relating to Bankers’ Acceptances
SCHEDULE IV	~~Calculation of the Mandatory Costs~~[Reserved]
SCHEDULE V	Enforceability Reservations
SCHEDULE 1.15(b)	Existing Bankers’ Acceptances
SCHEDULE 2.01(c)	Existing Letters of Credit
SCHEDULE 9.01	Existing Liens

EXHIBIT A	Notice of Borrowing
EXHIBIT B	Notice of Competitive Bid Borrowing
EXHIBIT C	Note to be Issued to Mexican Pesos Swingline Lender
EXHIBIT D	Letter of Credit Request
EXHIBIT E	~~Section 4.04(b)(ii)~~Tax Compliance Certificate
EXHIBIT F	[Reserved]
EXHIBIT G	Officers’ Certificate
EXHIBIT H-1	Election to Become an Alternate Currency Revolving Loan Borrower
EXHIBIT H-2	Election to Become a Domestic Dollar Revolving Loan Borrower
EXHIBIT I	Assignment and Assumption Agreement
EXHIBIT J	Incremental Revolving Loan Commitment Agreement
EXHIBIT K	Bank Credit Bill

(v)

CREDIT AGREEMENT, dated as of November 30, 2012, as amended through the Fourth Amendment Effective Date, among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), each additional Domestic Dollar Revolving Loan Borrower from time to time party hereto, each additional Alternate Currency Revolving Loan Borrower from time to time party hereto, the Lenders party hereto from time to time, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), CITIGROUP GLOBAL MARKETS INC., as Syndication Agent (in such capacity, together with its successors in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., HSBC BANK USA, NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION as Documentation Agents (each, in such capacity, together with its successors in such capacity, a “Documentation Agent”, and collectively the “Documentation Agents”) and THE BANK OF NOVA SCOTIA, BARCLAYS BANK PLC, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, ~~MORGAN STANLEY MUFG LOAN PARTNERS, LLC,~~ ROYAL BANK OF CANADA~~, THE BANK OF NOVA SCOTIA~~, THE ROYAL BANK OF SCOTLAND PLC ~~and~~, U.S. BANK, NATIONAL ASSOCIATION, SUNTRUST BANK and SANTANDER BANK, N.A., as Co-Documentation Agents (each, in such capacity, together with its successors in such capacity, a “Co-Documentation Agent”, and collectively the “Co-Documentation Agents”) and ~~GOLDMAN SACHS BANK USA,~~ INTESA SANPAOLO S.p.A – NEW YORK BRANCH~~, MIZUHO CORPORATE BANK, LTD., SUMITOMO MITSUI BANKING CORPORATION and SUNTRUST BANK,~~ as Senior Managing Agent~~s~~ (~~each,~~ in such capacity, ~~together with its successors in such capacity, a~~the “Senior Managing Agent~~”, and collectively the “Senior Managing Agents~~”) (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Amount and Terms of Credit

1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein (including, on and after the initial Incremental Revolving Loan Commitment Date, in Section 1.19), (x) each RL Lender severally agrees, at any time and from time to time during the Revolving Credit Period, to make a revolving loan or revolving loans in Dollars to the respective Domestic Dollar Revolving Loan Borrower requesting the same (each, a “Domestic Dollar Revolving Loan” and, collectively, the “Domestic Dollar Revolving Loans”) and (y) each Alternate Currency RL Lender with an Alternate Currency Revolving Loan Sub-Commitment relating to a given Alternate Currency Revolving Loan Sub-Tranche severally agrees, at any time and from time to time during the Revolving Credit Period, to make a revolving loan or revolving loans to the respective Alternate Currency Revolving Loan Borrower under such Alternate Currency Revolving Loan Sub-Tranche in the respective Available Currency elected by such

Alternate Currency Revolving Loan Borrower (each, an “Alternate Currency Revolving Loan” and, collectively, the “Alternate Currency Revolving Loans”) (with the revolving loans made to the various Borrowers pursuant to this Section 1.01(a) each being herein called a “Revolving Loan” and, collectively, the “Revolving Loans”), which Revolving Loans:

(i) shall, in the case of Domestic Dollar Revolving Loans, at the option of the respective Domestic Dollar Revolving Loan Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided herein, all Domestic Dollar Revolving Loans comprising the same Borrowing shall be of the same Type;

(ii) shall, in the case of Alternate Currency Revolving Loans, be made and maintained in the respective Available Currency elected by the respective Alternate Currency Revolving Loan Borrower, provided that (I) all Canadian Dollar Revolving Loans shall, at the option of the respective Alternate Currency Revolving Loan Borrower, be made by each Alternate Currency RL Lender with a Primary Alternate Currency Revolving Loan Sub-Commitment either by means of (x) Canadian Prime Rate Loans in Canadian Dollars or (y) the creation and discount of Bankers’ Acceptances in Canadian Dollars on the terms and conditions provided for herein and in Schedule III hereto (the terms and conditions of which shall be deemed incorporated by reference into this Agreement); and (II) all Foreign Dollar Revolving Loans shall, at the option of the respective Foreign Dollar Revolving Loan Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, further, that except as otherwise specifically provided herein, all Foreign Dollar Revolving Loans comprising the same Borrowing shall be of the same Type;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not, in the case of Alternate Currency Revolving Loans made under a given Alternate Currency Revolving Loan Sub-Tranche by any Alternate Currency RL Lender, be made at any time if, at the time of making any such Alternate Currency Revolving Loans and after giving effect thereto, the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of such Alternate Currency RL Lender relating to such Alternate Currency Revolving Loan Sub-Tranche would exceed the Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender relating to such Alternate Currency Revolving Loan Sub-Tranche at such time;

(v) shall not, in the case of Domestic Dollar Revolving Loans made under the Domestic Dollar Revolving Loan Sub-Commitments by any RL Lender, be made at any time if, at the time of making any such Domestic Dollar Revolving Loans and after giving effect thereto, the Individual Domestic Dollar Revolving Loan Sub-Commitment Credit Exposure of such RL Lender would exceed the Domestic Dollar Revolving Loan Sub-Commitment of such RL Lender at such time;

(vi) ~~[reserved];~~shall not, in the case of Revolving Loans made by any Lender which is a Swingline Lender (or whose affiliate is a Swingline Lender), be made at any time if, at the time of making of any such Revolving Loan and after giving effect thereto, the Individual Swingline Lender Revolving Credit Exposure of such Lender would exceed the Revolving Loan Commitment of such Lender at such time;

(vii) shall not, in the case of Alternate Currency Revolving Loans, be made at any time if, after giving effect thereto, the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 at such time; and

(viii) shall not, in the case of all Revolving Loans, be made at any time if, after giving effect thereto, (x) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment at such time or (y) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect.

(b) (i) Subject to and upon the terms and conditions set forth herein, ~~the~~each Domestic Dollar Swingline Lender agrees to make, from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Domestic Dollar Swingline Loan” and, collectively, the “Domestic Dollar Swingline Loans”) to the respective Domestic Dollar Revolving Loan Borrower requesting the same, which Domestic Dollar Swingline Loans (A) shall be made and maintained in Dollars, (B) shall be made and maintained as Base Rate Loans, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not be made (or be required to be made) on any date if, after giving effect thereto, (x) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (y) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect, ~~or~~ (z) the Individual Domestic Dollar Revolving Loan Sub-Commitment Credit Exposure of any RL Lender would exceed the Domestic Dollar Revolving Loan Sub-Commitment of such RL Lender or (aa) the Individual Swingline Lender Revolving Credit Exposure of any Swingline Lender would exceed its (or its affiliate’s) Revolving Loan Commitment then in effect, and (E) shall not exceed in aggregate principal amount at any time outstanding the Maximum Dollar Swingline Amount.

(ii) Subject to and upon the terms and conditions set forth herein,~~the~~ each Foreign Dollar Swingline Lender agrees to make, from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Foreign Dollar Swingline Loan” and, collectively, the “Foreign Dollar Swingline Loans”) to the respective Alternate Currency Revolving Loan Borrower requesting the same, which Foreign Dollar Swingline Loans (A) shall be made and maintained in Dollars, (B) shall be made and maintained as Base Rate Loans, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not be made (or be required to be made) on any date if, after giving effect thereto, (w) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (x) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect, (y) the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of any Alternate Currency RL Lender relating to the Primary Alternate Currency Revolving Loan Sub-Tranche would exceed the Primary Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender ~~or~~, (z) the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 or (aa) the Individual Swingline Lender Revolving Credit Exposure of any Swingline Lender would exceed its (or its affiliate’s) Revolving Loan Commitment then in effect, and (E) shall not exceed, together with all other Alternate Currency Swingline Loans that are outstanding at such time, an aggregate principal amount at any time outstanding equal to the Maximum Alternate Currency Swingline Amount.

(iii) Subject to and upon the terms and conditions set forth herein, ~~the~~each Euro Swingline Lender agrees to make, from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Euro Swingline Loan” and, collectively, the “Euro Swingline Loans”) to the respective Alternate Currency Revolving Loan Borrower requesting the same, which Euro Swingline Loans (A) shall be made and maintained in Euros, (B) shall bear interest based on EURIBOR, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not be made (or be required to be made) on any date if, after giving effect thereto, (w) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (x) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect, (y) the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of any Alternate Currency RL Lender relating to the Primary Alternate Currency Revolving Loan Sub-Tranche would exceed the Primary Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender ~~or~~, (z) the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 or (aa) the Individual Swingline Lender Revolving Credit Exposure of any Swingline Lender would exceed its (or its affiliate’s) Revolving Loan Commitment then in effect, and (E) shall not exceed, together with all other Alternate Currency Swingline Loans that are outstanding at such time, an aggregate principal amount at any time outstanding equal to the Maximum Alternate Currency Swingline Amount.

(iv) Subject to and upon the terms and conditions set forth herein, ~~the~~each Canadian Dollar Swingline Lender agrees to make, from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Canadian Dollar Swingline Loan” and, collectively, the “Canadian Dollar Swingline Loans”) to the respective Alternate Currency Revolving Loan Borrower requesting the same, which Canadian Dollar Swingline Loans (A) shall be made and maintained in Canadian Dollars, (B) shall bear interest based on the Canadian Prime Rate, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not be made (or be required to be made) on any date if, after giving effect thereto, (w) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (x) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect, (y) the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of any Alternate Currency RL Lender relating to the Primary Alternate Currency Revolving Loan Sub-Tranche would exceed the Primary Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender ~~or~~, (z) the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 or (aa) the Individual Swingline Lender Revolving Credit Exposure of any Swingline Lender would exceed its (or its affiliate’s) Revolving Loan Commitment then in effect, and (E) shall not exceed, together with all other Alternate Currency Swingline Loans that are outstanding at such time, an aggregate principal amount at any time outstanding equal to the Maximum Alternate Currency Swingline Amount.

(v) Subject to and upon the terms and conditions set forth herein, ~~the~~each Sterling Swingline Lender agrees to make, from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Sterling Swingline Loan” and, collectively, the “Sterling Swingline Loans”) to the respective Alternate Currency Revolving Loan Borrower requesting the same, which Sterling Swingline Loans (A) shall be made and maintained in Pounds Sterling, (B) shall bear interest based on the Alternate Currency LIBOR Rate, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not be made (or be required to be made) on any date if, after giving effect thereto, (w) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (x) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect, (y) the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of any Alternate Currency RL Lender relating to the Primary Alternate Currency Revolving Loan Sub-Tranche would exceed the Primary Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender ~~or~~, (z) the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 or (aa) the Individual Swingline Lender Revolving Credit Exposure of any Swingline Lender would exceed its (or its affiliate’s) Revolving Loan Commitment then in effect, and (E) shall not exceed, together with all other Alternate Currency Swingline Loans that are outstanding at such time, an aggregate principal amount at any time outstanding equal to the Maximum Alternate Currency Swingline Amount.

(vi) Subject to and upon the terms and conditions set forth herein, the Mexican Pesos Swingline Lender agrees to make, from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Mexican Pesos Swingline Loan” and, collectively, the “Mexican Pesos Swingline Loans”) to the Mexican Alternate Currency Revolving Loan Borrower requesting the same, which Mexican Pesos Swingline Loans (A) shall be made and maintained in Mexican Peso, (B) shall bear interest based on the TIIE Rate, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not be made (or be required to be made) on any date if, after giving effect thereto, (w) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (x) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect, (y) the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of any Alternate Currency RL Lender relating to the Mexican Pesos Revolving Loan Sub-Tranche would exceed the Mexican Pesos Revolving Loan Sub-Commitment of such Alternate Currency RL Lender ~~or~~, (z) the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 or (aa) the Individual Swingline Lender Revolving Credit Exposure of any Swingline Lender would exceed its (or its affiliate’s) Revolving Loan Commitment then in effect, (E) shall not exceed, together with all other Alternate Currency Swingline Loans that are outstanding at such time, an aggregate principal amount at any time outstanding equal to the Maximum Alternate Currency Swingline Amount and (F) shall not exceed, together with all other Mexican Pesos Swingline Loans that are outstanding at such time, an aggregate principal amount at any time outstanding equal to the Maximum Mexican Pesos Swingline Amount.

No Swingline Lender shall be obligated to make any Swingline Loans at a time when any RL Lender has become a Defaulting Lender unless it is satisfied that the applicable Defaulting Lender’s participation in the outstanding Swingline Loans will be 100% covered by the Non-Defaulting Lenders as a result of a re-allocation pursuant to Section 1.21 (and participating interests in newly made Swingline Loans shall be allocated in a manner consistent with Section 1.21) or such Swingline Lender has entered into arrangements satisfactory to it to eliminate such Swingline Lender’s risk with respect to each Defaulting Lender’s participation in such Swingline Loans (to which arrangements each Lender hereby grants its consent), including by cash collateralizing such Defaulting Lender’s Domestic RL Dollar Percentage or applicable Alternate Currency RL Percentage, as applicable, of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”). Notwithstanding anything to the contrary contained in this Section 1.01(b), no Swingline Lender shall make any Swingline Loan after it has received written notice from any Borrower, the Administrative Agent or the Required Lenders stating that a Specified Default or an Event of Default exists and is continuing until such time as such Swingline Lender shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Specified Default or Event of Default by the Required Lenders or (iii) that the Administrative Agent in good faith believes such Specified Default or Event of Default has ceased to exist.

(c) On any Business Day, any Swingline Lender may, in its sole discretion, give notice to (i) in the case of a Domestic Dollar Swingline Loan, each RL Lender and (ii) in the case of an Alternate Currency Swingline Loan, each Alternate Currency RL Lender with an Alternate Currency Revolving Loan Sub-Commitment relating to the respective Alternate Currency Revolving Loan Sub-Tranche under which such Alternate Currency Swingline Loan was made, that its outstanding Swingline Loans shall be funded with a Borrowing by the applicable Borrower of, in the case of a Domestic Dollar Swingline Loan, Domestic Dollar Revolving Loans and, in the case of an Alternate Currency Swingline Loan, Alternate Currency Revolving Loans in the Alternate Currency in which such Alternate Currency Swingline Loan was made (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Specified Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10). In such case (i) in the case of a Domestic Dollar Swingline Loan, a Borrowing (or Borrowings) of Domestic Dollar Revolving Loans by the relevant Domestic Dollar Revolving Loan Borrower constituting Base Rate Loans in an amount equal to the outstanding amount of the relevant Swingline Loans and (ii) in the case of an Alternate Currency Swingline Loan, a Borrowing (or Borrowings) of Alternate Currency Revolving Loans (bearing interest at the rate borne by the applicable Alternate Currency Swingline Loan and, if applicable, having an Interest Period not to exceed 10 Business Days) in the Alternate Currency in which such Alternate Currency Swingline Loan was made by the relevant Alternate Currency Revolving Loan Borrower (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by, in the case of a Domestic Dollar Swingline Loan, all RL Lenders or, in the case of an Alternate Currency Swingline Loan, all Alternate Currency RL Lenders with an Alternate Currency Revolving Loan Sub-Commitment relating to the respective Alternate Currency Revolving Loan Sub-Tranche under which such Alternate Currency Swingline Loan was made (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each such Lender’s Domestic RL Dollar Percentage or Alternate Currency RL Percentage of the relevant Alternate Currency Revolving Sub-Tranche, as applicable, or, if a Sharing Event then exists, pro rata based on each RL Lender’s RL Percentage (in each case determined on such date, but before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be (i) in the case of a Domestic Dollar Swingline Loans, applied directly to the Domestic Dollar Swingline Lender to repay the Domestic Dollar Swingline Lender for such outstanding Swingline Loans and (ii) in the case of an Alternate Currency Swingline Loan, applied directly to repay the relevant Alternate Currency Swingline Lender for such outstanding Alternate Currency Swingline Loans. Each RL Lender and each Alternate Currency RL Lender hereby irrevocably agrees to make Domestic Dollar Revolving Loans or Alternate Currency Revolving Loans, as applicable, upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the relevant Swingline Lender notwithstanding (i) that the amount of any Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Specified Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Total Alternate Currency Revolving Sub-Commitment at such time. If any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Corporation or the applicable Borrower), then each such Domestic Dollar RL Lender or Alternate Currency RL Lender, as applicable, hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Corporation or other applicable Borrower on or after such date and prior to such purchase), in the case of a Domestic Dollar Swingline Loan, from the Domestic Dollar Swingline Lender such participations in the outstanding Domestic Dollar Swingline Loans as shall be necessary to cause such Domestic Dollar RL Lenders to share in such Domestic Dollar Swingline Loans ratably based upon their respective Domestic RL Dollar Percentages and, in the case of an Alternate Currency Swingline Loan, from the applicable Alternate Currency Swingline Lender such participations in the outstanding Alternate Currency Swingline Loans as shall be necessary to cause such Alternate Currency RL Lenders to share in such Alternate Currency Swingline Loans ratably based upon their respective Alternate Currency RL Percentages of the applicable Alternate Currency Revolving Loan Sub-Tranche under which such Alternate Currency Swingline Loan was made, or, if a Sharing Event exists on the date otherwise required above, pro rata based upon their respective RL Percentages (in each case determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on any Swingline Loans shall be for the account of the relevant Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender or Alternate Currency RL Lender, as applicable, shall be required to pay the relevant Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the respective participation would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate (in the case of Dollars) or the relevant Euro Rate (as determined on the basis of the proviso in the definition of the relevant Euro Rate or the relevant Alternate Currency Non-LIBOR Rate, as applicable (in the case of currencies other than Dollars) for the first day and at the rate otherwise applicable to the applicable Swingline Loan for each day thereafter.

(d) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees that any Borrower may, in accordance with the procedures established pursuant to Section 1.04, incur a loan or loans (each, a “Competitive Bid Loan” and, collectively, the

“Competitive Bid Loans”), denominated in an Available Currency requested by such Borrower, pursuant to a Competitive Bid Borrowing at any time and from time to time on and after the Effective Date and prior to the date which is the Business Day preceding the date which is 30 days prior to the Maturity Date, provided that (i) no Competitive Bid Loan may be made if, after giving effect thereto, the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 and (ii) no Competitive Bid Loan may be made if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect. Within the foregoing limits and subject to the terms and conditions set forth in Sections 1.04 and 6, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

(e) JPMORGAN CHASE BANK, N.A. shall cause Banco J.P. Morgan S.A. to execute and deliver Bank Credit Bills, from time to time, with the New Alternate Currency Revolving Loan Borrower to evidence the Brazilian Reais Revolving Loan Sub-Commitment and the Brazilian Reais Revolving Loans made under the Credit Agreement. The terms of the Brazilian Reais Revolving Loans made under the Brazilian Reais Revolving Sub-Commitment shall be governed solely by such Bank Credit Bills, other than with respect to (i) the allocation of Commitments resulting from the Brazilian Reais Revolving Loans, which shall be governed by the Credit Agreement (as amended hereby) or (ii) the terms of the Credit Agreement (as amended hereby) that are specifically incorporated in a Bank Credit Bill. Both JPMORGAN CHASE BANK, N.A., in its own capacity and as Administrative Agent, and Banco J.P. Morgan S.A. agree that they will only pursue remedies against the New Alternate Currency Revolving Loan Borrower with respect to any Brazilian Reais Revolving Loan and any Brazilian Reais Revolving Loan Sub-Commitments to the extent explicitly provided for under the terms of a Bank Credit Bill and will not pursue remedies against the New Alternate Currency Revolving Loan Borrower under the Credit Agreement or the Guaranty provided for therein.

1.02 Minimum Amount of Each Borrowing. The aggregate principal amount (or Face Amount, as applicable) of each Borrowing of Loans shall not be less than the respective Minimum Borrowing Amount for the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing; provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(c). More than one Borrowing may occur on the same date, but at no time (except as a result of Mandatory Borrowings) shall there be outstanding more than (i) ten Borrowings of Domestic Dollar Revolving Loans maintained as Eurodollar Loans, (ii) five Borrowings of Alternate Currency Revolving Loans under a given Alternate Currency Revolving Loan Sub-Tranche maintained as Euro Rate Loans and/or Bankers’ Acceptance Loans (or, in the case of Other Permitted LIBOR-Based Alternate Currency Revolving Loans incurred in a given Other Permitted LIBOR-Based Alternate Currency, five Borrowings of such Other Permitted LIBOR-Based Alternate Currency Revolving Loans incurred in such Other Permitted LIBOR-Based Alternate Currency), and (iii) five Borrowings of Permitted Non-LIBOR-Based Alternate Currency Revolving Loans incurred in a given Permitted Non-LIBOR-Based Alternate Currency.

1.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur Loans hereunder (excluding (w) Borrowings of Swingline Loans, (x) Borrowings of Revolving Loans incurred pursuant to a Mandatory Borrowing, (y) Borrowings of Competitive Bid Loans and (z) Borrowings of Canadian Prime Rate Loans to the extent resulting from automatic conversions of

Bankers’ Acceptance Loans as provided in clause (i) of Schedule III), (i) in the case of a Base Rate Loan to be incurred hereunder, it shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) at the Notice Office on the Business Day of such proposed Borrowing, (ii) in the case of a Canadian Base Rate Loan to be incurred hereunder, it shall give the Administrative Agent at the Notice Office at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing), and (iii) in the case of a Euro Rate Loan, Bankers’ Acceptance Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan to be incurred hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing); provided that any such notice shall be deemed to have been given on a certain day only (i) in the case of a Canadian Base Rate Loan, Euro Rate Loan, Bankers’ Acceptance Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, if given before 4:00 p.m. (New York time) on such day and (ii) in the case of a Base Rate Loan, if given before 11:00 a.m. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.11, shall be irrevocable and shall be given by the respective Borrower in the form of Exhibit A, appropriately completed to specify (i) the name of such Borrower, (ii) the purpose of such Borrowing, (iii) the aggregate principal amount (or Face Amount, as the case may be) of the Loans to be incurred pursuant to such Borrowing (stated in the relevant Available Currency), (iv) the date of such Borrowing (which shall be a Business Day), (v) in the case of Canadian Dollar Revolving Loans, whether the Canadian Dollar Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Canadian Prime Rate Loans or Bankers’ Acceptance Loans and, if Bankers’ Acceptance Loans, the term thereof (which shall comply with the requirements of clause (a) of Schedule III), (vi) in the case of Euro Rate Loans, the initial Interest Period to be applicable thereto, (vii) in the case of Permitted Non-LIBOR Rate Alternate Currency Revolving Loans, the initial Non-LIBOR-Based Interest Period applicable thereto, (viii) in the case of Alternate Currency Revolving Loans, the specific Alternate Currency Revolving Loan Sub-Tranche pursuant to which such Alternate Currency Revolving Loans are to be incurred, and (ix) in the case of Dollar Revolving Loans, whether the Dollar Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans. The Administrative Agent shall promptly give each Lender which is required to make Loans specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)(i) Whenever a Borrower desires to incur Swingline Loans hereunder, it shall give each of the Administrative Agent and the relevant Swingline Lender (i) in the case of a Domestic Dollar Swingline Loan or Canadian Dollar Swingline Loan, not later than 1:00 P.M. (New York time), (ii) in the case of a Euro Swingline Loan or Sterling Swingline Loan, not later than 11:00 A.M. (London time) and (iii) in the case of a Mexican Pesos Swingline Loan, not later than 12:00 P.M. (noon) Mexico City time, in each case on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (C) if applicable, the Interest Period therefor. Each Borrowing of Swingline Loans (other than Borrowings of Mexican Pesos Swingline Loans) shall be made ratably by the Swingline Lenders having Commitments

(or whose Affiliates have Commitments) under the applicable Sub-Commitments (such ratable portion to be calculated based upon such Swingline Lender’s (or its Affiliate’s) Commitment under such Sub-Commitments).

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings by it as set forth in Section 1.01(c).

(c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the respective Swingline Lender (in the case of a Borrowing of Swingline Loans) or the respective Issuing Bank (in the case of issuances of Letters of Credit), as the case may be, may act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be, in good faith to be from an Authorized Officer of such Borrower (or of the Corporation) prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent’s, such Swingline Lender’s or such Issuing Bank’s record of the terms of such telephonic notice.

1.04 Competitive Bid Borrowings. (a) Whenever a Borrower desires to incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent at the Notice Office (i) in the case of Competitive Bid Loans denominated in Dollars, prior to 12:00 Noon (New York time) and (ii) in the case of Competitive Bid Loans denominated in any other Alternate Currency, prior to 12:00 Noon (London time), in each case at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, a written notice substantially in the form of Exhibit B (each, a “Notice of Competitive Bid Borrowing”), such notice to specify in each case (i) the date (which shall be a Business Day) of the proposed Competitive Bid Borrowing, (ii) the aggregate principal amount of the proposed Competitive Bid Borrowing (stated in the relevant Available Currency), which shall not be less than the Minimum Borrowing Amount applicable thereto, (iii) the maturity date (each, a “Competitive Bid Loan Maturity Date”) for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than seven days after the date of such Competitive Bid Borrowing or later than 360 days after the date of such Competitive Bid Borrowing (but in no event later than the thirtieth day preceding the Maturity Date)), (iv) the interest payment date or dates relating thereto (which shall be at least every three months in the case of maturities in excess of three months), and (v) any other terms to be applicable to such Competitive Bid Borrowing (although all Competitive Bid Borrowings shall be required to be made, and maintained, in an Available Currency). The Administrative Agent shall promptly notify each Bidder RL Lender of each such request for a Competitive Bid Borrowing received by it from a Borrower by transmitting (by way of facsimile) to each such Bidder RL Lender a copy of the related Notice of Competitive Bid Borrowing.

(b) Each Bidder RL Lender shall, if in its sole discretion it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the respective Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder RL Lender in its sole discretion and determined by such Bidder RL Lender independently of each other Bidder RL Lender, by notifying the Administrative Agent in writing (which notice shall be promptly distributed to the respective Borrower, provided that the Administrative Agent shall not be liable to any Bidder RL Lender or to the respective Borrower for failure to distribute any such notice to the respective Borrower unless such failure resulted from the gross negligence or willful misconduct on the part of the Administrative Agent (as determined by a court of competent jurisdiction)), before (i) in the case of Competitive Bid Loans denominated in Dollars, 10:00 A.M. (New York time) and (ii) in the case of Competitive Bid Loans denominated in any other Alternate Currency, prior to 10:00 A.M. (London time), in each case on the date (the “Reply Date”) which is two Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount, if any, and maximum amount of each Competitive Bid Loan which such Bidder RL Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(d), exceed such Bidder RL Lender’s Revolving Loan Commitment (and any relevant Alternate Currency Revolving Loan Sub-Commitment)), and the rate or rates of interest therefor; provided that if the Person then acting as Administrative Agent in its capacity as a Bidder RL Lender shall, in its sole discretion, elect to make any such offer, it shall notify the respective Borrower in writing of such offer before 9:30 A.M. (New York time) or 9:30 A.M. (London time), as the case may be, on the Reply Date. If any Bidder RL Lender shall elect not to make such an offer, such Bidder RL Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York time) or 10:00 A.M. (London time), as the case may be, on the Reply Date, and such Bidder RL Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Bidder RL Lender to give such notice shall not cause such Bidder RL Lender to be obligated to, and such Bidder RL Lender shall not, make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

(c) The respective Borrower shall, in turn, before 12:00 Noon (New York time) or 12:00 Noon (London time), as the case may be, on the Reply Date, either:

(1) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice (in writing or by telephone promptly confirmed in writing) to that effect; or

(2) accept one or more of the offers made by any Bidder RL Lender or Bidder RL Lenders pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, if any, and equal to or less than the maximum amount, notified to the respective Borrower by the Administrative Agent on behalf of each such Bidder RL Lender for such Competitive Bid Borrowing) and reject any remaining offers made by Bidder RL Lenders pursuant to clause (b) above by giving the Administrative Agent notice to that effect; provided that acceptance of offers may only be made on the basis of ascending Absolute Rates commencing with the lowest rate so offered; provided further, however, if offers are made by two or more Bidder RL Lenders at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the respective Borrower, the respective Borrower shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum amounts, if any, and maximum amounts specified for each such offer pursuant to clause (b) above), as the respective Borrower may elect in its sole discretion.

(d) If the respective Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is canceled pursuant to clause (c)(1) above, the Administrative Agent shall give prompt written notice thereof to the Bidder RL Lenders and such Competitive Bid Borrowing shall not be made.

(e) If the respective Borrower accepts one or more of the offers made by any Bidder RL Lender or Bidder RL Lenders pursuant to clause (c)(2) above, the Administrative Agent shall in turn promptly notify (in writing or by telephone confirmed in writing) (x) each Bidder RL Lender that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing (stated in the relevant Available Currency) and whether or not any offer or offers made by such Bidder RL Lender pursuant to clause (b) above have been accepted by the respective Borrower and (y) each Bidder RL Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder RL Lender as part of such Competitive Bid Borrowing (stated in the relevant Available Currency).

(f) On the last Business Day of each calendar quarter, the Administrative Agent shall notify the respective Borrower and the RL Lenders of the aggregate principal amount of Competitive Bid Loans outstanding to the respective Borrower at such time.

1.05 Disbursement of Funds. No later than 12:00 Noon (local time in the city in which the proceeds of such Loans are to be made available in accordance with the terms hereof) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than (i) 4:00 P.M. (New York time) in the case of Domestic Dollar Swingline Loans and Canadian Dollar Swingline Loans, (ii) 4:00 P.M. (Mexico City time) in the case of Mexican Pesos Swingline Loans, and (iii) 4:00 P.M. (London time) in the case of Euro Swingline Loans and Sterling Swingline Loans, in each case, on the date specified in Section 1.03(b)(i), (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c) or (z) in the case of Competitive Bid Loans, no later than 12:00 Noon (local time in the city in which the proceeds of such Competitive Bid Loan are to be made available in accordance with the terms hereof) on the date specified pursuant to Section 1.04(a)), each Lender will make available its pro rata portion (determined in accordance with Section 1.08) of each such Borrowing requested to be made on such date (or (x) in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof and (y) in the case of Competitive Bid Loans, the respective Bidder RL Lenders which are to make Competitive Bid Loans in accordance with Section 1.04(e) shall make available their respective amounts thereof) in the manner provided below. All such amounts will be made available in Dollars (in the case of Dollar Loans) or other applicable Alternate Currency (in the case of Non-Dollar Alternate Currency Loans), as the case may be, and in immediately available funds at the appropriate Payment Office of the Administrative Agent, and the Administrative Agent will make available to the relevant Borrower by depositing to its relevant account as directed by such Borrower, the aggregate of the amounts so made available by the Lenders in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the respective Borrower and, to the extent such corresponding amount has previously been disbursed to such Borrower, such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or such Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate as in effect from time to time for the first three days and the interest rate applicable to Dollar Revolving Loans maintained as Base Rate Loans for each day thereafter (or, in the case of an Alternate Currency Revolving Loan in a given Non-Dollar Alternate Currency, the relevant Euro Rate (as determined on the basis provided in the proviso in the definition of the relevant Euro Rate) or relevant Alternate Currency Non-LIBOR Rate, as applicable, for the first three days and the interest rate applicable to such Alternate Currency Revolving Loan for each day thereafter) and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.09. Nothing in this Section 1.05 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Lender as a result of any failure by such Lender to make Loans required to be made by it hereunder.

1.06 Evidence of Debt. (a) Any Lender may request that any Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower or Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and in the case of the promissory note to the Mexican Pesos Swingline Lender, in the form of Exhibit C hereto. The terms of each Competitive Bid Loan shall be evidenced by the respective correspondence between the respective Borrower thereof and the respective Bidder RL Lender pursuant to Section 1.04 and, unless otherwise agreed by the respective Borrower and the respective Bidder RL Lender or unless the respective Bidder RL Lender makes a request pursuant to the preceding sentence, Competitive Bid Loans shall not be evidenced by promissory notes.

(b) Each Lender will note on its internal records the amount of each Loan made by it to each Borrower and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans (including, without limitation, the Face Amount of any Bankers’ Acceptances) evidenced thereby. Failure to make any such notation, or any error in such notation, shall not affect any Borrower’s obligations in respect of such Loans. Each Lender’s internal records of the amount of each Loan made by it and each payment in respect thereof shall be final and conclusive absent manifest error.

(c) No failure of any Lender to request or obtain a Note evidencing its Loans of any Tranche or to any Borrower shall affect or in any manner impair the obligations of the respective Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the guaranties therefor provided pursuant to the various Credit Documents.

1.07 Conversions. (a) Each Dollar Revolving Loan Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount (for the Type of Dollar Revolving Loan into which the conversion is being made), of the outstanding principal amount of Dollar Revolving Loans made to such Dollar Revolving Loan Borrower pursuant to one or more Borrowings of one or more Types of Dollar Revolving Loans into a Borrowing of another Type of Dollar Revolving Loan, provided that, (i) Dollar Revolving Loans shall not be permitted to be converted into Non-Dollar Alternate Currency Revolving Loans, (ii) if Eurodollar Loans are converted into Base Rate Loans on a date other than the last day of an Interest Period applicable to the Dollar Revolving Loans being converted, the respective Dollar Revolving Loan Borrower shall compensate the applicable Lenders for any breakage costs incurred in connection therewith as set forth in Section 1.12, (iii) no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount for Eurodollar Loans, (iv) unless the Required Lenders otherwise agree, Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default exists on the date of conversion, and (v) no conversion pursuant to this Section 1.07 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the respective Dollar Revolving Loan Borrower giving the Administrative Agent at the Notice Office, prior to 4:00 p.m. (New York time), at least three Business Days’ prior notice (each, a “Notice of Conversion”) specifying the Borrowing or Borrowings pursuant to which such Dollar Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Dollar Revolving Loans.

(b) Each Alternate Currency Revolving Loan Borrower shall be entitled: (i) to convert from time to time any Borrowing of Canadian Prime Rate Loans then outstanding into a Borrowing of Bankers’ Acceptance Loans in an aggregate Face Amount equal to the aggregate principal amount (in Canadian Dollars) of the outstanding Canadian Prime Rate Loans pursuant to such Borrowing, provided that the applicable Alternate Currency Revolving Loan Borrower shall pay the proceeds of such Bankers’ Acceptance Loans, together with such additional funds as may be required, to the Administrative Agent for the account of the relevant Alternate Currency RL Lenders to repay such Borrowing of outstanding Canadian Prime Rate Loans, and provided further that such Canadian Prime Rate Loans are repaid and such Bankers’ Acceptance Loans are obtained, in each case in accordance with Section 1, Schedule III and any other applicable provisions of this Agreement; and (ii) contemporaneously with the maturity of any outstanding Bankers’ Acceptance Loans, to obtain Bankers’ Acceptance Loans or Canadian Prime Rate Loans in an aggregate Face Amount or principal amount, as the case may be, equal to the aggregate Face Amount of such maturing Bankers’ Acceptance Loans, provided that the applicable Alternate Currency Revolving Loan Borrower shall pay the proceeds of such new Canadian Dollar Revolving Loan, together with such additional funds as may be required, to the

Administrative Agent for the account of the relevant Alternate Currency RL Lenders to repay such maturing Bankers’ Acceptance Loans, and provided further that such new Canadian Dollar Revolving Loans are obtained in accordance with Section 1, Schedule III and any other applicable provisions of this Agreement.

(c) Mandatory conversions of Bankers’ Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in clause (i) of Schedule III. Except as otherwise provided under Section 1.17, Bankers’ Acceptance Loans shall not be permitted to be converted into any other Type of Loan prior to the maturity date of the respective Bankers’ Acceptance Loan.

1.08 Pro Rata Borrowings. (i) Subject to the provisions of Section 1.17(c) and, in the case of Mandatory Borrowings, Section 1.01(c), all Borrowings of Domestic Dollar Revolving Loans under this Agreement (including all Mandatory Borrowings) shall be incurred from the RL Lenders pro rata on the basis of their Domestic RL Dollar Percentages and (ii) subject, in the case of Mandatory Borrowings, to Section 1.01(c), all Borrowings of Alternate Currency Revolving Loans in a given Alternate Currency made pursuant to a given Alternate Currency Revolving Loan Sub-Tranche shall be incurred from the Alternate Currency RL Lenders pro rata on the basis of their Alternate Currency RL Percentages relating to such Alternate Currency Revolving Loan Sub-Tranche. No Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

1.09 Interest. (a) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan (including any Swingline Loan that is a Base Rate Loan) made to it from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration, prepayment or otherwise) and (y) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.07, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration, prepayment or otherwise) and (y) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.07, 1.10 or 1.11, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the Eurodollar Rate for such Interest Period.

(c) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan and each Canadian Dollars Swingline Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower (which shall, in the case of a conversion pursuant to clause (i) of Schedule III, be deemed to be the date upon which a maturing Bankers’ Acceptance is converted into a Canadian Prime Rate Loan pursuant to said clause (i), with the proceeds thereof to be equal to the full Face Amount of the maturing Bankers’ Acceptances) until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Canadian Prime Rate, each as in effect from time to time.

(d) With respect to Bankers’ Acceptance Loans, Acceptance Fees shall be payable in connection therewith as provided in clause (g) of Schedule III. Until maturity of the respective Bankers’ Acceptances, interest shall not otherwise be payable with respect thereto.

(e) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Sterling Revolving Loan and each Sterling Swingline Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency LIBOR Rate for such Interest Period ~~plus any Mandatory Costs~~.

(f) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Revolving Loan and each Euro Swingline Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus EURIBOR for such Interest Period ~~plus any Mandatory Costs~~.

(g) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Australian Dollar Revolving Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant BBSY Rate for such Interest Period ~~plus any Mandatory Costs~~.

(h) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Yen Revolving Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency LIBOR Rate for such Interest Period ~~plus any Mandatory Costs~~.

(i) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Mexican Pesos Swingline Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant TIIE Rate for such Interest Period ~~plus any Mandatory Costs~~.

(j) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Other Permitted LIBOR-Based Alternate Currency Revolving Loan made to such Borrower in a given Other Permitted LIBOR-Based Alternate Currency from the date of the Borrowing thereof until the maturity thereof

(whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency LIBOR Rate for such Interest Period ~~plus any Mandatory Costs~~.

(k) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Permitted Non-LIBOR-Based Alternate Currency Revolving Loan (including Brazilian Reais Revolving Loans) made to such Borrower in a given Permitted Non-LIBOR-Based Alternate Currency from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Non-LIBOR-Based Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency Non-LIBOR Rate for such Non-LIBOR-Based Interest Period ~~plus any Mandatory Costs~~.

(l) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Competitive Bid Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at the rate or rates per annum specified pursuant to Section 1.04(b) by the Bidder RL Lender or Bidder RL Lenders, as the case may be, making such Competitive Bid Loan and accepted by such Borrower pursuant to Section 1.04(c)(2).

(m) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, upon the request of the Required Lenders, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other amounts owing with respect to, Canadian Dollar Revolving Loans, Canadian Dollar Swingline Loans and any other amounts owing in Canadian Dollars, equal to 2% per annum in excess of the Applicable Margin for Canadian Prime Rate Loans plus the Canadian Prime Rate as in effect from time to time, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Sterling Revolving Loans, Sterling Swingline Loans and any other amounts owing in Pounds Sterling, equal to 2% per annum in excess of the Applicable Margin plus the relevant Alternate Currency LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid ~~plus any Mandatory Costs~~, (3) in the case of overdue principal of, and interest or other amounts owing in respect of, Euro Revolving Loans and Euro Swingline Loans, equal to 2% per annum in excess of the Applicable Margin plus EURIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid ~~plus any Mandatory Costs~~, (4) in the case of overdue principal of, and interest or other amounts owing in respect of, Australian Dollar Revolving Loans, equal to 2% per annum in excess of the Applicable Margin plus the relevant Alternate Currency LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid ~~plus any Mandatory Costs~~, (5) in the case of overdue principal of, and interest or other amounts owing in respect of, Yen Revolving Loans, equal to 2% per annum in excess of the Applicable Margin plus the relevant Alternate Currency LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid ~~plus any Mandatory Costs~~, (6) in the case of overdue principal of, and interest or other amounts owing in respect of, Mexican Pesos Revolving Loans and Mexican Pesos Swingline Loans, equal to 2% per annum in excess of the Applicable Margin plus the relevant TIIE Rate ~~plus any Mandatory Costs~~, (7) in the case of overdue principal of, and interest or other amounts owing in respect of, Other Permitted LIBOR-Based Alternate Currency Revolving Loans, equal to 2% per annum in excess of the Applicable Margin plus the relevant Alternate Currency LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid ~~plus any Mandatory Costs~~, (8) in the case of overdue principal of, and interest or other amounts owing in respect of, Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, equal to 2% per annum in excess of the Applicable Margin plus the relevant Alternate Currency Non-LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid ~~plus any Mandatory Costs~~ and (9) in all other cases, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans from time to time and (y) if applicable, the rate which is 2% in excess of the rate then borne by any applicable Loans not denominated in Dollars.

(n) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and Canadian Prime Rate Loan, in arrears on each Quarterly Payment Date, (ii) in the case of any Eurodollar Loan, on the date of any conversion to a Base Rate Loan pursuant to Section 1.07, 1.10 or 1.11, as applicable (on the amount so converted), (iii) in respect of each Euro Rate Loan, Euro Swingline Loan or Sterling Swingline Loan, on the last day of each Interest Period applicable thereto (or, in the case of any Interest Period with a duration in excess of three months, at each date which occurs at intervals of three calendar months after the first day of such Interest Period, as well as on the last day of the respective Interest Period), (iv) in respect of each Mexican Pesos Revolving Loan or Mexican Pesos Swingline Loan, on the last day of each Mexican Pesos Interest Period applicable thereto, (v) in respect of each Brazilian Reais Revolving Loan, on the last day of each Non-LIBOR-Based Interest Period applicable thereto, (vi) in respect of each Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan (excluding Brazilian Reais Revolving Loans), at the times specified in the relevant Non-LIBOR-Based Alternate Currency Amendment, (vii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto, (viii) in respect of each Loan (other than Bankers’ Acceptances), on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that, in the case of Dollar Revolving Loans maintained as Base Rate Loans, interest shall not be payable pursuant to preceding clause (ix) at the time of any repayment or prepayment thereof unless the respective repayment or prepayment is made in conjunction with a permanent reduction of the Total Revolving Loan Commitment, and (x) in respect of overdue interest on any Loan, on demand.

(o) Upon each Interest Determination Date with respect to any Euro Rate Loan, the Administrative Agent shall determine the respective Euro Rate for the respective Interest Period or Interest Periods to be applicable to Euro Rate Loans and shall promptly notify the respective Borrower and the applicable Lenders thereof. Upon each Interest Determination Date with respect to any Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, the Administrative Agent shall determine the respective Alternate Currency Non-LIBOR Rate for the respective Non-LIBOR-Based Interest Period or Non-LIBOR-Based Interest Periods to be

applicable to such Permitted Non-LIBOR-Based Alternate Currency Revolving Loan and shall promptly notify the respective Borrower and the applicable Lenders thereof. Each such determination pursuant to this Section 1.09(o) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.10 Interest Periods. (a) At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Euro Swingline Loan, Sterling Swingline Loan or Euro Rate Loan (in the case of the initial Interest Period applicable thereto) or, in the case of Revolving Loans, on the third Business Day prior to the expiration of an Interest Period (or on the last day of such Interest Period in the case of an Alternate Currency Swingline Loan) applicable to such Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each, an “Interest Period”) applicable to such Euro Swingline Loan, Sterling Swingline Loan or Euro Rate Loan, which Interest Period shall, at the option of such Borrower, be (x) in the case of a Euro Swingline Loan or Sterling Swingline Loan, a period of not more than ten Business Days, (y) in the case of a Euro Rate Loan, a one, two, three or six month period or, if agreed to by each Lender participating in a Borrowing of such Euro Rate Loan, a one-week period or (z) in the case of a Borrowing of Dollar Revolving Loans, a one-year period if (but only if) agreed to by each Lender participating in such Borrowing, provided that:

(i) all Euro Rate Loans and all Alternate Currency Swingline Loans comprising a single Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Borrowing of Euro Rate Loans and Alternate Currency Swingline Loans shall commence on the date of such Borrowing (including, in the case of Dollar Revolving Loans, the date of any conversion thereto from a Dollar Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Borrowing of Euro Rate Loans and Alternate Currency Swingline Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period (other than an Interest Period of one week) for a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period (other than an Interest Period of one week) for a Euro Rate Loan or Alternate Currency Swingline Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan or Alternate Currency Swingline Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) unless the Required Lenders otherwise agree, no Interest Period longer than one month may be selected at any time when any Event of Default is in existence; and

(vi) no Interest Period in respect of any Borrowing of Euro Rate Loans or Alternate Currency Swingline Loans shall be selected which extends beyond the Maturity Date.

Prior to the termination of any Interest Period applicable to Alternate Currency Revolving Loans maintained as Euro Rate Loans, the respective Alternate Currency Revolving Loan Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be subsequently applicable thereto), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the relevant Minimum Borrowing Amount. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Non-Dollar Alternate Currency Revolving Loans, to select a one-month Interest Period for such Non-Dollar Alternate Currency Revolving Loans, in either case effective as of the expiration date of such current Interest Period.

(b) The interest period (each, a “Mexican Pesos Interest Period”) applicable to any Mexican Pesos Revolving Loan or Mexican Pesos Swingline Loan shall be (x) with respect to any Mexican Pesos Revolving Loan, (i) in the case of the initial Mexican Pesos Interest Period applicable thereto, the period beginning on (and including) the date of the Borrowing of such Mexican Pesos Revolving Loan and ending on (but excluding, for purposes of calculating interest) the last Business Day of the then current calendar month and (ii) in the case of each subsequent Mexican Pesos Interest Period for such Borrowing, the period beginning on (and including) the last day of the preceding Mexican Pesos Interest Period and ending on (but excluding, for purposes of calculating interest) the day that is 28 days thereafter and (y) with respect to any Mexican Pesos Swingline Loan, the period beginning on (and including) the date of the Borrowing of such Mexican Pesos Swingline Loan and ending on (but excluding, for purposes of calculating interest) the day that is ten Business Days thereafter, provided that:

(i) all Mexican Pesos Revolving Loans comprising a single Borrowing shall at all times have the same Mexican Pesos Interest Period;

(ii) if any Mexican Pesos Interest Period for a Mexican Pesos Revolving Loan would otherwise expire on a day which is not a Business Day, such Mexican Pesos Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Mexican Pesos Interest Period for a Mexican Pesos Revolving Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Mexican Pesos Interest Period shall expire on the next preceding Business Day; and

(iii) no Mexican Pesos Interest Period in respect of any Borrowing of Mexican Pesos Revolving Loans shall be selected which extends beyond the Maturity Date.

1.11 Increased Costs, Illegality, etc. (a) If any Lender (or, with respect to clauses (i) and (iv) below, the Administrative Agent) shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate or Alternate Currency Non- LIBOR Rate, as the case may be; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan, or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, as the case may be, because of (x) any change arising after the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to a change in official reserve requirements (except to the extent covered by Section 1.11(d) in respect of Alternate Currency Revolving Loans or included in the computation of the Eurodollar Rate) or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office), (y) the Euro Rate with respect to any Euro Rate Loan not adequately and fairly reflecting the cost to such Lender of funding such Loan and/or (z) the Alternate Currency Non-LIBOR Rate with respect to any Permitted Non-LIBOR-Based Alternate Currency Loan not adequately and fairly reflecting the cost to such Lender of funding such Permitted Non-LIBOR-Based Alternate Currency Revolving Loan; or

(iii) at any time after the Effective Date, that the making or continuance of any Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the applicable interbank market; or

(iv) at any time that any Non-Dollar Alternate Currency is not available in sufficient amounts to fund any Borrowing of Non-Dollar Alternate Currency Revolving Loans requested pursuant to Section 1.01;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) or (iv) above) shall promptly give notice (by telephone promptly confirmed in writing) to the respective Borrower and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) or (ii)(y) or (z) above, (A) if ~~Eurodollar~~Euro Rate Loans are so affected, ~~Eurodollar~~Euro Rate Loans shall no longer be available in the respective Alternate Currency or Alternate Currencies until such time as the Administrative Agent (or the applicable Lender) notifies the respective ~~Dollar Revolving Loan~~

Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent (or the applicable Lender) no longer exist, and any Notice of Borrowing or Notice of Conversion given by the respective ~~Dollar Revolving Loan~~ Borrower with respect to ~~Eurodollar~~such Euro Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the respective ~~Dollar Revolving Loan~~ Borrower, (B) if any Non-Dollar Alternate Currency Revolving Loan maintained as a Euro Rate Loan is so affected, the relevant Euro Rate shall be determined on the basis provided in the proviso appearing in the definition of the relevant Euro Rate, ~~and~~ (C) if any Alternate Currency Revolving Loan maintained as a Mexican Pesos Revolving Loan is so affected, the TIIE Rate shall be determined on the basis provided in the second proviso appearing in the definition of TIIE Rate, and (D) if any Alternate Currency Revolving Loan maintained as an Australian Dollar Revolving Loan is so affected, the BBSY Rate shall be determined on the basis provided in the proviso appearing in the definition of BBSY Rate, (x) in the case of clause (ii)(x) above, the respective Borrower shall pay to such Lender, upon its written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the respective Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the respective Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law, (z) in the case of clause (iv) above, Non-Dollar Alternate Currency Revolving Loans (exclusive of Non-Dollar Alternate Currency Revolving Loans which have theretofore been funded) shall no longer be available in the respective Non-Dollar Alternate Currency or Non-Dollar Alternate Currencies until such time as the Administrative Agent notifies the Alternate Currency Revolving Loan Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by any Alternate Currency Revolving Loan Borrower with respect to such Non-Dollar Alternate Currency Revolving Loans which have not been incurred shall be deemed rescinded by the respective Alternate Currency Revolving Loan Borrower and (aa) in the case of clause (i) or (ii)(z) above, if Permitted Non-LIBOR-Based Alternate Currency Loans are so affected, Permitted Non-LIBOR-Based Alternate Currency Revolving Loans shall no longer be available in the respective Alternate Currency or Alternate Currencies until such time as the Administrative Agent notifies the Alternate Currency Revolving Loan Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent (or the applicable Lender) no longer exist, and any Notice of Borrowing given by any Alternate Currency Revolving Loan Borrower with respect to such Permitted Non-LIBOR-Based Alternate Currency Revolving Loans which have not yet been incurred shall be deemed rescinded by the respective Alternate Currency Revolving Loan Borrower.

(b) At any time that any Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the respective Borrower may (and in the case of a Euro Rate Loan or a Permitted Non-LIBOR-Based Alternate Currency Revolving Loan affected by the circumstances described in Section 1.11(a)(iii) shall) either (x) if the affected Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent or (y) if the affected Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, request the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.11(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)) and (B) in the case of a Non-Dollar Alternate Currency Revolving Loan maintained as a Euro Rate Loan, or a Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, repay such Alternate Currency Revolving Loan in full; provided that (i) if the circumstances described in Section 1.11(a)(iii) apply to any such Non-Dollar Alternate Currency Revolving Loan, the respective Alternate Currency Revolving Loan Borrower may, in lieu of taking the actions described above, maintain such Non-Dollar Alternate Currency Revolving Loan outstanding, in which case the applicable Euro Rate or Alternate Currency Non-LIBOR Rate, as the case may be, shall be determined on the basis provided (x) in the case of a Euro Rate Loan, in the proviso appearing in the definition of the relevant Euro Rate, (y) in the case of a Mexican Pesos Revolving Loan, in the second proviso appearing in the definition of TIIE Rate, (y) in the case of an Australian Dollar Revolving Loan, in the proviso appearing in the definition of BBSY Rate, and (~~z~~aa) in the case of any Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, in the applicable Non-LIBOR Based Alternate Currency Amendment, unless the maintenance of such Non-Dollar Alternate Currency Revolving Loan outstanding on such basis would not stop the conditions described in Section 1.11(a)(iii) from existing (in which case the actions described above, without giving effect to this proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time as described above in this clause (b), then all affected Lenders must be treated the same pursuant to this Section 1.11(b).

(c) If at any time after the Effective Date any Lender determines that the introduction of or any change (which introduction or change shall have occurred after the Effective Date) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy or liquidity requirements, or any change in interpretation or administration thereof by the National Association of Insurance Commissioners (“NAIC”) or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, or reducing the rate of return on such Lender’s or corporation’s capital, based on the existence of such Lender’s Commitments hereunder or its obligations hereunder (to the extent such change in law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity)), then the Corporation agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation as a result of such increase of capital or the reduction in the rate of return to such Lender or such other corporation. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 1.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Corporation, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) If any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Euro Rate Loans or any Permitted Non-LIBOR-Based Alternate Currency Revolving Loan or any category of liabilities which includes deposits by reference to which the interest rate on any Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan is determined or any category of extensions of credit or other assets which includes loans of the same or similar type as any Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, then, unless such reserves are already being charged for pursuant to Section 1.11(a)(ii), such Lender shall promptly notify the respective Borrower or Borrowers in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the respective Borrower or Borrowers shall, and shall be obligated to, pay to such Lender such specified amounts as additional interest at the time that the respective Borrower or Borrowers are otherwise required to pay interest in respect of such Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, or, if later, on written demand therefor by such Lender.

(e) Notwithstanding anything herein to the contrary, for purposes of this Section 1.11 and Section 2.06, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be enacted, adopted and issued after the Effective Date, regardless of the date enacted, adopted or issued.

(f) If the cost to any Lender of making or maintaining any Loan (other than a Competitive Loan) to a Subsidiary Borrower incorporated or organized in a jurisdiction other than the United States or any state thereof is increased (or the amount of any sum received or receivable by any Lender or its lending office is reduced) by an amount deemed by such Lender to be material, by reason of the fact that such Subsidiary Borrower is incorporated or organized in a jurisdiction outside of the United States, such Subsidiary Borrower shall indemnify such

Lender for such increased cost or reduction promptly after written demand by such Lender (with a copy to the Administrative Agent).

(g) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 1.11 or Section 2.06 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section 1.11 or Section 2.06 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Corporation of the change in law (or similar event) giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. As used in this Section 1.11 the term “Lender” includes each Swingline Lender and Issuing Bank and the provisions of this Section 1.11 apply to Alternate Currency Swingline Loans and Alternate Currency Letters of Credit, mutatis mutandis.

1.12 Compensation. The respective Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Euro Rate Loans, Alternate Currency Swingline Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, Euro Rate Loans, Alternate Currency Swingline Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not rescinded or deemed rescinded pursuant to Section 1.11(a) or (b)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any Euro Rate Loans, Alternate Currency Swingline Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, occurs on a date which is not the last day of an Interest Period or Non-LIBOR-Based Interest Period, as the case may be, with respect thereto; (iii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) of any Bankers’ Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers’ Acceptance; (iv) if any prepayment of any Euro Rate Loans, Alternate Currency Swingline Loans, Permitted Non-LIBOR-Based Alternate Currency Revolving Loans or Bankers’ Acceptance Loans is not made on any date specified in a notice of prepayment given by the respective Borrower; or (v) as a consequence of (x) any other default by the respective Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender, (y) any election made pursuant to Section 1.11(b) or (z) the replacement of any Lender pursuant to Section 1.14.

1.13 Lending Offices; Changes Thereto. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more domestic or foreign lending offices (which, for this purpose, may include branches or Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including by designating a separate lending office (or Affiliate) to act as such); provided that, for designations made after the Effective Date (other than any such designation made in connection with a reallocation pursuant to Section 13.12(e)) to the extent such designation shall result in increased costs under Section 1.11, 2.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder) and any designation of a lending office pursuant to this Section 1.13 shall not affect the obligation of any Borrower to repay any Loan in accordance with the terms of this Agreement.

(b) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 1.11(d), Section 1.11(f), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer (as determined in such Lender’s sole discretion) no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 1.11, 2.06 and 4.04.

1.14 Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender, (b) upon the occurrence of an event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 1.11(d), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders, (c) in the case of the refusal by a Lender to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b) or (d) as provided in Section 1.20(c), the Corporation shall have the right, if no Event of Default and no Specified Default will exist immediately after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent and each Lender which at the time of such replacement is an Issuing Bank with respect to one or more outstanding Letters of Credit; provided that:

(i) any Replacement Lender in a replacement pursuant to this Section 1.14 (with each such replacement being herein called a “Replacement”) shall be required to comply with the requirements of Section 13.04(b) and at the time of any Replacement the Replacement Lender shall enter into one or more Assignment and Assumption

Agreements pursuant to Section 13.04(b) (and shall pay all fees payable pursuant to said Section 13.04(b)) pursuant to which the Replacement Lender shall acquire all of the Commitments (and related Sub-Commitments) and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof amounts (in the respective currencies in which such obligations are denominated) equal to the sum of (I) the principal of (including, without limitation, the Face Amount of Bankers’ Acceptance Loans), and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Issuing Bank an amount (in the relevant Applicable Currency) equal to such Replaced Lender’s Domestic RL Dollar Percentage and/or relevant Alternate Currency RL Percentage, as applicable, of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Bank and (z) the relevant Swingline Lender an amount equal to such Replaced Lender’s Domestic RL Dollar Percentage or applicable Alternate Currency RL Percentage, as applicable, of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender; and

(ii) all Obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 1.14, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 1.14 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 1.16, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 1.14, each of the Borrowers (other than the Corporation) hereby irrevocably authorizes the Corporation to take all necessary action, in the name of the various Borrowers, as described above in this Section 1.14 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 1.14.

1.15 Bankers’ Acceptance Provisions. (a) The parties hereto agree that the provisions of Schedule III shall apply to all Bankers’ Acceptances and Bankers’ Acceptance

Loans created hereunder, and that the provisions of Schedule III shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

(b) Schedule 1.15(b) hereto contains a description of all bankers’ acceptances created and issued pursuant to the Existing Credit Agreement and outstanding on the Effective Date (and setting forth, with respect to each such bankers’ acceptance, (i) the name of the issuing lender, (ii) the name of the account party, (iii) the stated amount (which shall be in Canadian Dollars) and (iv) the expiry date). Each such bankers’ acceptance (each, an “Existing Bankers’ Acceptance”) shall constitute a “Bankers’ Acceptance” for all purposes of this Agreement, created and issued, for purposes of Section 1.01(b) and Schedule III hereto, on the Effective Date.

1.16 European Monetary Union. The following provisions of this Section 1.16 shall come into effect on and from the date on which the United Kingdom becomes a Participating Member State. Each obligation under this Agreement which has been denominated in Pounds Sterling shall be redenominated into Euros in accordance with the relevant EMU Legislation. However, if and to the extent that the relevant EMU Legislation provides that an amount which is denominated in Pounds Sterling can be paid by the debtor either in Euros or in Pounds Sterling, each party to this Agreement shall be entitled to pay or repay any amount denominated or owing in Pounds Sterling hereunder either in Euros or in Pounds Sterling. Without prejudice and in addition to any method of conversion or rounding prescribed by any relevant EMU Legislation, (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in Pounds Sterling shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify and (ii) except as expressly provided in this Section 1.16, this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in the United Kingdom, provided that this Section 1.16 shall not reduce or increase any actual or contingent liability arising under this Agreement.

1.17 Special Provisions Regarding RL Lenders, Alternate Currency Revolving Loans, Alternate Currency Swingline Loans and Alternate Currency Letters of Credit. (a) On any Business Day the Corporation may, at its option, permanently reduce or terminate the Alternate Currency Revolving Loan Sub-Commitments relating to one or more of the Alternate Currency Revolving Loan Sub-Tranches by written notice to the Administrative Agent (which notice shall be delivered by the Administrative Agent to the RL Lenders) to such effect (specifying the aggregate amount of reductions to various Alternate Currency Revolving Loan Sub-Commitments relating to each such Alternate Currency Revolving Loan Sub-Tranche); provided that (i) no such reduction shall be made in an amount which would cause the sum of (x) the Dollar Equivalent of the then outstanding aggregate principal amount or Face Amount, as the case may be, of all Alternate Currency Revolving Loans and Alternate Currency Swingline Loans under a given Alternate Currency Revolving Loan Sub-Tranche plus (y) all Alternate Currency Letter of Credit Outstandings relating to Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche, to exceed the aggregate Alternate Currency Revolving Loan Sub-Commitments of the Alternate Currency RL Lenders in respect of such Alternate Currency Revolving Loan Sub-Tranche (after giving effect to the respective reduction pursuant to this Section 1.17(a)), (ii) each reduction pursuant to this clause (a) shall apply pro rata to reduce the Alternate Currency Revolving Loan Sub-Commitments of the various Alternate Currency RL Lenders in respect of such Alternate Currency Revolving Loan Sub-Tranche (based upon the relative amounts of such Sub-Commitments), and (iii) except to the extent the reduction to the Alternate Currency Revolving Loan Sub-Commitments pursuant to this Section 1.17(a) is accompanied by a like reduction to the amount of the Total Revolving Loan Commitment pursuant to Section 3.02, the amount of each RL Lender’s reduction to its Alternate Currency Revolving Loan Sub-Commitments pursuant to this clause (a) shall result in a like increase to its Domestic Dollar Revolving Loan Sub-Commitment.

(b) On the fifth Business Day after the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Non-Dollar Alternate Currency Revolving Loans and all Alternate Currency Swingline Loans incurred by, and all Unpaid Drawings in respect of Non-Dollar Alternate Currency Letters of Credit issued for the account of, each Borrower shall be automatically converted into Dollar Revolving Loans maintained in, or Unpaid Drawings owing in, Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of the respective Alternate Currency Revolving Loans, Alternate Currency Swingline Loans or Unpaid Drawings, as the case may be, on the date such Sharing Event first occurred), which Dollar Revolving Loans or Unpaid Drawings shall (i) continue to be owed by the respective Alternate Currency Revolving Loan Borrower obligated to repay or reimburse the respective Alternate Currency Revolving Loan, Alternate Currency Swingline Loan or Unpaid Drawing prior to such conversion and (ii) at all times thereafter be deemed to be Base Rate Loans, and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Revolving Loans and Unpaid Drawings (as so converted) shall be immediately due and payable in Dollars (taking the Dollar Equivalent of the principal, accrued and unpaid interest and other amounts of the Non-Dollar Alternate Currency Revolving Loans, Alternate Currency Swingline Loans or Unpaid Drawings so converted). The occurrence of any conversion as provided above in this Section 1.17(b) shall be deemed to constitute, for purposes of Section 1.12, a prepayment of Alternate Currency Revolving Loans or Alternate Currency Swingline Loans, as the case may be, before the last day of any Interest Period relating thereto.

(c) On the date of the occurrence of a Sharing Event, each RL Lender shall (and hereby unconditionally and irrevocably agrees to) purchase, and each RL Lender and each Swingline Lender shall (and hereby unconditionally and irrevocably agrees to) sell, for cash (in each case in Dollars) undivided participating interests in the Revolving Loans and Swingline Loans outstanding to each Borrower in such amounts so that each RL Lender shall have a share of the outstanding Revolving Loans and Swingline Loans then owing by each Borrower equal to its RL Percentage thereof. Upon any such occurrence, the Administrative Agent shall notify each RL Lender and shall specify the amount of Dollars required from such RL Lender in order to effect the purchases and sales by the various RL Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period from the last interest payment date through the date of such Sharing Event plus any additional amounts payable by the respective Borrower pursuant to Section 4.04 hereof in respect of such accrued but unpaid interest); provided that each RL Lender shall be deemed to have purchased, automatically and without request, such participating interests. The foregoing purchases shall be accomplished through purchases and sales of participations in the relevant obligations as required above, and each RL Lender hereby agrees, at the request of the Administrative Agent, to enter into customary participation agreements approved by the Administrative Agent to effect the foregoing. Promptly upon receipt of such request, each RL Lender shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various RL Lenders and Swingline Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each RL Lender and Swingline Lender which has sold participations in any of its Revolving Loans or Swingline Loans (through the Administrative Agent) will deliver to each RL Lender (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each RL Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various RL Lenders and Swingline Lenders as required above.

(d) Upon, and after, the occurrence of a Sharing Event (i) no further Credit Events shall be made or shall occur, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Non-Dollar Alternate Currency Revolving Loans and Alternate Currency Swingline Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Sharing Event) shall be payable in Dollars (taking the Dollar Equivalents of all such amounts on the date of the occurrence of such Sharing Event, with all calculations after such Sharing Event being made as if the respective Non-Dollar Alternate Currency Revolving Loan or Alternate Currency Swingline Loan had originally been made in Dollars) and shall be distributed by the Administrative Agent for the account of the relevant RL Lenders (or their affiliates) which made such Revolving Loans and Alternate Currency Swingline Loans or are participating therein and (iii) the Revolving Loan Commitments (and the Alternate Currency Revolving Loan Sub-Commitments and Domestic Dollar Revolving Loan Sub-Commitments) of the RL Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any RL Lender to purchase its participating interests in any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other RL Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no RL Lender shall be responsible for the failure of any other RL Lender to purchase the participating interest to be purchased by such other RL Lender on any date.

(e) If any amount required to be paid by any RL Lender pursuant to Section 1.17(c) is not paid to the Administrative Agent within one Business Day following the date upon which such RL Lender receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 1.17(c), such RL Lender shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such RL Lender for the purchase of its participations multiplied by (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to but excluding the date on which such payment is immediately available to the Administrative Agent multiplied by (iii) a fraction, the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any RL Lender pursuant to Section 1.17(c) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such RL Lender receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such RL Lender on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any RL Lender with respect to any amounts payable under this Section 1.17 shall be conclusive in the absence of manifest error. Amounts payable by any RL Lender pursuant to this Section 1.17 shall be paid to the Administrative Agent for the account of the relevant RL Lenders; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such RL Lender the amounts owing to such RL Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(f) Whenever, at any time after the relevant RL Lenders have received from any RL Lenders purchases of participations in any Revolving Loans or Swingline Loans pursuant to this Section 1.17, the various RL Lenders receive any payment on account thereof, such RL Lenders will distribute to the Administrative Agent, for the account of the various RL Lenders participating therein, such RL Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that if such payment received by any RL Lenders is required to be returned, the RL Lenders who received previous distributions in respect of their participating interests therein will return to the respective RL Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective RL Lenders.

(g) Each RL Lender’s obligation to purchase participating interests pursuant to this Section 1.17 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such RL Lender may have against any other RL Lender, the relevant Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (d) any breach of this Agreement by any Borrower or any Lender or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(h) All determinations by the Administrative Agent pursuant to this Section 1.17 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Revolving Loans, Swingline Loans and Letters of Credit hereunder in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Borrowers and each of the Lenders. The Administrative Agent shall have no liability to any Borrower or any Lender hereunder for any determinations made by it hereunder (other than any determination as to the existence of a Sharing Event), except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above in this Section 1.17 or, after the occurrence of a Sharing Event, pursuant to Section 1.01(c) or 2.04, (i) each RL Lender which has purchased such participations shall be entitled to receive from the relevant Borrower any increased costs and indemnities (including, without limitation, pursuant to Sections 1.11, 1.12, 2.06 and 4.04) directly from such Borrower to the same extent as if such RL Lender which has purchased such participations were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 13.04(a) or the last sentence of Section 13.04(b) and (ii) each RL Lender which has sold such participations shall be entitled to receive from the relevant Borrower indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 1.17. The Borrowers acknowledge and agree that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.17, increased Taxes may be owing by them pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrowers, without any claim that the increased Taxes are not payable because the same resulted from the participations effected as otherwise required by this Section 1.17.

(j) Notwithstanding the other provisions of this Section 1.17, (i) the provisions of Section 1.17(c) shall not apply to any Mexican Alternate Currency RL Lender or any Mexican Pesos Swingline Lender, (ii) if the conversion to Dollars of Non-Dollar Alternate Currency Revolving Loans, Alternate Currency Swingline Loans or Unpaid Drawings in respect of Non-Dollar Alternate Currency Letters of Credit pursuant to Section 1.17(b) would adversely affect the rights of a Lender holding such Loans or Unpaid Drawings as a result of any Requirement of Law, the Lenders agree they will enter into such other arrangements specified by the Administrative Agent in order that the exposure in respect of such Loans and Unpaid Drawings shall be shared ratably by the RL Lenders in a manner consistent with Section 1.17(c) and (iii) if the conversion to Dollars of Non-Dollar Alternate Currency Revolving Loans, Alternate Currency Swingline Loans or Unpaid Drawings in respect of Non-Dollar Alternate Currency Letters of Credit pursuant to Section 1.17(b) would adversely affect the rights of a Mexican Alternate Currency RL Lender or any Mexican Pesos Swingline Lender holding such Loans or Unpaid Drawings as a result of any Requirement of Law under the laws of Mexico, Section 1.17(b) shall not apply with respect to such Mexican Alternate Currency RL Lender or Mexican Pesos Swingline Lender, as applicable.

1.18 [Reserved].

1.19 Incremental Revolving Loan Commitments. (a) So long as the Incremental Revolving Loan Commitment Requirements are satisfied at the time of the delivery of the request referred to below, the Corporation shall have the right at any time and from time to time and upon at least 5 Business Days’ prior written notice to the Administrative Agent, to request on one or more occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments with respect to one or more Alternate Currency Revolving Loan Sub-Tranches) and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Revolving Loan Commitment (or a related Incremental Alternate Currency Revolving Loan Sub-Commitment) as a result of any such request by the Corporation, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) and executed and delivered to the Administrative Agent an Incremental Revolving

Loan Commitment Agreement in respect thereof as provided in clause (b) of this Section 1.19 and (y) the other conditions set forth in Section 1.19(b) shall have been satisfied, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment (or any Alternate Currency Revolving Loans under a given Alternate Currency Revolving Loan Sub-Tranche in excess of its Alternate Currency Revolving Loan Sub-Commitment relating to such Alternate Currency Revolving Loan Sub-Tranche), in each case as in effect prior to giving effect to such Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) provided pursuant to this Section 1.19, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) without the consent of any other Lender (other than the Administrative Agent in the circumstances contemplated by the definition of Incremental Revolving Loan Commitment Requirements), (iv) each provision of Incremental Revolving Loan Commitments (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) on a given date pursuant to this Section 1.19 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Lenders)) of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Incremental Revolving Loan Commitments permitted to be provided pursuant to this Section 1.19 shall not exceed $750,000,000, (vi) the aggregate amount of all Incremental Alternate Currency Revolving Loan Sub-Commitments permitted to be provided pursuant to this Section 1.19, when combined with any and all increases pursuant to Section 13.12(e)(I) to Alternate Currency Revolving Loan Sub-Commitments relating to each Alternate Currency Revolving Loan Sub-Tranche in excess of the relevant Alternate Currency Revolving Loan Sub-Commitment Sub-Limit (for this purposes, determined without regard to the proviso in the definition thereof) for the respective Alternate Currency Revolving Loan Sub-Tranche, shall not exceed $150,000,000, (vii) if after the Corporation has requested the then existing Lenders (other than Defaulting Lenders) to provide Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments, if applicable) pursuant to this Section 1.19, the Corporation has not received Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments, if applicable) in an aggregate amount equal to that amount of the Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments, if applicable) which the Corporation desires to obtain pursuant to such request (as set forth in the notice provided by the Corporation as provided below), then the Corporation may request Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments, if applicable) from Persons reasonably acceptable to the Administrative Agent and each Issuing Bank which would qualify as Eligible Transferees hereunder in an aggregate amount equal to such deficiency, in any such case on terms which are no more favorable to such Eligible Transferee in any respect than the terms offered to the Lenders, provided that any such Incremental Revolving Loan Commitments (and any related Incremental Alternate Currency Revolving Loan Sub-Commitments) provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $5,000,000, (viii) no Incremental Alternate Currency Revolving Loan Sub-Commitment with respect to a Permitted Non-LIBOR-Based Alternate Currency shall be provided pursuant to this Section 1.19 without the consent of the Administrative Agent, and (ix)

all actions taken by the Corporation (and any Alternate Currency Revolving Loan Borrower) pursuant to this Section 1.19 shall be done in coordination with the Administrative Agent.

(b) In connection with the Incremental Revolving Loan Commitments (and any related Incremental Alternate Currency Revolving Loan Sub-Commitments) to be provided pursuant to this Section 1.19, (i) the Corporation, any relevant Alternate Currency Revolving Loan Borrower (in the case of any Incremental Alternate Currency Revolving Loan Sub-Commitments to be provided pursuant to this Section 1.19), the Administrative Agent and each such Lender or other Eligible Transferee (each, an “Incremental RL Lender”) which agrees to provide an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitments) shall execute and deliver to the Administrative Agent an Incremental Revolving Loan Commitment Agreement substantially in the form of Exhibit J (appropriately completed), with the effectiveness of such Incremental RL Lender’s Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitments) to occur upon delivery of such Incremental Revolving Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent) and the satisfaction of the other conditions in this Section 1.19(b) to the reasonable satisfaction of the Administrative Agent, (ii) the Incremental Revolving Loan Commitment Requirements and any other conditions precedent agreed to by the Corporation that may be set forth in the respective Incremental Revolving Loan Commitment Agreement shall have been satisfied, and (iii) the Corporation shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 5.02 as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Loan Commitment Agreement, and at such time (i) the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Loan Commitments, (ii) the Total Alternate Currency Revolving Loan Sub-Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of any Incremental Alternate Currency Revolving Loan Sub-Commitments made available under the respective Incremental Revolving Loan Commitment Agreement, (iii) each Alternate Currency Revolving Loan Sub-Commitment of the respective Incremental RL Lender relating to any relevant Incremental Alternate Currency Revolving Loan Sub-Commitment made available under the respective Incremental Revolving Loan Commitment Agreement under, and for all purposes of, this Agreement shall be increased by the amount of such Incremental Alternate Currency Revolving Loan Sub-Commitment, (iv) Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments (and related Alternate Currency Revolving Loan Sub-Commitments, if applicable) of the affected Lenders and (v) to the extent requested by any Incremental RL Lender, any relevant Notes will be issued at the Corporation’s expense, to such Incremental RL Lender, to the extent needed to reflect the increases to the Revolving Loan Commitments (and any related Alternate Currency Revolving Loan Sub-Commitments) of such Incremental RL Lender contemplated hereby.

(c) In connection with any provision of Incremental Revolving Loan Commitments pursuant to this Section 1.19, the Lenders and the Borrowers hereby agree that, notwithstanding anything to the contrary contained in this Agreement, (i) the relevant Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Domestic Dollar Revolving Loans and/or Alternate Currency Revolving Loans under certain Alternate Currency Revolving Loan Sub-Tranches owing to certain RL Lenders, and incur additional Domestic Dollar Revolving Loans and/or Alternate Currency Revolving Loans under certain Alternate Currency Revolving Loan Sub-Tranches from certain other RL Lenders (including the Incremental RL Lenders) or (y) take such other actions as may be reasonably required by the Administrative Agent (including by requiring new Domestic Dollar Revolving Loans or Alternate Currency Revolving Loans pursuant to a given Alternate Currency Revolving Loan Sub-Tranche to be incurred and added to then outstanding Borrowings of the respective such Loans, even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that (I) all of the RL Lenders effectively participate in each outstanding Borrowing of Domestic Dollar Revolving Loans pro rata on the basis of their Domestic RL Dollar Percentages (determined after giving effect to any increase in the Total Revolving Loan Commitment (and any increase in the Domestic Dollar Revolving Loan Sub-Commitments and the Alternate Currency Revolving Loan Sub-Commitments of the Incremental RL Lenders) pursuant to this Section 1.19) and (II) all Alternate Currency RL Lenders with a given Alternate Currency Revolving Loan Sub-Commitment effectively participate in each outstanding Borrowing of Alternate Currency Revolving Loans under the related Alternate Currency Revolving Loan Sub-Tranche pro rata on the basis of their Alternate Currency RL Percentages relating to such Alternate Currency Revolving Loan Sub-Tranche (determined after giving effect to any increase in the Total Revolving Loan Commitment (and any increase in the Domestic Dollar Revolving Loan Sub-Commitments and the Alternate Currency Revolving Loan Sub-Commitments of the Incremental RL Lenders) pursuant to this Section 1.19), (ii) the Corporation shall pay (or cause to be paid) to the respective RL Lenders any costs of the type referred to in Section 1.12 in connection with any repayment and/or Borrowing required pursuant to preceding clause (i) and (iii) to the extent Domestic Dollar Revolving Loans or Alternate Currency Revolving Loans pursuant to a given Alternate Currency Revolving Loan Sub-Tranche are to be so incurred or added to the then outstanding Borrowings of the respective such Loans which are maintained as Euro Rate Loans, the Lenders that have made such Loans shall be entitled to receive from the Borrowers such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). In coordinating the actions to be taken pursuant to this Section 1.19(c), the Administrative Agent shall act with an eye towards minimizing (but no express obligation to minimize) costs to the Borrowers. All determinations by any Lender pursuant to clause (iii) of the second preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto. For avoidance of doubt, the amount of any Sub-Commitments may be increased pursuant to Incremental Revolving Loan Commitments.

1.20 Extension of Maturity Date.

(a) The Corporation may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not less than 45 days and not more than 90 days prior to each of the first, second and third anniversaries of the Fourth Amendment Effective Date (each anniversary, an “Anniversary Date”), request that each Lender extend such Lender’s Maturity Date to the date (the “New Maturity Date”) that is one year after the Maturity Date. Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given no later than the date (the “Consent Date”) that is 20 days prior to the relevant Anniversary Date (provided that, if such date is not a Business Day, the Consent Date shall be the next succeeding Business Day), advise the Administrative Agent as to:

(i) whether or not such Lender agrees to such extension of its Maturity Date (each Lender so agreeing to such extension being an “Extending Lender”); and

(ii) only if such Lender is an Extending Lender, whether or not such Lender also irrevocably offers to increase the amount of its Commitment(s) (each Lender so offering to increase its Commitment(s) being an “Increasing Lender” as well as an Extending Lender) and, if so, the amount of the additional Revolving Commitment and Sub-Commitment such Lender so irrevocably offers to assume hereunder (such Lender’s “Proposed Additional Commitment”).

(b) Each Lender that determines not to extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent (which shall notify the Lenders) of such fact promptly after such determination but in any event no later than the Consent Date, and any Lender that does not advise the Administrative Agent in writing on or before the Consent Date shall be deemed to be a Non-Extending Lender and (without limiting the Corporation’s rights under this Section 1.20) shall have no liability to the Corporation in connection therewith. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. The Administrative Agent shall notify the Corporation of each Lender’s determination under this Section 1.20(a) no later than the date 15 days prior to the relevant Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(c) (i) If all of the Lenders are Extending Lenders, then, effective as of the Consent Date, the Maturity Date of each Lender shall be extended to the New Maturity Date, and the respective Commitments of the Lenders will not be subject to change at such Consent Date pursuant to this Section 1.20; provided that any extension of the Maturity Date pursuant to this Section 1.20 shall only occur if no Event of Default or Specified Default is existing on the Consent Date and all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) with the same effect as though such representations and warranties had been made on the Consent Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) only as of such specified date).

(ii) If and only if the sum of (x) the aggregate amount of the Revolving Loan Commitments of the Extending Lenders plus (y) the aggregate amount of the Proposed Additional Commitments of the Increasing Lenders (such sum, the “Extending Commitments”) shall be equal to at least 50% of the then current amount of Total Revolving Loan Commitments, then:

(A) effective as of the Consent Date, the Maturity Date of each Extending Lender shall be extended to the New Maturity Date;

(B) the Corporation shall (so long as no Event of Default or Specified Default shall have occurred and be continuing) have the right, but not the obligation, to take either of the following actions with respect to each Non-Extending Lender during the period commencing on the Consent Date and ending on the immediately succeeding Anniversary Date:

(X)	the Corporation may elect by notice to the Administrative Agent and such Non-Extending Lender that the Maturity Date of such Non-Extending Lender be changed to a date (which date shall be specified in such notice) on or prior to such immediately succeeding Anniversary Date and in any event prior to the Maturity Date of such Non-Extending Lender (and, upon the giving of such notice, the Maturity Date of such Non-Extending Lender shall be so changed); or

(Y)	the Corporation may replace such Non-Extending Lender as a party to this Agreement in accordance with Section 1.14 and shall replace the Commitments of such Non-Extending Lenders with the Proposed Additional Commitments on a ratable basis in a manner and pursuant to procedures acceptable to the Administrative Agent and the Corporation; and

(C) the Administrative Agent shall notify the Issuing Banks and the Swingline Lenders and the Lenders whose Maturity Dates are the New Maturity Date of the New Maturity Date and each Issuing Bank and each Swingline Lender shall determine whether or not, acting in its sole discretion, it shall elect to extend its Maturity Date to the New Maturity Date and shall so notify the Administrative Agent, at which time such Issuing Bank’s obligation to issue Letters of Credit pursuant to Section 2.01 shall be extended to the date that is 10 days prior to the New Maturity Date (and 30 days prior to the New Maturity Date in the case of Trade Letters of Credit) and the Swingline Expiry Date shall be extended to the date that is 10 Business Days prior to the New Maturity Date.

(iii) If neither of the conditions specified in clause (i) or clause (ii) of this Section 1.20(c) is satisfied, then neither the Maturity Date nor the Commitment(s) of any Lender will change pursuant to this Section 1.20 on such Consent Date, and the Corporation will not have the right to take any of the actions specified in Section 1.20(c)(ii)(B).

1.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply:

(a) if any Swingline Exposure or any L/C Exposure exists under a tranche of Sub-Commitments at the time such Lender becomes a Defaulting Lender and such Lender has a Commitment or Exposure under such tranche then:

(i) all or any part of such Swingline Exposure or L/C Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the Non-Defaulting Lenders under such tranche in accordance with their respective Domestic RL Dollar Percentages or relevant Alternate Currency RL Percentages, as applicable, but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures under such tranche plus such Defaulting Lender’s Swingline Exposure and L/C Exposure under such tranche does not exceed the total of all Non-Defaulting Lenders’ Sub-Commitments under such tranche;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent, first, prepay such Swingline Exposure and, second, enter into Back-Stop Arrangements for so long as any Letter of Credit and/or Swingline Loan under such tranche is outstanding;

(iii) if the L/C Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 3.01(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ relevant Domestic Dollar RL Percentages and Alternate Currency RL Percentages, as applicable; and

(iv) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all fees payable to the Lenders pursuant to Section 3.01(a) that otherwise would have been payable to such Defaulting Lender (as if it were not a Defaulting Lender and solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Exposure) and the fees payable under Section 3.01(b) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the applicable Issuing Bank which has issued the applicable Letter of Credit until and to the extent that such L/C Exposure is reallocated and/or cash collateralized.

(b) In the event that the Administrative Agent, the Corporation, each Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the participations of the Lenders in Swingline Loans and Letters of Credit shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment or Sub-Commitment, as applicable, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Competitive Bid Loans and Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its relevant Domestic Dollar RL Percentage and/or Alternate Currency RL Percentage, as applicable.

SECTION 2. Letters of Credit

2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any Domestic Dollar Revolving Loan Borrower (in the case of any Domestic Dollar Letter of Credit) and any Alternate Currency Revolving Loan Borrower (in the case of any Alternate Currency Letter of Credit) may request that the applicable Issuing Bank for the requested Letter of Credit (as provided in the definition of “Issuing Bank”) issue, at any time and from time to time on and after the Effective Date and prior to the tenth Business Day prior to the Maturity Date (or the 30th day prior to the Maturity Date in the case of Trade Letters of Credit), for the account of such Account Party and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of such Account Party or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a “Standby Letter of Credit”) in support of such L/C Supportable Obligations and (y) sellers of goods, materials and services used in the ordinary course of business of such Account Party or any of its Subsidiaries an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a “Trade Letter of Credit,” and each Trade Letter of Credit and each Standby Letter of Credit, a “Letter of Credit”) in support of commercial transactions of the Corporation and its Subsidiaries. Each Letter of Credit shall constitute either (x) a Domestic Dollar Letter of Credit, in which case such Letter of Credit shall be denominated in Dollars and shall be issued for the account of a Domestic Dollar Revolving Loan Borrower or (y) an Alternate Currency Letter of Credit, in which case such Letter of Credit shall be denominated in an Alternate Currency and shall be issued for the account of an Alternate Currency Revolving Loan Borrower. For the avoidance of doubt, no Issuing Bank will be required to issue a Letter of Credit denominated in a given Alternate Currency under a given Alternate Currency Revolving Loan Sub-Commitment unless such Issuing Bank (or its affiliate) has a Commitment under such Alternate Currency Revolving Loan Sub-Commitment.

(b) Each Issuing Bank hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time on and after the Effective Date and prior to the tenth Business Day prior to the Maturity Date (or the 30th day prior to the Maturity Date in the case of Trade Letters of Credit), following its receipt of the respective Letter of Credit Request, issue for the account of the respective Account Party, subject to the terms and conditions of this Agreement, one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of such Account Party or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Specified Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of purchases of goods or materials used in the ordinary course of business of such Account Party or any of its Subsidiaries as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

(ii) such Issuing Bank shall have received a Stop Issue Notice from the Administrative Agent prior to the issuance of such Letter of Credit.

(c) Schedule 2.01(c) hereto contains a description of all letters of credit issued pursuant to the Existing Credit Agreement and outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (which shall be in Dollars), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit”, a “Domestic Dollar Letter of Credit” and a “Standby Letter of Credit” or a “Trade Letter of Credit”, as the case may be, for all purposes of this Agreement, issued, for purposes of Section 2.05(a), on the Effective Date. Any Lender hereunder which has issued an Existing Letter of Credit shall constitute an “Issuing Bank” for all purposes of this Agreement.

2.02 Maximum Letter of Credit Outstandings; Final Maturities; etc. (a) Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed $~~350,000,000~~250,000,000, (ii) no Alternate Currency Letter of Credit shall be issued if, after giving effect thereto, the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 at such time, (iii) no Letter of Credit shall be issued if, after giving effect thereto, (x) the Individual Revolving Credit Exposure of any Lender would exceed its Revolving Loan Commitment as then in effect or (y) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (iv) no Issuing Bank shall (without its consent) have an obligation to issue a Letter of Credit if (x) the Stated Amount thereof, when added to the Letter of Credit Outstandings at such time in respect of Letters of Credit issued by such Issuing Bank, would exceed such Issuing Bank’s Letter of Credit Sublimit or (y) in the case of an Issuing Bank which is (or whose affiliate is) a Swingline Lender, after giving effect thereto, the Individual Swingline Lender Revolving Credit Exposure of such Issuing Bank would exceed the Revolving Credit Commitment of such Lender (or of its affiliate), (v) no Alternate Currency Letter of Credit denominated in a given Alternate Currency and issued under a given Alternate Currency Revolving Loan Sub-Tranche shall be issued if, after giving effect thereto, the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of any Alternate Currency RL Lender with an Alternate Currency Revolving

Loan Sub-Commitment relating to such Alternate Currency Revolving Loan Sub-Tranche would exceed such Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender at such time, (~~v~~vi) each Letter of Credit shall by its terms terminate (A) in the case of Standby Letters of Credit, on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the fifth Business Day prior to the Maturity Date, on terms acceptable to the Issuing Bank thereof) and (y) the fifth Business Day prior to the Maturity Date and (B) in the case of Trade Letters of Credit, on or before the earlier of (x) the date which occurs 180 days after the date of issuance thereof and (y) 30 days prior to the Maturity Date; provided that an Issuing Bank may issue a Letter of Credit with a termination date after the Maturity Date if at the time of issuance the Account Party provides cash collateral to the Issuing Bank in an amount and on terms satisfactory to the Issuing Bank (and each RL Lender’s participation in such Letter of Credit shall terminate on the Maturity Date of such RL Lender except in respect of drawings made under such Letter of Credit on or prior to such Maturity Date), and (vii) the Stated Amount of each Standby Letter of Credit shall be no less than $1,000,000 (or, in the case of a Non-Dollar Alternate Currency Letter of Credit, the Dollar Equivalent thereof), or such lesser amount as is acceptable to the respective Issuing Bank and the Stated Amount of each Trade Letter of Credit shall be no less than $100,000 (or, in the case of a Non-Dollar Alternate Currency Letter of Credit, the Dollar Equivalent thereof), or such lesser amount as is acceptable to the respective Issuing Bank

(b) Notwithstanding the foregoing, if any Lender has become a Defaulting Lender, an Issuing Bank shall not be required to issue, renew, extend or amend any Letter of Credit requested to be issued, renewed, extended or amended by it unless it is satisfied that the applicable Defaulting Lender’s participation in the outstanding Letters of Credit will be 100% covered by the Non-Defaulting Lenders as a result of a re-allocation pursuant to Section 1.21 (and participating interests in newly issued Letters of Credit shall be allocated in a manner consistent with Section 1.21) or such Issuing Bank has entered into arrangements satisfactory to it and the Corporation to eliminate such Issuing Bank’s risk with respect each Defaulting Lender’s participation in Letters of Credit issued by such Issuing Bank (which arrangements are hereby consented to by the Lenders), including by cash collateralizing each Defaulting Lender’s RL Percentage of the Letter of Credit Outstandings with respect to such Letters of Credit (such arrangements, the “Letter of Credit Back-Stop Arrangements”).

2.03 Letter of Credit Requests; Notices of Issuance. (a) Whenever an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent and the respective Issuing Bank written notice thereof prior to 1:00 P.M. (New York time) at least five Business Days’ (or such shorter period as is acceptable to the respective Issuing Bank) prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit D (each, a “Letter of Credit Request”).

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the respective Account Party that (i) such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02 and (ii) all of the applicable conditions set forth in Sections 5 and 6 shall be met at the time of such issuance. Unless the respective Issuing Bank has received notice from the Administrative Agent, whether on its own initiative or at the direction of the Required Lenders, before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not satisfied on the Effective Date or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02 (any such notice, a “Stop Issue Notice”), then such Issuing Bank may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Bank’s usual and customary practices. Upon the issuance of or amendment to any Standby Letter of Credit, the respective Issuing Bank shall promptly notify the Administrative Agent and the respective Account Party, in writing, of such issuance or amendment, and such notification shall be accompanied by a copy of the issued Standby Letter of Credit or amendment thereto. Upon receipt of such notice, the Administrative Agent shall notify the RL Lenders, in writing, of such issuance or amendment, as the case may be, and if so requested by any RL Lender, the Administrative Agent shall provide such RL Lender with a copy of the Standby Letter of Credit so issued or such amendment, as the case may be. For Trade Letters of Credit issued by an Issuing Bank (other than the Administrative Agent), such Issuing Bank will send to the Administrative Agent by facsimile transmission, promptly on the first Business Day of each week, the daily aggregate Stated Amount of Trade Letters of Credit issued by such Issuing Bank and outstanding during the preceding week. The Administrative Agent shall deliver to each RL Lender, after each calendar month end and upon each payment of the Letter of Credit Fee, a report setting forth for the relevant period the daily aggregate Stated Amount of all outstanding Trade Letters of Credit during such period.

(c) On a monthly and quarterly basis, each Issuing Bank shall, following the request of the Corporation, deliver as a courtesy to the Corporation a report (printed on the letterhead of such Issuing Bank and transmitted in a non-modifiable format, such as .pdf or facsimile) reflecting all outstanding Letters of Credit issued by such Issuing Bank as of the last day of the applicable fiscal month or fiscal quarter, as the case may be; provided no Issuing Bank shall have any liability to the Corporation or any of its Subsidiaries for failure to deliver such report in accordance with this Section 2.03(c).

2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the respective Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to (i) in the case of a Domestic Dollar Letter of Credit, each RL Lender (other than such Issuing Bank) and (ii) in the case of an Alternate Currency Letter of Credit, each Alternate Currency RL Lender (other than such Issuing Bank) with an Alternate Currency Revolving Loan Sub-Commitment relating to the respective Alternate Currency Revolving Loan Sub-Tranche under which such Alternate Currency Letter of Credit was issued (each such Lender with respect to any Letter of Credit, in its capacity under this Section 2.04, a “Participant”), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, in a percentage equal to (x) in the case of a Domestic Dollar Letter of Credit, such Participant’s Domestic RL Dollar Percentage or (y) in the case of an Alternate Currency Letter of Credit, such Participant’s relevant Alternate Currency RL Percentage, in such Domestic Dollar Letter of Credit or Alternate Currency Letter of Credit, as the case may be, each drawing or payment made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto, and any guaranty pertaining thereto (although Letter of Credit Fees shall be paid directly to the Administrative Agent for the account of the RL Lenders or the relevant Alternate Currency RL Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to any such Letters of Credit); provided that, upon the occurrence of a Sharing Event, the participations described above shall be automatically adjusted so that each RL Lender shall have a participation in all then outstanding Letters of Credit (whether a Domestic Dollar Letter of Credit or an Alternate Currency Letter of Credit), and related obligations as described above, in a percentage equal to its RL Percentage (which adjustments shall occur concurrently with the adjustments described in Section 1.17). Upon any change in the Revolving Loan Commitments, Domestic Dollar Revolving Loan Sub-Commitments, Alternate Currency Revolving Loan Sub-Commitments, Domestic RL Dollar Percentages or relevant Alternate Currency RL Percentages of the RL Lenders pursuant to this Agreement (or in the circumstances provided in the proviso to the immediately preceding sentence, the RL Percentages of the RL Lenders pursuant to this Agreement), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Domestic RL Dollar Percentages or relevant Alternate Currency RL Percentages or, in the circumstances described in the proviso to the immediately preceding sentence, the RL Percentages of the various RL Lenders.

(b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation relative to the Participants or any other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for such Issuing Bank any resulting liability to any Account Party, any other Credit Party, any Lender or any other Person.

(c) If any Issuing Bank makes any payment under any Letter of Credit and the respective Account Party shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the benefit of such Issuing Bank the amount of such Participant’s Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of such unreimbursed payment in Dollars (or, in the case of an Alternate Currency Letter of Credit, at any time prior to the occurrence of a Sharing Event, the Alternate Currency in which such Alternate Currency Letter of Credit is denominated) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the benefit of such Issuing Bank, in Dollars (or, in the case of an Alternate Currency Letter of Credit, at any time prior to the occurrence of a Sharing Event, the Alternate Currency in which such Alternate Currency Letter of Credit is denominated), such Participant’s Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of the amount of such payment available to the Administrative Agent for the benefit of such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the benefit of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the benefit of such Issuing Bank at (x) in the case of Dollar Letters of Credit and, after the occurrence of a Sharing Event, other amounts owing in Dollars, the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter and (y) in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency at any time prior to the occurrence of a Sharing Event, the relevant Euro Rate (as determined on the basis provided in the proviso appearing in the definition of the relevant Euro Rate) or relevant Alternate Currency Non-LIBOR Rate, as applicable, for the first three days and the interest rate applicable to Non-Dollar Alternate Currency Revolving Loans denominated in such Non-Dollar Alternate Currency for each day thereafter). The failure of any Participant to make available to such Issuing Bank its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of any unreimbursed payment with respect to a Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the benefit of such Issuing Bank such other Participant’s Domestic RL Dollar Percentage or relevant Alternate Currency RL Percentage (or, after the occurrence of a Sharing Event, its RL Percentage), as applicable, of any such payment.

(d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent for the benefit of each Participant which has paid its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) thereof, in Dollars (or, in the case of a Non-Dollar Alternate Currency Letter of Credit, at any time prior to the occurrence of a Sharing Event, the Non-Dollar Alternate Currency in which such Non-Dollar Alternate Currency Letter of Credit is denominated) and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations. The payment required to be made by the respective Issuing Bank to the Administrative Agent pursuant to the preceding sentence shall be made on the day the respective payment of a reimbursement is received by such Issuing Bank (if payment was actually received by such Issuing Bank prior to 12:00 Noon (local time in the city in which such payments are to be made)).

(e) The obligations of the Participants to make payments to the Administrative Agent for the benefit of each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification, exception, offset, abatement or reduction whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries or Affiliates may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any Subsidiary or Affiliate of any Credit Party and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any guaranty for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default or reduction or termination of the Commitments.

2.05 Agreement to Repay Letter of Credit Drawings. (a) Each Account Party hereby agrees to reimburse the respective Issuing Bank, by making payment in Dollars (or, in the case of a reimbursement under a Non-Dollar Alternate Currency Letter of Credit, at any time prior to the occurrence of a Sharing Event, the Non-Dollar Alternate Currency in which such Non-Dollar Alternate Currency Letter of Credit is denominated) and in immediately available funds directly to the Administrative Agent at the Payment Office for the benefit of such Issuing Bank, for any payment or disbursement (in the case of any such payment or disbursement under any Alternate Currency Letter of Credit which is unpaid on the date of the occurrence of a Sharing Event, or which payments or disbursements are made thereafter, taking the Dollar Equivalent of the amount of the respective payment or disbursement made in the respective Non-Dollar Alternate Currency in which such Non-Dollar Alternate Currency Letter of Credit is denominated as such Dollar Equivalent is determined on the first date upon which the respective Sharing Event occurs or, if later, the date upon which the respective payment or disbursement is made) made by such Issuing Bank under any Letter of Credit issued by it for the account of the respective Account Party (with each such amount so paid, until reimbursed, an “Unpaid Drawing”), not later than two Business Days after the Administrative Agent or such Issuing Bank notifies the respective Account Party of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to

2:00 P.M. (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the respective Account Party therefor at a rate per annum which shall be (x) in the case of Dollar Letters of Credit and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Dollar Revolving Loans maintained as Base Rate Loans as in effect from time to time and (y) in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency for periods occurring prior to the occurrence of a Sharing Event, the relevant Euro Rate (as determined on the basis provided in the proviso appearing in the definition of the relevant Euro Rate and for an Interest Period of one month) or relevant Alternate Currency Non-LIBOR Rate, as applicable, in effect from time to time plus the Applicable Margin for Non-Dollar Alternate Currency Revolving Loans as in effect from time to time ~~plus any Mandatory Costs~~, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt of notice by the respective Account Party from the Administrative Agent or the respective Issuing Bank of such payment or disbursement or upon the occurrence of a Default or an Event of Default, in each case, under Section 10.05, upon the request of such Issuing Bank, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of Dollar Letters of Credit and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Dollar Revolving Loans maintained as Base Rate Loans as in effect from time to time plus 2% and (y) in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency for periods occurring prior to the occurrence of a Sharing Event, the relevant Euro Rate (as determined on the basis provided in the proviso appearing in the definition of the relevant Euro Rate and for an Interest Period of one month) or relevant Alternate Currency Non-LIBOR Rate, as applicable, in effect from time to time plus the Applicable Margin for Non-Dollar Alternate Currency Revolving Loans as in effect from time to time plus ~~any Mandatory Costs plus~~ 2%, in each such case, with interest to be payable on demand, provided further, that it is understood and agreed that the notice referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default, in each case, under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Account Party) and shall bear interest at the rate provided in the foregoing proviso). The respective Issuing Bank shall give the respective Account Party and the Administrative Agent (if not the Issuing Bank under the respective Letter of Credit) prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the respective, Account Party’s obligations hereunder.

(b) The obligations of each Account Party under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any dispute among the Borrowers and any beneficiary of a Letter of Credit or any other Person to which a Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of a Letter of Credit or any such transferee, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Account Party’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers and the Issuing Banks against each other (it being understood that any such claims made by Lender Parties against any of the Issuing Banks or any other Lender Parties are not so waived), in each case, to the extent permitted by applicable law) suffered by any such Account Party that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the relevant Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (other than, in respect of payments to be made to any Lender, any such increased costs resulting from taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto and other than income, profits, capital, net worth, franchise, doing business and branch profits Taxes, in each case, as to which Section 4.04 shall govern), then, to the extent such change has or would have the effect of reducing the rate of return on such Issuing Bank’s or Participant’s capital or on the capital of such Issuing Bank’s or Participant’s holding company, if any, as a consequence of this Agreement or the Letters of Credit issued by such Issuing Bank or participated in by such Participant, to a level below that which such Issuing Bank or Participant or such Issuing Bank’s or Participant’s holding company could have achieved but for such change (taking into consideration such Issuing Bank’s or Participant’s policies and the policies of such Issuing Bank’s or Participant’s holding company with respect to capital adequacy and liquidity), upon written demand to the respective Account Party by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the respective Account Party shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the respective Account Party, which notice shall include a certificate submitted to the respective Account Party by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the respective Account Party.

SECTION 3. Fees; Reductions of Commitment

3.01 Fees. (a) The Corporation agrees to pay to the Administrative Agent in Dollars for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a facility fee (the “Facility Fee”) for the period from and including the Effective Date to but excluding the date on which the Obligations have been paid in full and the Total Revolving Loan Commitment shall have been terminated, computed at a rate per annum equal to the Applicable Margin (as in effect from time to time) on the daily Revolving Loan Commitment (or following termination of such Revolving Loan Commitment, any such Lender’s portion of the Aggregate Revolving Credit Exposure) of such Lender. Accrued Facility Fees shall be due and payable in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated and on demand following the date upon which the Total Revolving Loan Commitment is terminated.

(b)(x) Each Account Party agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender (based on its Domestic RL Dollar Percentage or, for periods from and after the occurrence of a Sharing Event, its RL Percentages) in Dollars, a fee in respect of each Domestic Dollar Letter of Credit issued for the account of such Account Party hereunder and (y) each Account Party agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with an Alternate Currency Revolving Loan Sub-Commitment under a given Alternate Currency Revolving Loan Sub-Tranche (or, after a Sharing Event has occurred, each Non-Defaulting Lender) (based on its relevant Alternate Currency RL Percentage or, for periods from and after the occurrence of a Sharing Event, its RL Percentage) in Dollars

(or, in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency, for periods prior to the occurrence of a Sharing Event, in the respective Non-Dollar Alternate Currency), a fee in respect of each Alternate Currency Letter of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche for the account of such Account Party (with all fees payable as described in this clause (b) being herein referred to as “Letter of Credit Fees”), in each case, for the period from and including the date of issuance of the respective Letter of Credit to and including the date of termination of such Letter of Credit (or, in the case of a Trade Letter of Credit, the date of the stated expiration thereof), computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Euro Rate Loans (as in effect from time to time), on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and, in the case of Letter of Credit Fees owing pursuant to preceding clause (x), on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Domestic Dollar Letters of Credit remain outstanding and, in the case of Letter of Credit Fees payable pursuant to preceding clause (y), on the first day on or after the termination of all Alternate Currency Revolving Loan Sub-Commitments relating to the relevant Alternate Currency Revolving Loan Sub-Tranche upon which no Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche remain outstanding.

(c) Each Account Party agrees to pay to each Issuing Bank, for its own account, in Dollars (in the case of each Domestic Dollar Letter of Credit and, for all periods after the occurrence of a Sharing Event, each Letter of Credit) or the respective Alternate Currency (in the case of each Non-Dollar Alternate Currency Letters of Credit in a given Non-Dollar Alternate Currency for periods prior to the occurrence of a Sharing Event), a facing fee in respect of each Letter of Credit issued for the account of such Account Party by such Issuing Bank hereunder (the “Facing Fee”), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit (or, in the case of a Trade Letter of Credit, the date of stated expiration thereof), computed at a rate equal to the rate per annum separately agreed by the Corporation and such Issuing Bank with respect to such Letter of Credit of the daily Stated Amount of such Letter of Credit; provided that (i) in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee and (ii) a Facing Fee shall not be payable to an Issuing Bank in respect of a Letter of Credit for any period during which such Letter of Credit is cash collateralized in accordance with Section 2.02(a). Accrued Facing Fees shall be due and payable in arrears on each Quarterly Payment Date and, in the case of Facing Fees owing in respect of Domestic Dollar Letters of Credit, on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Domestic Dollar Letters of Credit remain outstanding and, in the case of Facing Fees payable in respect of Alternate Currency Letters of Credit issued under a given Alternate Currency Revolving Loan Sub-Tranche, on the first day on or after the termination of all Alternate Currency Revolving Loan Sub-Commitments relating to such Alternate Currency Revolving Loan Sub-Tranche upon which no Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche remain outstanding.

(d) Each Account Party shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by any Issuing Bank for its account, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Bank is generally imposing for payment under, issuance of, or amendment to, Letters of Credit issued by it.

(e) At the time of the incurrence of each Bankers’ Acceptance Loan, Acceptance Fees shall be paid by the respective Alternate Currency Revolving Loan Borrower as required by, and in accordance with, clause (g) of Schedule III.

(f) The Corporation and/or any other relevant Alternate Currency Revolving Loan Borrower shall pay to the Administrative Agent for distribution to each Incremental RL Lender such fees and other amounts, if any, as are specified in the relevant Incremental Revolving Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the respective Incremental Revolving Loan Commitment Date.

(g) Each Borrower shall pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Administrative Agent.

3.02 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. The Corporation shall have the right, (i) at any time or from time to time, or (ii) if there are Eurocurrency Loans outstanding, upon at least three Business Days’ prior notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), in each case, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; provided that any partial reduction pursuant to this Section 3.02 shall be in an amount of at least $5,000,000 or, if greater, in integral multiples of $5,000,000. Each reduction to the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02 shall apply to reduce the Revolving Loan Commitments of the various RL Lenders pro rata based on their respective RL Percentages. At the time of each reduction to the Revolving Loan Commitment of any Lender pursuant to this Section 3.02, the Corporation shall specify the amount of such reduction to apply to the various Alternate Currency Revolving Loan Sub-Commitments of such Lender and to the Domestic Dollar Revolving Loan Sub-Commitment of such Lender (the sum of which must equal the reduction to the Revolving Loan Commitment of such Lender); provided that all Lenders with Alternate Currency Revolving Loan Sub-Commitments relating to a given Alternate Currency Revolving Loan Sub-Tranche shall be treated in a consistent fashion (i.e., with no reductions, or with proportionate reductions, to their respective Alternate Currency Revolving Loan Sub-Commitments) at the time of any reduction to the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02. In the absence of a designation by the Corporation pursuant to this Section 3.02, the amount of any reduction to the Revolving Loan Commitment of any Lender pursuant to this Section 3.02 shall apply (i) first, to reduce the Domestic Dollar Revolving Loan Sub-Commitment of the respective Lender and (ii) second, to the extent in excess thereof, to reduce the Alternate Currency Revolving Loan Sub-Commitments of such Lender in each case on a pro rata basis (based on the respective amounts of the Alternate Currency Revolving Loan Sub-Commitments of such Lender as then in effect).

3.03 Mandatory Reduction of Commitments(a) Except as provided in Section 1.22, the Total Revolving Loan Commitment (and the Revolving Loan Commitment, each

Alternate Currency Revolving Loan Sub-Commitment and the Domestic Dollar Revolving Loan Sub-Commitment of each Lender) shall terminate in its entirety on the Maturity Date.

(b) The reduction of the Total Revolving Loan Commitment pursuant to Section 3.03(a) shall be applied proportionately to reduce the Revolving Loan Commitment of each RL Lender.

SECTION 4. Prepayments; Payments; Taxes.

4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty (except for amounts payable pursuant to Section 1.12), in whole or in part, at any time and from time to time on the following terms and conditions:

(i) such Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of (1) its intent to prepay such Loans, (2) whether Domestic Dollar Revolving Loans, Alternate Currency Revolving Loans or Swingline Loans shall be prepaid, (3) the amount of such prepayment (stated in the Applicable Currency) and the Types of Loans to be prepaid and (4) in the case of Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, the specific Borrowing or Borrowings pursuant to which made, with such notice to be given by such Borrower prior to 2:00 p.m. (local time where the respective Payment Office is located) (u) at least one Business Day prior to the date of such prepayment in the case of Dollar Revolving Loans maintained as Base Rate Loans or Canadian Dollar Revolving Loans maintained as Canadian Prime Rate Loans, (v) on the date of such prepayment in the case of Swingline Loans, (w) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Euro Rate Loans, (x) at least three Business Days prior to the date of such prepayment in the case of Mexican Pesos Revolving Loans, (y) at least one Business Day prior to the date of such prepayment in the case of Brazilian Reais Revolving Loans, and (z) such Business Day prior to the date of such prepayment as provided in the relevant Non-LIBOR-Based Alternate Currency Amendment in the case of Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans (excluding Brazilian Reais Revolving Loans) (it being agreed a Borrower may deliver a prepayment notice later than the dates and times described in clauses (u)-(z) if approved by the Administrative Agent), and (except in the case of Swingline Loans) to be transmitted promptly by the Administrative Agent to each of the Lenders with Loans of the respective Tranche and Type;

(ii) each prepayment shall be in an aggregate principal amount at least equal to the Minimum Borrowing Amount for the applicable Tranche and Type of Loans, provided that if any partial prepayment of Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans made pursuant to any Borrowing shall reduce the outstanding Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, made pursuant to such Borrowing to an amount less than the respective Minimum Borrowing Amount for such Tranche and Type of Loans, then such Borrowing (x) in the case of Dollar Revolving Loans, may not be continued as a Borrowing of Euro Rate Loans and any election of an Interest Period with respect thereto shall have no force or effect and (y) in the case of Non-Dollar Alternate Currency Revolving Loans, shall be repaid in full at such time;

(iii) prepayments of Bankers’ Acceptance Loans may not be made prior to the maturity date of the respective Bankers’ Acceptances;

(iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that (x) so long as no Specified Default or Event of Default is then in existence, at any time when the sum of the aggregate principal amount of Domestic Dollar Revolving Loans, Domestic Dollar Swingline Loans and Domestic Dollar Letter of Credit Outstandings exceeds the Total Domestic Dollar Revolving Loan Sub-Commitment (with the amount of such excess being herein called the “Total Domestic Dollar Revolving Loan Sub-Commitment Excess”), the Corporation may, to the extent of such Total Domestic Dollar Revolving Loan Sub-Commitment Excess, make prepayments of principal of Domestic Dollar Revolving Loans to the Lenders which have, or have Affiliates that have, Alternate Currency Revolving Loan Sub-Commitments on the basis of their Alternate Currency RL Percentages as same relate to a given Alternate Currency Revolving Loan Sub-Tranche (with the respective Borrower to designate the Borrowing or Borrowings, or portions thereof, being prepaid), with the intent of creating availability for subsequent Alternate Currency Revolving Loans under the respective Alternate Currency Revolving Loan Sub-Tranche and (y) at the respective Borrower’s election in connection with any prepayment pursuant to this Section 4.01, any prepayment in respect of Revolving Loans shall not be applied to any Revolving Loan of a Defaulting Lender; and

(v) no Competitive Bid Loan may be prepaid without the consent of the Lender that made such Competitive Bid Loan.

4.02 Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the Aggregate Revolving Credit Exposure exceeds the Total Revolving Loan Commitment as then in effect for a period of five consecutive Business Days, the Corporation shall prepay on such day the principal of outstanding Swingline Loans and, after the Swingline Loans have been repaid in full, the Borrowers shall repay the principal of outstanding Revolving Loans (other than Bankers’ Acceptance Loans where the underlying Bankers’ Acceptances have not yet matured) (allocated between Domestic Dollar Revolving Loans and Alternate Currency Revolving Loans as the Borrowers may elect) in an amount (for this purpose, taking the Dollar Equivalent of payments in any Non-Dollar Alternate Currency made with respect to the Non-Dollar Alternate Currency Revolving Loans) equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans (other than Bankers’ Acceptance Loans as referenced in the immediately preceding sentence), the sum of the outstanding Bankers’ Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof), Competitive Bid Loans (for this purpose, using the Dollar Equivalent of the principal amount of any Non-Dollar Alternate Currency Competitive Bid Loan) and Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment then in effect, (I) an amount equal to the lesser of such excess and the then outstanding Face Amount of all Bankers’ Acceptances shall be deposited by the respective Alternate Currency Revolving Loan Borrower with the Administrative Agent as cash collateral for the obligations of such Alternate Currency

Revolving Loan Borrower to the Alternate Currency RL Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers’ Acceptances accepted by the Alternate Currency RL Lenders which shall be paid to and applied by the Alternate Currency RL Lenders, in satisfaction of the obligations to the Alternate Currency RL Lenders of the respective Alternate Currency Revolving Loan Borrower in respect of such Bankers’ Acceptances, on the maturity date thereof, (II) to the extent such excess exceeds the amount applied pursuant to preceding clause (I), such remaining excess or, if less, an amount equal to the then outstanding principal amount of Competitive Bid Loans (for this purpose, using the Dollar Equivalent of the principal amount of any Non-Dollar Alternate Currency Competitive Bid Loan) shall be paid by the Borrowers to the Administrative Agent (in the Applicable Currency) to be held as cash collateral for the repayment of such Competitive Bid Loans at maturity and (III) to the extent such excess exceeds the amount applied pursuant to preceding clauses (I) and (II), the respective Borrowers shall pay to the Administrative Agent an amount of cash or Cash Equivalents (in Dollars or in the respective currencies in which the respective Letter of Credit Outstandings are denominated) equal to the amount of such excess (less the amount applied pursuant to preceding clauses (I) and (II)) (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the respective Borrowers hereunder and under the other Credit Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Administrative Agent) to be established by the Administrative Agent.

(ii) If on any date the sum of (x) the aggregate outstanding principal amount (or Face Amount, as the case may be) of Alternate Currency Revolving Loans and Alternate Currency Swingline Loans incurred pursuant to a given Alternate Currency Revolving Loan Sub-Tranche (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Non-Dollar Alternate Currency Revolving Loans and Non-Dollar Alternate Currency Swingline Loans then outstanding) plus (y) the aggregate Letter of Credit Outstandings in respect of Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche, exceeds the sum of the Alternate Currency Revolving Loan Sub-Commitments of the various Alternate Currency RL Lenders relating to such Alternate Currency Revolving Loan Sub-Tranche as then in effect, the respective Borrowers shall prepay on such day the principal of outstanding Alternate Currency Swingline Loans and, after the Alternate Currency Swingline Loans have been repaid in full, the principal of outstanding Alternate Currency Revolving Loans (for this purpose, taking the Dollar Equivalent of payments in any Non-Dollar Alternate Currency made with respect to Alternate Currency Revolving Loans and Alternate Currency Swingline Loans) under such Alternate Currency Revolving Loan Sub-Tranche (other than Bankers’ Acceptance Loans where the underlying Bankers’ Acceptances have not matured) equal to such excess. If, after giving effect to the prepayment of all outstanding Alternate Currency Revolving Loans made under such Alternate Currency Revolving Loan Sub-Tranche (other than, in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Canadian Dollars, Bankers’ Acceptance Loans as referenced in the immediately preceding sentence), the sum of the aggregate Letter of Credit Outstandings in respect of Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche plus, in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Canadian Dollars, the sum of the outstanding Bankers’ Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof), exceeds the sum of the Alternate Currency Revolving Loan Sub-Commitments of the various Alternate Currency RL

Lenders relating to such Alternate Currency Revolving Loan Sub-Tranche as then in effect, then (I) in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Canadian Dollars, an amount equal to the lesser of such excess and the then outstanding Face Amount of all Bankers’ Acceptances shall be deposited by the respective Alternate Currency Revolving Loan Borrower with the Administrative Agent as cash collateral for the obligations of such Alternate Currency Revolving Loan Borrower to the Alternate Currency RL Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers’ Acceptances accepted by the Alternate Currency RL Lenders which shall be paid to and applied by the Alternate Currency RL Lenders, in satisfaction of the obligations to the Alternate Currency RL Lenders of the respective Alternate Currency Revolving Loan Borrower in respect of such Bankers’ Acceptances, on the maturity date thereof and (II) to the extent such excess exceeds the amount (if any) applied pursuant to preceding clause (I), the respective Alternate Currency Borrowers shall pay to the Administrative Agent an amount of cash or Cash Equivalents (in Dollars or in the respective currencies in which the respective Letter of Credit Outstandings are denominated) equal to the amount of such excess (less the amount (if any) applied pursuant to preceding clause (I)) (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the respective Alternate Currency Borrowers hereunder and under the other Credit Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Administrative Agent) to be established by the Administrative Agent.

(iii) On any day on which the Aggregate Alternate Currency Credit Exposure exceeds $500,000,000, the Borrowers shall prepay on such day the principal of outstanding Alternate Currency Swingline Loans and, after the Alternate Currency Swingline Loans have been repaid in full, the Borrowers shall prepay on such day the principal of outstanding Alternate Currency Revolving Loans (other than Bankers’ Acceptance Loans where the underlying Bankers’ Acceptances have not yet matured) in an amount (for this purpose, taking the Dollar Equivalent of payments in any Non-Dollar Alternate Currency made with respect thereto) equal to such excess. If, after giving effect to the prepayment of all outstanding Alternate Currency Swingline Loans and Alternate Currency Revolving Loans (other than Bankers’ Acceptance Loans as referenced in the immediately preceding sentence), the sum of the outstanding Bankers’ Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof), Alternate Currency Competitive Bid Loans (for this purpose, using the Dollar Equivalent of the principal amount of any Non-Dollar Alternate Currency Competitive Bid Loans) and the Aggregate Alternate Currency Letter of Credit Outstandings exceeds $500,000,000, (I) an amount equal to the lesser of such excess and the then outstanding Face Amount of all Bankers’ Acceptances shall be deposited by the respective Alternate Currency Revolving Loan Borrower with the Administrative Agent as cash collateral for the obligations of such Alternate Currency Revolving Loan Borrower to the Alternate Currency RL Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers’ Acceptances accepted by the Alternate Currency RL Lenders which shall be paid to and applied by the Alternate Currency RL Lenders, in satisfaction of the obligations to the Alternate Currency RL Lenders of the respective Alternate Currency Revolving Loan Borrower in respect of such Bankers’ Acceptances, on the maturity date thereof, (II) to the extent such excess exceeds the amount applied pursuant to preceding clause (I), such remaining excess or, if less, an amount equal to the then outstanding principal amount of Alternate Currency

Competitive Bid Loans (for this purpose, using the Dollar Equivalent of the principal amount of any Non-Dollar Alternate Currency Competitive Bid Loans) shall be paid by the Borrowers to the Administrative Agent (in the Applicable Currency) to be held as cash collateral for the repayment of such Alternate Currency Competitive Bid Loans at maturity and (III) to the extent such excess exceeds the amount applied pursuant to preceding clauses (I) and (II), the respective Borrowers shall pay to the Administrative Agent an amount of cash or Cash Equivalents (in the respective Alternate Currencies in which the respective Alternate Currency Letter of Credit Outstandings are denominated) equal to the amount of such excess (less the amount applied pursuant to preceding clauses (I) and (II)) (up to a maximum amount equal to the Aggregate Alternate Currency Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the respective Borrowers hereunder and under the other Credit Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Administrative Agent) to be established by the Administrative Agent.

(b) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Euro Rate Loans, Bankers’ Acceptance Loans and Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) in the case of repayments of Dollar Revolving Loans, repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the respective Minimum Borrowing Amount for the Type of such Loan, such Borrowing (x) in the case of Dollar Revolving Loans, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (y) in the case of Non-Dollar Alternate Currency Revolving Loans, shall be repaid in full at the end of the then current Interest Period (or, in the case of Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, at the end of the then current Non-LIBOR-Based Interest Period); (iii) no repayment of Bankers’ Acceptance Loans may be made prior to the maturity date of the related Bankers’ Acceptances; and (iv) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Swingline Loans shall be repaid in full on the earlier of (x) the tenth Business Day following the incurrence of such Swingline Loans and (y) the Swingline Expiry Date, (ii) all then outstanding Competitive Bid Loans shall be repaid in full on the respective Competitive Bid Loan Maturity Date and (iii) all then outstanding Revolving Loans shall be repaid in full on the Maturity Date.

4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 p.m. (local time in the city in which the Payment Office for the respective payments is located) on the date when due and shall be made in (x) Dollars in immediately available funds at the appropriate Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and (y) subject to the provisions of Section 1.17, the relevant Applicable Currency in immediately available funds at the appropriate Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of, the Face Amount of or interest on Non-Dollar Alternate Currency Loans, (ii) Unpaid Drawings (and interest thereon) in respect of Non-Dollar Alternate Currency Letters of Credit or (iii) any increased costs, indemnities or other amounts owing with respect to Alternate Currency Loans (or Commitments relating thereto) or Non-Dollar Alternate Currency Letters of Credit, in the case of this clause (iii) to the extent the respective Lender which is charging the same denominates the amounts owing in the relevant Applicable Currency. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (local time in the city in which such payments are to be made)) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto; provided that any payments with respect to Mexican Pesos Swingline Loans shall be made directly to the Payment Office of the Mexican Pesos Swingline Lender by 2:00 p.m. (Mexico City time). Any payments under this Agreement which are made later than 2:00 p.m. (local time in the city in which such payments are to be made) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest and fees shall be payable at the applicable rate during such extension.

4.04 Net Payments. (a) All payments made by any Borrower hereunder (including, in the case of the Corporation, in its capacity as a guarantor pursuant to Section 14) or under any Note will be made without setoff, deduction, counterclaim or other defense. Except as provided in Sections 4.04(b) and (c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties or other similar charges now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding~~, except as provided in the second succeeding sentence,~~ (i) any tax imposed on or measured by the net income or net profits of a Lender, including branch profits taxes and franchise taxes or Taxes imposed upon the overall capital or net worth of a Lender, pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or which imposes such taxes because such Lender engages in business in such jurisdiction other than solely as a result of this Agreement, ~~and~~ (ii) ~~any tax that would not have been imposed but for a failure by such Lender (or any financial institution through which any payment is made to such Lender)~~U.S. federal withholding taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Commitment or such Lender changes its lending office, except in each case to the extent that pursuant to this Section 4.04, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) taxes attributable to a Lender’s failure to comply with Section 4.04(b), (iv) any tax imposed under the applicable requirements of Sections 1471-1474 of the Code, ~~or any applicable Treasury Regulation promulgated under such law or published administrative guidance implementing such law~~as of the Fourth Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections 1471 through 1474 of the Code (or any such amended or successor version thereof) and any laws, regulations or rulings promulgated with respect to any such intergovernmental agreements (“FATCA”)), and (iv) all interest, penalties or additions to tax imposed with respect to clauses (i)-(iv) above) and all interest, penalties or ~~similar liabilities~~additions to tax with respect thereto (all such non-excluded taxes, levies, imposts, duties or other similar charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the respective Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. ~~If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the respective Borrower agrees to reimburse each Lender, upon the written request of such Lender, for any additional amount of taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall reasonably determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, in each case, with reasonable evidence thereof provided with such written request.~~ The respective Borrower will furnish to the Administrative Agent and the applicable Lender within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of official tax receipts evidencing such payment by the respective Borrower. ~~Each~~The respective Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Corporation and the Administrative Agent, at the time or times reasonably requested by the Corporation or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Corporation or the Administrative Agent as will enable the Corporation or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the three succeeding sentences) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, ~~E~~each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Corporation and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.14, 1.20 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, which of the following is applicable: (i) two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN ~~(with respect to a complete exemption under an income tax treaty)~~or W-8BEN-E, as applicable (or successor forms) certifying to such Lender’s entitlement as of such date to ~~a complete~~an exemption from or reduction of United States withholding tax with respect to payments to be made under this Agreement and under any Note, ~~or~~ (ii) ~~if~~ in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code ~~and cannot deliver either U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E~~, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (any such certificate, a “~~Section 4.04(b)(ii)~~Tax Compliance Certificate”) and (y) two accurate and complete original signed copies of the applicable U.S. Internal Revenue Service Form W-8BEN ~~(with respect to the portfolio interest exemption)~~or W-8BEN-E, as applicable (or successor form) ~~certifying to~~, or (iii) if such Lender~~’s entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note~~is not the beneficial owner, executed originals of U.S. Internal Revenue Service Form W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI, U.S. Internal Revenue Service W-8BEN or W-8BEN-E, as applicable (or successor forms), a Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, U.S. Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner. In addition, each such Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete, expired or inaccurate in any material respect, or if requested by the Corporation or the Administrative Agent, it will deliver to the Corporation and the Administrative Agent two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI ~~or~~, U.S. Internal Revenue Service Form W-8~~BEN (with respect to the benefits of any income tax treaty), or~~IMY or U.S. Internal Revenue Service Form W-8BEN ~~(with respect to the portfolio interest exemption) and a Section 4.04(b)(ii)~~or W-8BEN-E, as applicable (or successor forms) and a Tax Compliance Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Corporation and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this

Section 4.04(b). Each Lender (including any assignee, successor or participant) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (other than Persons that are corporations or otherwise exempt from United States backup withholding tax) shall deliver to the Corporation and the Administrative Agent (i) on or prior to the Effective Date, (ii) on or prior to the date on which any such form or certification expires or becomes obsolete, (iii) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this sentence, and (iv) from time to time if requested by the Corporation or the Administrative Agent, two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-9 (or successor form) certifying that such Lender is entitled to an exemption from U.S. backup withholding tax. Notwithstanding anything to the contrary contained in Section 4.04(a), ~~but subject to the last sentence of Section 13.04(b) and the immediately succeeding sentence,~~ (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender to the extent that such Lender has not provided to the Corporation U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Corporation the U.S. Internal Revenue Service Forms required to be provided to the Corporation pursuant to this Section 4.04(b) or (II) in the case of a payment, ~~other than interest, to a Lender described in clause (ii) above,~~ to the extent that such forms do not establish a complete exemption from withholding of such taxes. ~~Notwithstanding anything to the contrary~~ If a payment made to a Lender or Administrative Agent under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in ~~the preceding sentence or elsewhere in this~~ Section ~~4.04 and except as set forth in Section 13.04(b), each Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes or (y) as a result of the purchase of a participation as required by Section 1.17 following the occurrence of a Sharing Event.~~1471(b) or 1472(b) of the Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the foregoing sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c) Each Lender shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish any information as reasonably requested by the respective Borrower pursuant to any applicable treaty, law or regulation if the making of such filing or the furnishing of such information would avoid the need for or reduce the amount of any additional amounts payable by the respective Borrower and would not, in the sole discretion of such Lender, be disadvantageous to such Lender.

(d) If any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.04, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.04 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(e) Each Alternate Currency RL Lender that makes an Alternate Currency Revolving Loan to an Alternate Currency Revolving Loan Borrower which is a resident for tax purposes in Ireland (each, an “Irish Alternate Currency RL Lender”) represents to each Irish Alternate Currency Revolving Loan Borrower that it is an Irish Qualifying Lender with respect to payments of interest to be made under this Agreement and under any Note. To the extent that any Irish Alternate Currency RL Lender cannot represent to the respective Irish Alternate Currency Revolving Loan Borrower that it is an Irish Qualifying Lender, such Irish Alternate Currency RL Lender shall notify such Irish Alternate Currency Revolving Loan Borrower immediately and such Irish Alternate Currency Revolving Loan Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to such Irish Alternate Currency RL Lender in respect of income, withholding or similar taxes imposed by Ireland. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, each Irish Alternate Currency Revolving Loan Borrower agrees to pay additional amounts and to indemnify each Irish Alternate Currency RL Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of an Irish Alternate Currency RL Lender ceasing to be an Irish Qualifying Lender due to any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

(f) Each Alternate Currency RL Lender that makes an Alternate Currency Revolving Loan to a Mexican Alternate Currency Revolving Loan Borrower (each, a “Mexican Alternate Currency RL Lender”), that is not a Mexican Financial Institution, represents to each Mexican Alternate Currency Revolving Loan Borrower that it is a Mexican Qualifying Lender with respect to payments of interest to be made under this Agreement and under any Note. Each Mexican Alternate Currency RL Lender as of the date hereof (that is not a Mexican Financial Institution) agrees to use its commercially reasonable efforts to maintain its status as a Mexican Qualifying Lender, including if applicable, by filing renewal applications on a yearly basis. To the extent that any Mexican Alternate Currency RL Lender (that is not a Mexican Financial Institution) cannot represent to the respective Mexican Alternate Currency Revolving Loan Borrower that it is a Mexican Qualifying Lender, such Mexican Alternate Currency RL Lender shall notify such Mexican Alternate Currency Revolving Loan Borrower immediately and such Mexican Alternate Currency Revolving Loan Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to such Mexican Alternate Currency RL Lender in respect of income or similar taxes imposed by Mexico in excess of applicable taxes under Article 195, Section I, subsection a (or any other applicable successor provision) of the income tax law of Mexico. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, each Mexican Alternate Currency Revolving Loan Borrower agrees to pay additional amounts and to indemnify each Mexican Alternate Currency RL Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

(g) Bifurcation. For the avoidance of doubt, each of the Credit Parties and each of the Lenders acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or any of the other Credit Documents, the Obligations of the Non-U.S. Borrowers under this Agreement or any of the other Credit Documents shall be separate and distinct from the Obligations of any U.S. Borrower, including the Corporation, and shall be expressly limited to the Obligations of the Non-U.S. Borrowers. In furtherance of the foregoing, each of the parties acknowledges and agrees that the liability of any Non-U.S. Borrower for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Credit Documents shall be several from but not joint with the Obligations of the U.S. Borrowers, including the Corporation (provided that, for the avoidance of doubt, the U.S. Borrowers, including the Corporation, shall be jointly and severally liable for the Obligations of the Non-U.S. Borrowers). For the avoidance of doubt, the provision of this paragraph (g) shall not limit the obligations of the Corporation under the Guaranty.

SECTION 5. Conditions Precedent to Initial Credit Events. The obligation of each Lender to make Loans, and the obligation of any Issuing Bank to issue Letters of Credit, is subject to the satisfaction of the following conditions, it being understood and agreed that such conditions were satisfied as of November 30, 2012:

5.01 Execution of Agreement. On or prior to the Effective Date, each Borrower, each Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it.

5.02 Opinions of Counsel. On the Effective Date, the Agents shall have received from (i) Weil, Gotshal & Manges LLP, special counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Effective Date, (ii) DLA Piper, special Maryland counsel to the Corporation, an opinion addressed to the Agents and each of the Lenders and dated the Effective Date, and (iii) such other special and local counsel as may be reasonably required by any Agent, an opinion addressed to the Agents and the Lenders and dated the Effective Date, and in each case covering such matters incident to the transactions contemplated herein as any Agent may reasonably request.

5.03 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Agents shall have received a certificate of each Credit Party, dated the Effective Date, signed by an Authorized Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the declaration of trust, certificate of incorporation and by-laws or partnership agreement of such Credit Party (or other equivalent organizational documents) and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

(b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders, and the Agents shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals and good standing certificates if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

5.04 Fees, etc. On the Effective Date, all costs, fees and expenses, and all other costs contemplated by this Agreement, due to the Agents (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

5.05 Refinancing; etc. (a) On or prior to the Effective Date, the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans and notes issued thereunder shall have been repaid in full, together with interest thereon, and all other amounts owing pursuant to Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated or released and be of no further force or effect except for continuing indemnification obligations described therein.

(b) On or prior to the Effective Date, there shall have been delivered to the Agents a true and correct copy of the payoff letter in respect of the Refinancing, which payoff letter shall be in full force and effect and in form and substance satisfactory to the Agents.

5.06 Financial Statements. On or prior to the Effective Date, there shall have been delivered to the Lenders the consolidated financial statements and financial statement schedules of the Corporation and its Subsidiaries referred to in
Section 7.03(a).

5.07 PATRIOT Act. On or prior to the Effective Date the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know you customer” and anti-money laundering laws, rules and regulations, including the PATRIOT Act, which are requested by the Lenders at least five Business Days prior to the Effective Date.

SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Effective Date and the Fourth Amendment Effective Date and on each Incremental Revolving Loan Commitment Date, but excluding Mandatory Borrowings to be made thereafter, which shall be made as provided in Section 1.01(c)), and the obligation of any Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Event of Default or Specified Default and (ii) all representations and warranties contained herein and in the other Credit Documents (except the representation set forth in Section 7.03(b) of this Credit Agreement) shall be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) only as of such specified date).

6.02 Notice of Borrowing; Competitive Bid Loans; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans and Competitive Bid Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i). Prior to the making of any Competitive Bid Loans, all of the applicable conditions specified in Section 1.04 shall have been satisfied.

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent (if not the Issuing Bank therefor) and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

6.03 Election to Become an Alternate Currency Revolving Loan Borrower. Prior to the incurrence of any Revolving Loans or Competitive Bid Loans by, and prior to the issuance of any Letter of Credit for the account of, an Alternate Currency Revolving Loan Borrower (other than the Corporation) on or after the Effective Date which has not theretofore complied with the requirements of this Section 6.03, the following additional conditions shall be satisfied:

(i) to the extent the requirements of this clause (i) have not theretofore been satisfied, such new Alternate Currency Revolving Loan Borrower shall have duly authorized, executed and delivered to the Administrative Agent an Election to Become an

Alternate Currency Revolving Loan Borrower in the form of Exhibit H-1, which shall be in full force and effect;

(ii) each Lender with an Alternate Currency Revolving Loan Sub-Commitment of the applicable Sub-Tranche shall have approved such new Alternate Currency Revolving Loan Borrower (such approval not to be unreasonably withheld); provided that any Lender which has not objected in writing to such new Alternate Currency Revolving Loan Borrower within 10 Business Days after receiving notice thereof shall be deemed to have approved such new Alternate Currency Revolving Loan Borrower; and

(iii) to the extent not previously accomplished or not otherwise requested by the Administrative Agent, such Alternate Currency Revolving Loan Borrower shall have duly authorized, executed and/or delivered to the Administrative Agent such other certificates, resolutions, opinions and writings that would have been required to be delivered pursuant to Section 5 if such Alternate Currency Revolving Loan Borrower had been subject to such Section on the Effective Date, and “know your customer” information, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

6.04 Election to Become a Domestic Dollar Revolving Loan Borrower. Prior to the incurrence of any Domestic Dollar Revolving Loans or Competitive Bid Loans by, and prior to the issuance of any Letter of Credit for the account of, a Domestic Dollar Revolving Loan Borrower (other than the Corporation) on or after the Effective Date which has not theretofore complied with the requirements of this Section 6.04, the following additional conditions shall be satisfied:

(i) such new Domestic Dollar Revolving Loan Borrower shall have duly authorized, executed and delivered to the Administrative Agent an Election to Become a Domestic Dollar Revolving Loan Borrower in the form of Exhibit H-2, which shall be in full force and effect;

(ii) each Lender with a Domestic Dollar Revolving Loan Sub-Commitment shall have approved such new Domestic Dollar Revolving Loan Borrower (such approval not to be unreasonably withheld); provided that any Lender which has not objected in writing to such new Domestic Dollar Revolving Loan Borrower within 10 Business Days after receiving notice thereof shall be deemed to have approved such new Domestic Dollar Revolving Loan Borrower; and

(iii) to the extent not previously accomplished, such Domestic Dollar Revolving Loan Borrower shall have duly authorized, executed and/or delivered to the Administrative Agent such other certificates, resolutions, opinions and writings that would have been required to be delivered pursuant to Section 5 if such Domestic Dollar Revolving Loan Borrower had been subject to such Section on the Effective Date, and “know your customer” information, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

The acceptance of the proceeds of each Loan or the making of each Letter of Credit Request (occurring on the Effective Date and thereafter) shall constitute a representation and warranty by each Credit Party to the Agents and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Effective Date) and in this Section 6 (with respect to Credit Events on and after the Effective Date) and applicable to such Credit Event are satisfied as of that time. All of legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and shall be in form and substance reasonably satisfactory to the Agents.

SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Borrower makes the following representations, warranties and agreements, in each case after giving effect to (or, in the case of representations and warranties made on the Effective Date, concurrently with the consummation of) the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects (or, as to any such matter that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) on and as of the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, as to any such matter that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) only as of such specified date):

7.01 Existence; Compliance with Law. Each Credit Party and each of its Subsidiaries (a) is a real estate investment trust or a corporation, limited liability company or limited partnership, duly organized or incorporated, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) is duly qualified as a foreign corporation, limited liability company or limited partnership and, if applicable, in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate could not reasonably be expected to have a Material Adverse Effect; (c) has all requisite corporate, limited liability company, partnership or other power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted, except where the absence of such power, authority and legal right could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (d) is in compliance with all applicable Requirements of Law except for such non-compliances as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; and (e) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals the failure to obtain, file or give notice of, in the aggregate could not reasonably be expected to have a Material Adverse Effect.

7.02 Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby:

(i) are within such Credit Party’s corporate, partnership, limited liability company or trust powers, as appropriate;

(ii) have been duly authorized by all necessary corporate, partnership, limited liability company or trust action, as appropriate, including, without limitation, the consent of stockholders, general and/or limited partners and members where required;

(iii) do not and will not (A) contravene any Credit Party’s or any of its Subsidiary’s respective declaration of trust, certificate of incorporation or formation or by-laws, regulations, partnership agreement, operating agreement or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, (x) any material indenture, bond, note, instrument or any other material agreement or (y) any other Contractual Obligation of any Credit Party or any of its Subsidiaries, except, in the case of this clause (y), to the extent that any such conflict, breach, termination or acceleration, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any of the Assets of any Credit Party or any of its Subsidiaries; and

(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made, and each of which is in full force and effect.

(b) This Agreement and each of the other Credit Documents when executed and delivered by a Credit Party which is a party thereto will be duly executed and delivered by such Credit Party. This Agreement and the other Credit Documents when executed by the Credit Parties party hereto and thereto will constitute legal, valid and binding obligations (as applicable) of the Credit Parties party to such Credit Documents (enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and, in the case of any Alternate Currency Revolving Loan Borrower organized in any jurisdiction, subject to such other reservations set forth on Schedule V as to such jurisdiction).

7.03 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated financial statements and financial statement schedules of the Corporation and its Subsidiaries, as of December 31, ~~2009, 2010 and~~ 2011, 2012 and 2013, filed with the SEC as part of the Corporation’s annual report on Form 10-K, fairly present in all material respects the consolidated results of operations of the Corporation and its Subsidiaries for the respective Fiscal Years ended on such dates, and the consolidated financial position of the Corporation and its Subsidiaries as at such dates. The consolidated financial statements and financial statement schedules of the Corporation and its Subsidiaries, as of ~~September~~June 30, ~~2012~~2014, filed with the SEC as part of the Corporation’s quarterly report on Form 10-Q, fairly present in all material respects the consolidated results of operations of the Corporation and its Subsidiaries for the fiscal quarter ended on such date, and the consolidated financial position of the Corporation and its Subsidiaries as at such date. All such financial statements have been prepared in accordance with GAAP consistently applied, except as expressly set forth in the notes thereto.

(b) Since December 31, ~~2011~~2013 to and including the Fourth Amendment Effective Date ~~(but, for this purpose, assuming that the Transaction had been consummated on such date)~~, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) On and as of the Fourth Amendment Effective Date, the Projections are based on good faith estimates and assumptions believed to be reasonable at the time made; provided, however, that the Corporation makes no representation or warranty that such assumptions will prove in the future to be accurate or that the Corporation and its Subsidiaries will achieve the financial results reflected in the Projections (it being understood that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Corporation’s control, that no assurance can be given that any particular Projections will be realized and that actual results may differ and that such differences may be material).

7.04 Litigation. On and as of the Fourth Amendment Effective Date, there are no pending or, to the best knowledge of any Borrower, threatened actions, investigations or proceedings affecting the Corporation, any of its Subsidiaries or any other Credit Party, or any of their respective Assets or revenues before any court, Governmental Authority or arbitrator, that in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect. On and as of the Fourth Amendment Effective Date, none of the Corporation or any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default has had, or could reasonably be expected to have, a Material Adverse Effect.

7.05 True and Complete Disclosure. As of the Fourth Amendment Effective Date, neither this Agreement nor any factual information set forth in the Bank Information Memorandum (excluding Projections (which are covered in Section 7.03(c)), other forward looking information and information of a general economic or industry nature), when taken as a whole contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made. As of the Fourth Amendment Effective Date, there is no fact known to the Corporation which has not been disclosed to the Lenders and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.06 Use of Proceeds. (a) The proceeds of Revolving Loans, Swingline Loans and Competitive Bid Loans incurred by the respective Borrower will be used (x) to finance the Transaction and to pay fees and expenses incurred in connection therewith and (y) for such Borrower’s and its Subsidiaries’ general corporate and working capital purposes.

(b) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X or be used to purchase or carry Margin Stock.

(c) At the time of each Credit Event occurring on or after the Effective Date, not more than 25% of the value of the assets of the Corporation and its Subsidiaries taken as a whole will constitute Margin Stock.

7.07 Taxes. Each of the Corporation and each of its Subsidiaries has filed or caused to be filed all federal, state and local Tax returns which are required to be filed, and has paid or has caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in conformity with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.08 Compliance with ERISA. (a) Except as would not result in a Material Adverse Effect, (i) each Plan is in compliance in form and operation with its terms and with applicable provisions of ERISA and the Code; (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification); (iii) no ERISA Event has occurred during the last 3 years; (iv) there exists no Unfunded Pension Liability with respect to any Plan; (v) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan; (vi) none of any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate has incurred or reasonably expects to incur any liability to the PBGC save for any liability for premiums due in the ordinary course or other liability; and (vii) no lien imposed under the Code or ERISA on the assets of any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate arising from or relating to a Plan exists or is likely to arise on account of any Plan.

(b) Except as would not result in a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of applicable laws and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; (iii) none of any Borrower nor any Subsidiary of any Borrower has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of any Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

7.09 Property. Subject to Section 7.12, each of the Corporation and each of its Subsidiaries has good title and valid leasehold interests to each of the properties and assets reflected on the most recent balance sheet referred to in Section 7.03(a) or delivered under Section 8.01 (other than properties or assets (x) owned by a Person that is consolidated with the Corporation or any of its Subsidiaries under GAAP but is not a Subsidiary of the Corporation, (y) sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business and (z) as otherwise permitted by the terms of this Agreement), except for defects in title or interests that would not reasonably be expected to have Material Adverse Effect, and all such properties and assets are free and clear of Liens, except Permitted Liens.

7.10 Investment Company Act. Neither any Credit Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.11 Environmental Matters. (a) Each Borrower and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of each Borrower, threatened Environmental Claims against any Borrower or any of its Subsidiaries (including any such Environmental Claim arising out of the ownership or operation by any Borrower or any of its Subsidiaries of any Real Property no longer owned or operated by any Borrower or any of its Subsidiaries) or any Real Property owned or operated by any Borrower or any of its Subsidiaries. To the knowledge of each Borrower, there are no facts, circumstances or conditions with respect to the business or operations of any Borrower or any of its Subsidiaries or any Real Property owned or operated by any Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by any Borrower or any of its Subsidiaries but no longer owned or operated by any Borrower or any of its Subsidiaries) or any real property adjoining or adjacent to any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against any Borrower or any of its Subsidiaries or any Real Property owned or operated by any Borrower or any of its Subsidiaries, or (ii) to cause any Real Property owned or operated by any Borrower or any of its Subsidiaries to be subject to any restrictions imposed by Environmental Laws on the nature of the use or the transferability of such Real Property by any Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b) Hazardous Materials have not been Released on or from, generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by any Borrower or any of its Subsidiaries where such Release, generation, use, treatment, storage or transportation has violated or would reasonably be expected to violate any applicable Environmental Law.

(c) Notwithstanding anything to the contrary in preceding clauses (a) and (b) of this Section 7.11, the representations made in preceding clauses (a) and (b) of this Section 7.11 shall not be untrue unless the aggregate effect of all violations, Environmental Claims, facts, circumstances, conditions, occurrences, restrictions, failures and noncompliances subject to or governed by Environmental Laws would reasonably be expected to have a Material Adverse Effect.

7.12 Intellectual Property, Licenses, Franchises and Formulas. Each Borrower and each of its Subsidiaries owns, or has the right to use, all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, or has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own, have or obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

7.13 Anti-Corruption Laws and Sanctions. Each Borrower has implemented and maintains in effect policies and procedures designed, in its reasonable business judgment, to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with Anti-Corruption Laws and applicable Sanctions, and each Borrower, its Subsidiaries and to the knowledge of such Borrower, their respective officers, directors, employees and agents (in their respective capacities as such) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Borrower being designated as (i) a Sanctioned Person under clause (a) of the definition thereof, or operating or controlled by any such Person or (ii) a Sanctioned Person under clause (b) of the definition thereof where the activity being conducted by such Borrower in such Sanctioned Country violates any Sanctions in any material respect. None of (a) the Borrowers, any Subsidiary or to the knowledge of the Borrowers any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, in each case where such status as a Sanctioned Person or receipt of such benefit would violate applicable Sanctions. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will, to the knowledge of any Borrower, violate Anti-Corruption Laws or applicable Sanctions in any material respect.

SECTION 8. Affirmative Covenants. Each Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than contingent indemnification obligations) incurred hereunder and thereunder, are paid in full:

8.01 Information Covenants. The Corporation will furnish to the Lenders:

(a) Quarterly Financial Statements. Within 55 days after the close of the first three quarterly accounting periods in each Fiscal Year of the Corporation, (i) the consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such quarterly accounting period, and the related consolidated statements of income for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, and the related statement of cash flows for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures as of the end of and for the related periods in the prior Fiscal Year, all of which shall be certified by the chief financial officer of the Corporation (or by the Vice President and Treasurer or Senior Vice President and Corporate Controller of the Corporation), subject only to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods.

(b) Annual Financial Statements. Within 100 days after the close of each Fiscal Year of the Corporation, (i) the consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income and retained earnings and of cash flows for such Fiscal Year setting forth comparative figures as of the end of and for the preceding Fiscal Year and certified (without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit) by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and (ii) management’s discussion and analysis of the important operational and financial developments during the respective Fiscal Year.

(c) Officer’s Certificates. As of the date of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the chief financial officer of the Corporation (or by the Vice President and Treasurer or Senior Vice President and Corporate Controller of the Corporation), in form satisfactory to the Agents, to the effect that, to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether the Borrowers and their Subsidiaries were in compliance with the provisions of Sections 9.01, 9.03 and 9.04 at the end of such fiscal quarter or Fiscal Year, as the case may be, (y) set forth its Unsecured Debt Ratings and (z) set forth the calculations required to establish the Applicable Margin and the Consolidated Leverage Ratio as at the last day of such fiscal quarter or Fiscal Year, as the case may be.

(d) Notice of Default or Litigation. Promptly, and in any event within five Business Days (or ten Business Days in the case of following clause (ii)) after any Authorized Officer of any Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to material Indebtedness with an aggregate principal amount outstanding in excess of $100,000,000 of any Borrower or any of its Subsidiaries or (z) with respect to any Credit Document.

(e) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to any Borrower or any of its Subsidiaries as any Agent or any Lender may reasonably request.

(f) Delivery of Information. Information required to be delivered pursuant to paragraphs (a) and (b) shall be deemed to have been delivered on the date on which the Corporation provides notice to the Administrative Agent that such information has been posted on the Corporation’s website on the internet at the website address listed on the signature pages of such notice, at www.sec.gov or at another website accessible by the Lenders without charge; provided that the Corporation shall deliver paper copies of the reports and financial statements referred to in paragraphs (a) and (b) of this Section 8.01 to the Administrative Agent or any Lender who requests the Corporation to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.

8.02 Books and Records. Each Borrower will, and the Corporation will cause each Subsidiary to, maintain or cause to be maintained at all times true and complete in all material respects books and records of its financial operations (in accordance with GAAP) and the Administrative Agent may discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with, and be advised as to the same by, officers and, so long as a representative of such Borrower or such Subsidiary is present, independent accountants, all during regular business hours and upon advance written notice, as the Administrative Agent may deem appropriate for the purpose of verifying the various reports delivered pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. Notwithstanding Section 13.01, unless any such discussion is conducted after the occurrence and during the continuance of a Specified Default or Event of Default, the Corporation shall not be required to pay any costs or expenses incurred by the Administrative Agent in connection with such discussion.

8.03 Maintenance of Insurance. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, maintain (either in the name of such Borrower or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance in at least such amounts and against at least such risks as are customarily insured against by companies engaged in the same or a similar business. Notwithstanding the foregoing, each Borrower may self-insure with respect to such risks with respect to which companies of established repute engaged in the same or similar business in the same general area usually self-insure.

8.04 Corporate Franchises. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses permits and intellectual property; provided, however, that (i) nothing in this Section 8.04 shall prevent (x) transactions permitted under Section 9.02 or (y) the liquidation of any Subsidiary (which Subsidiary is not itself a Credit Party) if the Corporation determines that such liquidation could not reasonably be expected to have a Material Adverse Effect and (ii) neither any Borrower nor any such Subsidiary shall be required to preserve its existence (other than the corporate or other applicable existence of each Borrower) or any right, franchise, license, permit or intellectual property if, in the good faith business judgment of the Corporation, the termination of or failure to preserve and keep in full force and effect such existence, right, franchise, license, permit or intellectual property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.05 Compliance with Statutes, etc. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, comply with all Requirements of Law (including, without limitation, all Environmental Laws and the rules and regulations thereunder), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed, in its reasonable business judgment, to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with Anti-Corruption Laws and applicable Sanctions in all material respects.

8.06 ERISA. As soon as reasonably practicable and, in any event, within fifteen (15) days after any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate knows of a Material Event (as defined below), a Borrower will deliver, or cause to be delivered, to the Administrative Agent a certificate of the chief financial officer, treasurer or controller of any Borrower setting forth the reasonable details as to such occurrence and the action, if any, that such Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take with respect to such Material Event, together with any notices required or proposed to be given or filed by such Borrower, such Subsidiary, the applicable Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, and any notices received by such Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, with respect to the Material Event. For purposes of the preceding sentence, a “Material Event” means (i) the occurrence of any ERISA Event, (ii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Borrower, a Subsidiary of any Borrower or any ERISA Affiliates, or (iii) the adoption of any amendment to a Plan subject to Section 412 of the Code, provided, in each case, that such event or adoption, as applicable, will result in a material increase in excess of $100,000,000 in contribution obligations of any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate.

8.07 End of Fiscal Years; Fiscal Quarters. The Corporation will cause (i) each of its, and each of its Subsidiaries’, Fiscal Years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates which are consistent with a Fiscal Year ending December 31; provided, however, that Subsidiaries of the Corporation that are included (together with full financial results for the applicable period) in the Corporation’s consolidated financial statements and related schedules for a fiscal quarter and a Fiscal Year of the Corporation (as required to be delivered pursuant to Section 8.01(a) or (b), as applicable) shall not be required to maintain the fiscal year and fiscal quarter ends described in clause (i) and (ii) above.

8.08 Maintenance of Properties. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, keep all property necessary to the business of such Borrower and each such Subsidiary in good working order and condition consistent with industry practice, ordinary wear and tear excepted, except such non-compliances with the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.09 Payment of Taxes. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien not otherwise permitted under Section 9.01(i); provided that no Borrower or any of its Subsidiaries will be required to pay any such tax, assessment, charge, levy or claim which (x) is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP and (y) would not reasonably be expected to have a Material Adverse Effect.

SECTION 9. Negative Covenants. Each of the Borrowers hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than contingent indemnification obligations) incurred hereunder and thereunder, are paid in full:

9.01 Liens. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase or leaseback such property or assets (including sales of accounts receivable with recourse to such Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental or quasi- governmental charges or levies not yet due and payable (including reservations, limitations, provisos and conditions expressed in any original grants from the Crown) or Liens for taxes, assessments or governmental or quasi-governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii) Liens in respect of assets of any Borrower or any of its Subsidiaries incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money, and which (x) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business and (y) do not secure obligations in excess of $75,000,000 at any time;

(iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 9.01 (“Existing Liens”), and giving effect to any renewals, replacements and extensions of such Liens, in each case so long as (x) the principal amount of the obligations secured thereby is not increased as a result thereof (except to the extent any such incremental obligations are independently justified under (and applied as a utilization of the basket described in) Section 9.01(xviii) below or as otherwise expressly permitted by Schedule 9.01) and (y) such renewals, replacements and extensions do not result in (I) Liens applying to any Assets which are not already subject to the Liens securing the respective obligations being renewed, replaced or extended or (II) except as expressly permitted by Schedule 9.01, an increase in the amount of any category of Assets which are subject to the Liens securing the respective obligations being renewed, replaced or extended);

(iv) licenses, leases, sublicenses or subleases granted to other Persons not materially interfering with the conduct of the business of any Borrower and its Subsidiaries taken as a whole;

(v) any Lien on any asset of any Borrower or any of its Subsidiaries (I) subject to Capitalized Lease Obligations or (II) securing other Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); provided that (x) the Lien encumbering the asset or assets giving rise to such Capitalized Lease Obligation or other Indebtedness, as the case may be, does not encumber any other asset of such Borrower or any Subsidiary of such Borrower and (y) except in the case of a Lien securing Capitalized Lease Obligations, any such Lien attaches to such asset concurrently with, or within 180 days after, the acquisition thereof, or such longer period, not to exceed 12 months, due to the Corporation’s or its respective Subsidiaries’ inability to obtain the requisite governmental approvals with respect to such acquisition; provided further, that, in the case of any asset constituting Real Property, (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and (ii) the Indebtedness so secured does not exceed the sum of (x) the purchase price of such Real Property plus (y) the costs of such construction;

(vi) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and, except in the case of those arising out of a governmental taking or threatened governmental taking, not materially interfering with the conduct of the business of any Borrower or any of its Subsidiaries;

(vii) Liens arising from precautionary UCC financing statement filings (or equivalent filings, registrations or agreements in foreign jurisdictions) regarding operating leases entered into by any Borrower or any of its Subsidiaries in the ordinary course of business;

(viii) all Liens arising from, and UCC financing statement filings (or equivalent filings, registrations or agreements in foreign jurisdictions) made in connection with, the securitization, sale or other non-recourse financing of timeshare receivables (irrespective of whether such transactions appear on the consolidated balance sheet of the Corporation), so long as the only Assets subject to such Liens are timeshare receivables, customary related contractual and other rights and any proceeds of the foregoing;

(ix) to the extent not covered by clause (ii) above, Liens securing judgments which do not constitute an Event of Default, provided that no cash or property is deposited or delivered to secure the respective judgment (or any appeal bond in respect thereof);

(x) statutory and common law landlords’ liens under leases to which any Borrower or any of its Subsidiaries is a party;

(xi) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, solicitors or other Liens arising in the ordinary course of business which (x) do not secure Indebtedness for borrowed money and (y)(I) do not in the aggregate materially detract from the value of the relevant property or assets of any Borrower or Subsidiary of any Borrower or materially impair the use thereof in the operation of the business of any Borrower or Subsidiary of any Borrower or (II) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practices (exclusive of obligations in respect of the payment for borrowed money);

(xiii) normal and customary Liens in favor of banks or other depository or financial institutions arising as a matter of law and encumbering deposits or other funds maintained with such financial institution (including rights of setoff);

(xiv) Liens on property or assets acquired by any Borrower or any of its Subsidiaries, or on property or assets of a Subsidiary acquired by any Borrower or any of its Subsidiaries, in each case in existence at the time such acquisition is consummated, provided that such Liens are not incurred in connection with or in contemplation or anticipation of such acquisition and do not attach to any other asset of such Borrower or any of its Subsidiaries;

(xv) Liens resulting from the refinancing, renewal or extension of obligations secured by any Lien permitted by clauses (v) and (xiv) of this Section 9.01, so long as (x) the principal amount of the obligations secured thereby is not increased as a result thereof (except to the extent any such incremental obligations are independently justified under (and applied as a utilization of the basket described in) Section 9.01(xviii) below) and (y) such renewals, replacements and extensions do not result in Liens applying to any Assets which are not already subject to the Liens securing the respective obligations being renewed, replaced or extended;

(xvi) intercompany Indebtedness owed by and among the Corporation and any of its Wholly-Owned Subsidiaries may be secured by any Assets of the respective obligor;

(xvii) Liens on Segregated Funds (and deposit accounts in which Segregated Funds are deposited) pledged by the Corporation or any of its Subsidiaries to secure Defeased Debt in accordance with the terms of the documentation governing the same; and

(xviii) Liens on Assets of the Corporation or any of its Subsidiaries and not otherwise permitted by the foregoing clauses (i) through (xvii), so long as the lesser of (x) the aggregate fair market value (as reasonably determined by the senior management of the Corporation) of all of the Assets subject to such Liens and (y) 125% of the maximum amount of the obligations secured by such Liens, as applicable, does not exceed at any time the greater of (a) 10% of Consolidated Net Tangible Assets (determined as of the date of the most recent incurrence of such Liens or related obligations (or any increase thereof) by reference to the then most recent date for which the Corporation has delivered (or was required to deliver, if such delivery has not been made) its financial statements under Section 8.01(a) or (b), as applicable, or, if the Corporation has not yet been required to deliver financial statements under Section 8.01, determined as of December 31, 2011) and (b) $500,000,000.

9.02 Consolidation, Merger, Sale of Assets, Lease Obligations, etc. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, enter into transaction of merger, consolidation or amalgamation, or convey, sell, lease or otherwise dispose of all or substantially all of the property or assets of such Borrower or such Subsidiary (other than inventory, goods, materials or equipment (in each case other than Real Property) in the ordinary course of business), unless: (i) no Specified Default or Event of Default then exists or would result therefrom, (ii) in the case of a merger, consolidation or amalgamation involving an Alternate Currency Revolving Loan Borrower (other than the Corporation), an Alternate Currency Revolving Loan Borrower is the surviving corporation of such merger, consolidation or amalgamation, and (iii) in the case of a merger, consolidation, amalgamation, conveyance, sale, lease or other disposal of all or substantially all of the property or assets involving the Corporation or any other Domestic Dollar Revolving Loan Borrower and any other Person, the Corporation or such other Domestic Dollar Revolving Loan Borrower, as the case may be, shall be the surviving corporation of such merger, consolidation or amalgamation or such conveyance, sale, lease or other disposal shall be made to the Corporation or, in the case of any other Domestic Dollar Revolving Loan Borrower, to a Domestic Dollar Revolving Loan Borrower, provided that notwithstanding the foregoing:

(1) in the case of a merger, consolidation, amalgamation, conveyance, sale, lease or other disposal described in clause (iii), the Corporation or such other Domestic Dollar Revolving Loan Borrower, as the case may be, shall not be required to be the surviving corporation of such merger, consolidation or amalgamation, or the Person to which such conveyance, sale, lease or other disposal is made, so long as (x) the respective entity which survives such merger, consolidation or amalgamation, or to which such conveyance, sale, lease or other disposal is made assumes all of the obligations of the Corporation or such other Domestic Dollar Revolving Loan Borrower, as the case may be, under the Credit Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent and the Required Lenders, (y) the Required Lenders shall have consented thereto on such additional terms and conditions satisfactory to them and (z) such surviving entity shall have delivered such opinions of counsel and such other documentation (including revised Notes, to the extent requested pursuant to Section 1.06, and evidence of good standing) as shall be reasonably requested by the Administrative Agent or any Lender;

(2) in the case of a merger, consolidation or amalgamation of an Alternate Currency Revolving Loan Borrower (other than the Corporation) and a Domestic Dollar Revolving Loan Borrower, the Domestic Dollar Revolving Loan Borrower shall be the surviving corporation of such merger, consolidation or amalgamation;

(3) no Alternate Currency Revolving Loan Borrower (other than the Corporation) shall be permitted to merge, consolidate or amalgamate with any other Alternate Currency Revolving Loan Borrower unless both Alternate Currency Revolving Loan Borrowers subject to such transaction are organized in the same jurisdiction;

(4) in the case of a merger, consolidation or amalgamation of the Corporation and another Domestic Dollar Revolving Loan Borrower, the Corporation shall be the surviving corporation of such merger, consolidation or amalgamation;

(5) the Corporation and its Subsidiaries may convey, sell, lease or otherwise dispose of Assets in any fiscal year having an aggregate book value of up to $1,000,000,000;

(6) the Corporation and its Subsidiaries may convey, sell, lease or otherwise dispose of Assets if, after giving effect thereto, the Corporation is in compliance on a Pro Forma Basis with Section 9.04 and no Specified Default or Event of Default exists; and

(7) if no Specified Default or Event of Default exists, the Corporation and its Subsidiaries may convey, sell, lease or otherwise dispose of the Corporation’s Timeshare Business (including pursuant to a spinoff transaction).

9.03 Restricted Payments. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, authorize, declare or pay any Dividends, except that:

(i) any Subsidiary of the Corporation may authorize, declare and pay cash Dividends to the Corporation or to any Wholly-Owned Subsidiary of the Corporation;

(ii) any Subsidiary of the Corporation that is not a Wholly-Owned Subsidiary may authorize, declare and pay Dividends to its shareholders, members or partners generally, so long as the Corporation or its respective Subsidiary which owns the equity interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); and

(iii) the Corporation may authorize, declare and pay Dividends, so long as (x) the Corporation is in compliance (determined, for this purpose, on a Pro Forma Basis based on the Consolidated Indebtedness as of the date of such authorization, declaration or payment after giving effect to any Indebtedness incurred (or to be incurred) to make such authorization, declaration or payment) with the covenant in Section 9.04 as at the last day of the most recently ended Reference Period and (y) no Specified Default or Event of Default exists at the time of the respective authorization, declaration or payment or would exist immediately after giving effect thereto.

9.04 Maximum Consolidated Leverage Ratio. The Corporation will not permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of the Corporation to be greater than 4.50 to 1.00; provided that such maximum ratio may, by written notice to be given by an Authorized Officer of the Corporation to the Administrative Agent, be increased to 5.50 to 1.00 for a period of twelve months after the consummation of a Material Acquisition; provided, further, that the maximum Consolidated Leverage Ratio may only be so increased for not more than two such twelve month periods, which periods may not be consecutive.

9.05 Business. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the Hotel Business.

9.06 Transaction with Affiliates. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, enter into any transaction (or series of related transactions) with any Affiliate of the Corporation or any of its Subsidiaries that is material to the Corporation and its Subsidiaries as a whole other than on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would reasonably be obtained by such Borrower or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided, however, that the foregoing shall not prohibit (x) transactions among the Corporation and/or its Wholly-Owned Subsidiaries and (y) the authorization, declaration and payment of Dividends by the Corporation and its Subsidiaries as permitted by Section 9.03.

9.07 Use of Proceeds. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions in any material respect, or (iii) in any manner that would result in the violation in any material respect of any Sanctions applicable to any party hereto.

SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

10.01 Payments. Any Borrower shall (i) default in the payment when due of any principal of (or any Face Amount of, as the case may be) any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing (or the interest thereon) or any Fees or any other amounts owing hereunder or thereunder; or

10.02 Representations, etc.Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(d)(i), 8.04 (but only to the extent arising from the failure of any Credit Party to preserve and keep in full force and effect its existence) or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02 and clause (i) of this Section 10.03) and such default as described in this clause (ii) shall continue unremedied for a period of 30 days after written notice thereof to any Borrower by the Administrative Agent or the Required Lenders; or

10.04 Default Under Other Agreements. (i) Any Credit Party or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations and Non-Recourse Indebtedness) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations and Non-Recourse Indebtedness) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, without any further notice (other than a notice of acceleration, if required) or any further lapse of time, such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations and Non-Recourse Indebtedness) of any Credit Party or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate principal amount of all such Indebtedness as described in preceding clauses (i) and (ii) is at least $100,000,000 (or, in the case of currencies other than Dollars, the Dollar Equivalent thereof); or

10.05 Bankruptcy, etc. Any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries), and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries), or any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, bankruptcy, insolvency, receivership, administration, winding up or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Subsidiaries (excluding Insignificant

Subsidiaries), or there is commenced against any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding under any such law of any jurisdiction which remains undismissed for a period of 60 days, or any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian, administrator, administrative receiver, receiver, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

10.06 ERISA. Any ERISA Event shall occur which would reasonably be expected to have a Material Adverse Effect, or a Foreign Pension Plan shall fail to be in good standing with applicable regulatory authorities or comply with applicable laws, and such failure would reasonably be expected to have a Material Adverse Effect; or

10.07 Guaranty. Except in accordance with the express terms of the Guaranty, the Guaranty or any provision thereof shall cease to be in full force or effect, or the Corporation or any Person acting by or on behalf of the Corporation shall deny or disaffirm the Corporation’s obligations under the Guaranty, or the Corporation shall default in the due performance or observance (beyond any applicable grace period) of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

10.08 Judgments. One or more judgments or decrees shall be entered against any Borrower or any Subsidiary of any Borrower involving in the aggregate for the Borrowers and their Subsidiaries a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $100,000,000 (or in the case of currencies other than Dollars, the Dollar Equivalent thereof); or

10.09 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Corporation, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur immediately and automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Facility Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of, the Face Amount of and any accrued interest in respect of all

Loans and the Notes and all Obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the relevant Account Party to pay (and the relevant Account Party agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Account Party, it will pay) to the Administrative Agent at the appropriate Payment Office such additional amount of cash (in the respective currency in which such Letter of Credit is denominated), to be held as security by the Administrative Agent for the respective Account Party’s reimbursement obligations in respect of Letters of Credit then outstanding, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding issued for the account of such Account Party; (v) apply any cash collateral held pursuant to Section 4.02 to the repayment of the Obligations; and (vi) direct the appropriate Alternate Currency Revolving Loan Borrower to pay (and each Alternate Currency Revolving Loan Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, it will pay) to the Administrative Agent (without duplication) all amounts required to be paid pursuant to clause (j) of Schedule III.

SECTION 11. Definitions and Accounting Terms.

11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Absolute Rate” shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

“Acceptance Fee” shall mean, in respect of a Bankers’ Acceptance, a fee calculated on the Face Amount of such Bankers’ Acceptance at a rate per annum equal to the Applicable Margin that would be payable with respect to a Revolving Loan maintained as a Eurodollar Loan drawn on the Drawing Date of such Bankers’ Acceptance. Acceptance Fees shall be calculated on the basis of the term to maturity of the Bankers’ Acceptance and a year of 365 days.

“Account Party” shall mean (i) in respect of Domestic Dollar Letters of Credit, any Domestic Dollar Revolving Loan Borrower and (ii) in respect of Alternate Currency Letters of Credit, any Alternate Currency Revolving Loan Borrower.

“Acquisition” shall mean the acquisition of all or any portion of the assets (including Hotels) or all or any portion of the Capital Stock of any Person.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire requested by the Administrative Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (x) beneficial ownership of 10% or more of the voting securities, of a Person shall be deemed to be control and (y) none of the Agents, any Lender or any of their respective Affiliates shall be considered an Affiliate of the Corporation or any Subsidiary thereof.

“Agent” shall mean each of the Administrative Agent, the Syndication Agent and each Documentation Agent; provided that (x) for purposes of Sections 13.01 and 13.20, the term “Agent” shall include the Lead Arrangers and (y) for purposes of Section 13.20 only, the term “Agent” shall also include the Co-Documentation Agents and the Senior Managing Agent~~s~~ identified on the cover page to this Agreement.

“Aggregate Alternate Currency Credit Exposure” at any time means the sum of (i) the aggregate principal amount or Face Amount, as the case may be, of all Alternate Currency Loans then outstanding (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Non-Dollar Alternate Currency Loan then outstanding) plus (ii) the Aggregate Alternate Currency Letter of Credit Outstandings at such time.

“Aggregate Alternate Currency Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Alternate Currency Letters of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to Alternate Currency Letters of Credit at such time (for such purpose, using the Dollar Equivalent of all Unpaid Drawings owing in any Non-Dollar Alternate Currency).

“Aggregate Domestic Dollar Revolving Exposure” shall mean, at any time, the sum of (i) the aggregate principal amount of all Domestic Dollar Revolving Loans and Swingline Loans then outstanding and (ii) the aggregate amount of all Domestic Dollar Letter of Credit Outstandings at such time.

“Aggregate Other Permitted LIBOR-Based Alternate Currency Revolving Credit Exposure” shall mean, at any time, with respect to a given Other Permitted LIBOR-Based Alternate Currency, (i) the aggregate principal amount of all Alternate Currency Revolving Loans made in such Other Permitted LIBOR-Based Alternate Currency and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of each such Alternate Currency Revolving Loan), plus (ii) the aggregate amount of all Alternate Currency Letter of Credit Outstandings relating to each Alternate Currency Letter of Credit denominated in such Other Permitted LIBOR-Based Alternate Currency at such time (for this purpose, using the Dollar Equivalent of all amounts expressed in such Other Permitted LIBOR-Based Alternate Currency).

“Aggregate Permitted Non-LIBOR-Based Alternate Currency Revolving Credit Exposure” shall mean, at any time, with respect to a given Permitted Non-LIBOR-Based Alternate Currency, (i) the aggregate principal amount of all Alternate Currency Revolving Loans made in such Permitted Non-LIBOR-Based Alternate Currency and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of each such Alternate Currency Revolving Loan), plus (ii) the aggregate amount of all Alternate Currency Letter of Credit Outstandings relating to each Alternate Currency Letter of Credit denominated in such Permitted Non-LIBOR-Based Alternate Currency at such time (for this purpose, using the Dollar Equivalent of all amounts expressed in such Permitted Non-LIBOR-Based Alternate Currency).

“Aggregate Revolving Credit Exposure” shall mean, at any time, the sum of (i) the aggregate principal amount or Face Amount, as applicable, of all Revolving Loans then outstanding (for this purpose, at all times prior to the occurrence of a Sharing Event, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Non-Dollar Alternate Currency Revolving Loan then outstanding), plus (ii) the aggregate principal amount of all Swingline Loans then outstanding (for this purpose, at all times prior to the occurrence of a Sharing Event, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Non-Dollar Alternate Currency Revolving Loan then outstanding), plus (iii) the aggregate principal amount of all Competitive Bid Loans then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of each Alternate Currency Competitive Bid Loan then outstanding) plus (iv) the aggregate amount of all Letter of Credit Outstandings at such time.

“Agreement” shall mean this Credit Agreement, as modified, supplemented or amended (including any amendment and restatement hereof) from time to time.

“Alternate Currency” shall mean each of Dollars, Canadian Dollars, Euros, Pounds Sterling, Australian Dollars, Yen, any Other Permitted LIBOR-Based Alternate Currency and any Permitted Non-LIBOR-Based Alternate Currency.

“Alternate Currency Competitive Bid Loan” shall mean each Competitive Bid Loan denominated in an Alternate Currency.

“Alternate Currency Equivalent” shall mean the Canadian Dollar Equivalent, Euro Equivalent, LIBOR-Based Alternate Currency Equivalent or Non-LIBOR-Based Alternate Currency Equivalent, as the case may be.

“Alternate Currency Letter of Credit” shall mean each Letter of Credit denominated in an Alternate Currency and issued for the account of an Alternate Currency Revolving Loan Borrower pursuant to Section 2.01.

“Alternate Currency Letter of Credit Outstandings” shall mean, at any time, with respect to any Alternate Currency Letter of Credit, the sum of (i) the aggregate Stated Amount of such Alternate Currency Letter of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to such Alternate Currency Letter of Credit at such time (for such purpose, using the Dollar Equivalent of all Unpaid Drawings owing in any Non-Dollar Alternate Currency).

“Alternate Currency LIBOR Rate” shall mean, with respect to any Alternate Currency (other than Dollars, Canadian Dollars, Euros and any Permitted Non-LIBOR-Based Alternate Currency), (i) the ~~rate~~ per annum ~~that appears on the relevant Reuters Screen page (or any successor page)~~ Screen Rate for deposits in such Alternate Currency with maturities comparable to the Interest Period applicable to the Alternate Currency Revolving Loans incurred in such Alternate Currency subject to the respective Borrowing commencing (a) with respect to any Alternate Currency other than Pounds Sterling, two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of the respective Interest Period and (b) with respect to Pounds Sterling, as of 11:00 A.M. (London time) on the date which is the first day of the respective Interest Period, or (ii) if ~~such a rate does not appear on the relevant Reuters Screen page (or any successor page), the offered quotation to first-class banks in the London interbank market by JPMCB for~~the Screen Rate is not available, the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in such Alternate Currency of amounts in immediately available funds comparable to the outstanding principal amount of the Alternate Currency Revolving Loan in the relevant Alternate Currency ~~of JPMCB~~ with maturities comparable to the Interest Period applicable to such Alternate Currency Revolving Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) are offered by major banks in the London interbank market on the date which is two Business Days prior to the commencement of such Interest Period (or, with respect to Pounds Sterling, on the date which is the first Borrowing Day of the respective Interest Period); provided that, in the event the Administrative Agent has made any determination pursuant to Section 1.11(a)(i) in respect of Alternate Currency Revolving Loans incurred in such Alternate Currency, or in the circumstances described in clause (i) to the proviso to Section 1.11(b) in respect of such Alternate Currency Revolving Loans, the “Alternate Currency LIBOR Rate” determined pursuant to this definition shall instead be the rate determined by ~~JPMCB~~the Administrative Agent as the all-in-cost of funds for JPMCB (or other applicable Lender) to fund such Alternate Currency Revolving Loan with maturities comparable to the Interest Period applicable thereto. The Alternate Currency LIBOR Rate shall not be less than zero.

“Alternate Currency Loan” shall mean each Alternate Currency Revolving Loan, each Alternate Currency Swingline Loan and each Alternate Currency Competitive Bid Loan.

“Alternate Currency Non-LIBOR Rate” shall mean (i) with respect to any Mexican Pesos Revolving Loan or Mexican Pesos Swingline Loan, the TIIE Rate, provided that for purposes of Sections 1.05, 1.11, 2.04(c), and 2.05(a), the Alternate Currency Non-LIBOR Rate with respect to any Mexican Pesos Revolving Loan shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Person acting as Administrative Agent (or such other Lender selected by the Administrative Agent) to fund a Borrowing of Mexican Pesos Revolving Loans with maturities comparable to the Mexican Pesos Interest Period applicable thereto, (ii) with respect to any Brazilian Reais Revolving Loan, the CDI Rate, and (iii) with respect to any Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan (excluding Brazilian Reais Revolving Loans) denominated in a given Other Permitted Non-LIBOR-Based Alternate Currency, the rate per annum for such Loan determined in accordance with the relevant Non-LIBOR-Based Alternate Currency Amendment.

“Alternate Currency Revolving Loan” shall have the meaning provided in Section 1.01(a).

“Alternate Currency Revolving Loan Borrower” shall mean (i) the Corporation, (ii) each Person listed on Schedule I-C hereof, unless such Person is removed (and not subsequently reinstated) as an “Alternate Currency Revolving Loan Borrower” pursuant to Section 13.12(c), and (iii) any other Wholly-Owned Foreign Subsidiary of the Corporation that is found acceptable to, and approved in writing by, the Administrative Agent which accedes to this Agreement as contemplated by Section 6.03, unless such other Wholly-Owned Foreign Subsidiary is removed (and not subsequently reinstated) as an “Alternate Currency Revolving Loan Borrower” pursuant to Section 13.12(c); provided any Alternate Currency Revolving Loan Borrower shall be restricted to extensions of credit under such Alternate Currency Revolving Loan Sub-Tranches as may be specified in Schedule I-C or as specified by the Administrative Agent at the time of its approval of such Person as an Alternate Currency Revolving Loan Borrower, in which case such Person shall constitute an Alternate Currency Revolving Loan Borrower with respect to only those Alternate Currency Revolving Loan Sub-Tranches as are specified in Schedule I-C or as have been so approved by the Administrative Agent.

“Alternate Currency Revolving Loan Sub-Commitment” means, as to any Alternate Currency RL Lender, the Primary Alternate Currency Revolving Loan Sub-Commitment, the Mexican Pesos Revolving Loan Sub-Commitment, the Brazilian Reais Revolving Loan Sub-Commitment, the Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment and/or the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment, as appropriate, of such Alternate Currency RL Lender.

“Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” shall mean, with respect to the aggregate amount of Alternate Currency Revolving Loan Sub-Commitments with respect to any Alternate Currency Revolving Loan Sub-Tranche, the aggregate amount set forth opposite such Alternate Currency Revolving Loan Sub-Tranche in the table below:

Type of Sub-Tranche	Amount
Primary Alternate Currency Sub-Commitments	$	~~500,000,000~~480,000,000
Mexican Pesos Revolving Loan Sub-Commitments		$50,000,000
Brazilian Reais Revolving Loan Sub-Commitments		$20,000,000
Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments		$100,000,000
Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments		$100,000,000

; provided that the “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” for a given Alternate Currency Revolving Loan Sub-Tranche may exceed the amount set forth in the table above, so long as (i) any such increase over the amount specified in the table above for such Alternate Currency Revolving Loan Sub-Tranche is notified to the Administrative Agent in writing in connection with an increase to the respective Alternate Currency Revolving Loan Sub-Commitments pursuant to Section 1.19 and/or 13.12(e)(I) (and, in the case of any increase in “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” with respect to the Mexican Pesos Revolving Loan Sub-Commitments or the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments, is approved in writing by the Administrative Agent) and (ii) the amount of such excess, when added to the aggregate excess amounts for all other Alternate Currency Revolving Loan Sub-Tranches theretofore notified to (and, if applicable, approved by) the Administrative Agent pursuant to preceding clause (i), does not exceed $150,000,000.

“Alternate Currency Revolving Loan Sub-Tranche” shall mean the respective sub-facilities and Sub-Commitments made available by an Alternate Currency RL Lender (or its Affiliate) and utilized in making Alternate Currency Revolving Loans hereunder, with there being ~~four~~five separate Alternate Currency Revolving Loan Sub-Tranches as of the Fourth Amendment Effective Date, i.e., the Primary Alternate Currency Revolving Loan Sub-Commitment, the Mexican Pesos Revolving Loan Sub-Commitment, the Brazilian Reais Revolving Loan Sub-Commitment, the Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment and the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment (it being understood that the number of Alternate Currency Revolving Loan Sub-Tranches may be increased pursuant to a Non-LIBOR-Based Alternate Currency Amendment or a LIBOR-Based Alternate Currency Amendment as contemplated by Section 13.12(h) or (i), as applicable).

“Alternate Currency RL Lender” shall mean (i) each Lender listed on Schedule I-B, and (ii) each additional Person that becomes an Alternate Currency RL Lender party hereto in accordance with Section 1.14, 1.19, 1.20, 13.04(b) or 13.12(e). An Alternate Currency RL Lender shall cease to be an “Alternate Currency RL Lender” when it has assigned all of its Alternate Currency Revolving Loan Sub-Commitments (and related Obligations) in accordance with Section 1.14, 1.20 and/or 13.04(b) or when it shall have terminated all of its Alternate Currency Revolving Loan Sub-Commitments and Alternate Currency Letters of Credit (and all of the Alternate Currency Revolving Loans, Alternate Currency Letter of Credit Outstandings and related Obligations owing to such Lender shall have been paid in full) in accordance with the requirements of Section 13.12(f). For purposes of this Agreement, (x) unless the context otherwise indicates, each reference to an Alternate Currency RL Lender which has one or more affiliates which act as an Alternate Currency RL Lender with respect to one or more other Alternate Currencies shall include such affiliate or affiliates and (y) the terms “Lender” and “RL Lender” include each Alternate Currency RL Lender unless the context otherwise requires.

“Alternate Currency RL Percentage” of any Lender at any time shall mean, with respect to a given Alternate Currency Revolving Loan Sub-Tranche, a fraction (expressed as a percentage) the numerator of which is the Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender with respect to such Alternate Currency Revolving Loan Sub-Tranche at such time and the denominator of which is the aggregate amount of Alternate

Currency Revolving Loan Sub-Commitments of all Alternate Currency RL Lenders with respect to such Alternate Currency Revolving Loan Sub-Tranche at such time.

“Alternate Currency Sub-Commitment Re-Allocation Agreement” shall have the meaning provided in Section 13.12(e)(I).

“Alternate Currency Swingline Lender” shall mean JPMCB, Bank of America, Citi and any ~~Swingline~~other Lender which has made Alternate Currency Swingline Loans.

“Alternate Currency Swingline Loan” shall mean~~s~~ any Euro Swingline Loan, Sterling Swingline Loan, Canadian Dollar Swingline Loan or Mexican Pesos Swingline Loan, as the case may be.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to each Borrower or its Subsidiaries from time to time primarily or in any material manner concerning or relating to bribery or corruption.

“Applicable Currency” shall mean, with respect to any Obligations, Dollars or, to the extent relating to Non-Dollar Alternate Currency Loans or Non-Dollar Alternate Currency Letters of Credit, the respective Non-Dollar Alternate Currency, in which the respective Non-Dollar Alternate Currency Loans, Non-Dollar Alternate Currency Letters of Credit or related amounts were incurred or are denominated; provided that in the event Loans maintained in, and Unpaid Drawings owed in, a Non-Dollar Alternate Currency are converted into Loans maintained in, or Unpaid Drawings owing in, Dollars under the circumstances contemplated by Section 1.17, the Applicable Currency with respect to such Loans and Unpaid Drawings shall be Dollars.

“Applicable Margin” shall mean, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Loans or Fee and opposite the respective Ratings-Based Level (i.e., 1, 2, 3, 4 or 5, as the case may be) and Leverage-Based Level (i.e., I, II, III, IV or V, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as adjusted in accordance with the immediately succeeding proviso and as set forth in the respective officer’s certificate delivered pursuant to Section 8.01(d)):

Ratings- Based Level	Unsecured Debt Rating	Leverage- Based Level	Consolidated Leverage Ratio	“Applicable Margin” for Revolving Loans maintained as Euro Rate Loans or Permitted Non- LIBOR-Based Alternate Currency Revolving Loans and Alternate Currency Swingline Loans (other than Canadian Prime Rate Loans)	“Applicable Margin” for Base Rate and Canadian Prime Rate Loans	“Applicable Margin” for Facility Fee

1	A-1 or higher from S&P or A3 or higher from Moody’s	I	n/a	0.90%	0.0%	0.10%
2	Ratings-Based Level 1 is not applicable and ratings of BBB+ or higher from S&P or Baa1 or higher from Moody’s	II	n/a	~~1.00~~0.975%	0.0%	0.125%
3	Ratings-Based Levels 1 and 2 are not applicable and ratings of BBB or higher from S&P or Baa2 or higher from Moody’s	III	Less than 2.75:1.0	~~1.10~~1.05%	~~0.10~~0.05%	0.15%
4	Ratings-Based Levels 1, 2 and 3 are not applicable and ratings of BBB- or higher from S&P or Baa3 or higher from Moody’s	IV	Greater than or equal to 2.75:1.0 and less than 3.50:1.0	1.30%	0.30%	0.20%
5	Ratings-Based Levels 1, 2, 3 and 4 are not applicable	V	Greater than or equal to 3.50:1.0	1.50%	0.50%	0.25%

; provided that for purposes of calculations pursuant to the preceding table, (x) if the Unsecured Debt Ratings established by Moody’s and S&P shall fall within different Ratings-Based Levels,

then the Ratings-Based Level used to determine the “Applicable Margin” shall be the higher Ratings-Based Level (with, by way of example, the highest Level being Ratings-Based Level 1) of the two Unsecured Debt Ratings, unless one of the two Unsecured Debt Ratings is two or more Ratings-Based Levels lower than the other, in which case the Ratings-Based Level used to determine the “Applicable Margin” shall be the Ratings-Based Level next below that of the higher of the two Unsecured Debt Ratings and (y) if the Ratings-Based Level and the Leverage-Based Level at a given time under the foregoing table would result in the determination of different “Applicable Margins” at such time, then the “Applicable Margin” shall be determined by reference to that Level (i.e., either the Ratings-Based Level or the Leverage-Based Level) which would then result in a lower “Applicable Margin”~~; provided, further, that notwithstanding anything to the contrary contained above, for the period from the Effective Date to but not including the earlier to occur of (i) April 10, 2013 and (ii) the first Start Date after the Corporation’s fiscal quarter ended December 31, 2012, Ratings-Based Level 3 and Leveraged-Based Level III pricing shall apply~~.

“Assets” means, with respect to any Person, all assets of such Person that would, in accordance with GAAP, be classified as assets of a company conducting a business the same as or similar to that of such Person, including without limitation, all hotels, mortgage loans, management agreements, franchise agreements, representation agreements, undeveloped land, joint ventures, hotel construction and available cash balances.

“Asset Sale” shall mean any sale, transfer or other disposition by any Borrower or any of its Subsidiaries to any Person other than any Borrower or any Wholly-Owned Subsidiary of any Borrower of any Asset (including, without limitation, any Capital Stock or other securities of another Person, but excluding the sale by the Corporation of its own Capital Stock) of such Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) any single sale of assets (or series of related sales of assets) which generates gross sale proceeds of less than $5,000,000.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

“Australian Dollars” and “Aud.” shall mean freely transferable lawful money of Australia (expressed in Australian Dollars).

“Australian Dollar Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Australian Dollars at the time of the incurrence thereof.

“Authorized Officer” of any Credit Party shall mean any of the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice-President, the Secretary or any Assistant Secretary of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent and each Issuing Bank by any of the foregoing officers of such Credit Party as being authorized to give notices under this Agreement.

“Available Currency” shall mean (i) with respect to Domestic Dollar Revolving Loans and Domestic Dollar Letters of Credit, Dollars, (ii) with respect to Alternate Currency Letters of Credit to be issued under a given Alternate Currency Revolving Loan Sub-Tranche, the relevant Alternate Currency or Alternate Currencies for such Alternate Currency Revolving Loan Sub-Tranche (e.g., in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Australian Dollar Revolving Loan Sub-Commitments, Australian Dollars), (iii) with respect to Alternate Currency Revolving Loans to be incurred under a given Alternate Currency Revolving Loan Sub-Tranche, the relevant Alternate Currency or Alternate Currencies for such Alternate Currency Revolving Loan Sub-Tranche (e.g., in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments, any Other Permitted LIBOR-Based Alternate Currency), and (iv) with respect to any Competitive Bid Loan, Dollars or any other Alternate Currency (other than Canadian Dollars and any Permitted Non-LIBOR-Based Alternate Currency).

“B/A Equivalent Loan” shall have the meaning provided in Schedule III.

“BA Discount Proceeds” shall mean, in respect of any Bankers’ Acceptance to be purchased by an Alternate Currency RL Lender on any date pursuant to Section 1.01 and Schedule III hereto, an amount rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up, calculated on such day by dividing:

(a)	the Face Amount of such Bankers’ Acceptance; by

(b)	the sum of one plus the product of:

•	(i) the respective Alternate Currency RL Lender’s Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance; and

•	(ii) a fraction, the numerator of which is the number of days in the term to maturity of such Bankers’ Acceptance and the denominator of which is 365;

with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“Bank Information Memorandum” shall mean the Information Memorandum, dated ~~November, 2012~~September 8, 2014, distributed to the Lenders prior to the Fourth Amendment Effective Date.

“Bankers’ Acceptance” shall mean a Draft accepted by an Alternate Currency RL Lender pursuant to Section 1.01(a) and Schedule III hereto.

“Bankers’ Acceptance Loans” shall mean the creation and discount of Bankers’ Acceptances as contemplated in Section 1.01(a) and Schedule III hereto.

“Bank of America” means Bank of America, N.A. and each domestic or foreign branch, Subsidiary or Affiliate of Bank of America, N.A. which makes a Swingline Loan or issues a Letter of Credit.

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” shall mean, on any day, the greatest of (i) 1/2 of 1% in excess of the overnight Federal Funds Rate on such day, (ii) the Prime Lending Rate on such day, and (iii) the Eurodollar Rate for a Eurodollar Loan denominated in Dollars with a one-month Interest Period commencing on such day plus 1.00%. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate and subject to the interest rate floors set forth in the definition of Screen Rate and Interpolated Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.

“Base Rate Loan” shall mean each Dollar Revolving Loan designated or deemed designated as such by the respective Borrower on the date of the incurrence thereof or conversion thereto.

“BBSY Rate” shall mean~~,~~ (i) with respect to any Australian Dollar Revolving Loan for any Interest Period, the ~~rate~~ per annum Screen Rate for deposits in Australian Dollars for a period equal to or that most closely approximates the duration of such Interest Period ~~which appears on Reuters screen BBSY (or such other page(s) as may replace that page as determined by the Administrative Agent)~~ as of 10:15 a.m., Sydney time, on the date which is two Business Days prior to the commencement of the respective Interest Period~~.~~ and (ii) if the Screen Rate is not available, the rate to be used for purposes of this definition shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Australian Dollars are offered for such Interest Period by major banks in the London interbank market in London as of 10:15 a.m., Sydney time, on the date which is two Business Days prior to such Interest Period; provided that, in the event the Administrative Agent has made any determination pursuant to Section 1.11(a)(i) in respect of Australian Dollar Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.11(b) in respect of Australian Dollar Revolving Loans, the “BBSY Rate” determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for JPMCB (or other applicable Lender) to fund such Australian Dollar Revolving Loan with maturities comparable to the Interest Period applicable thereto. The BBSY Rate shall not be less than zero.

“Benefitted Lender” shall have the meaning provided in Section 13.06(b).

“Bidder RL Lender” shall mean each RL Lender that has informed the Administrative Agent and the respective Borrower in writing (which has not been retracted) that such RL Lender desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

“Borrowers” shall mean and include (i) each Domestic Dollar Revolving Loan Borrower and (ii) all Alternate Currency Revolving Loan Borrowers.

“Borrowing” shall mean (i) the borrowing by a Borrower of one Type of Revolving Loan from all the Lenders having Commitments (or, in the case of an Alternate Currency Revolving Loan of a given Type, from all Alternate Currency RL Lenders having Alternate Currency Revolving Loan Sub-Commitments under the relevant Alternate Currency Revolving Loan Sub-Tranche) on a given date (or resulting from a conversion or conversions on such date) and having, in the case of Euro Rate Loans, the same Interest Period, and, in the case of Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, the same Non-LIBOR-Based Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.11(b) shall be considered part of the related Borrowing of Eurodollar Loans, (ii) the borrowing by any Borrower of one Type of Swingline Loans on any given date from a Swingline Lender and having, in the case of Euro Swingline Loans and Sterling Swingline Loans, the same Interest Period, and, in the case of Mexican Pesos Swingline Loans, the same Mexican Pesos Interest Period, and (iii) a Competitive Bid Borrowing.

“Brazilian Reais” shall mean the freely transferable lawful money of Brazil (expressed in Brazilian Reais).

“Brazilian Reais Revolving Loan” shall mean each Alternate Currency Revolving Loan under the Brazilian Reais Revolving Loan Sub-Commitment at the time of the incurrence thereof.

“Brazilian Reais Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Brazilian Reais Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14, 1.20 or 13.04(b). The Brazilian Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is an Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment and a sub-limit of the

Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii), (iii), (iv), (v) or (vi) below, any day except Saturday, Sunday and any day which shall be in New York City (or, in the case of any Issuing Bank not located in New York City, the location of such Issuing Bank) a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market, (iii) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Non-Dollar Alternate Currency Loans or any Non-Dollar Alternate Currency Letter of Credit (other than Non-Dollar Alternate Currency Loans and any Non-Dollar Alternate Currency Letter of Credit denominated in any Permitted Non-LIBOR-Based Alternate Currency), any day which is a Business Day described in clause (i) above and which is also (A) a day for trading by and between banks in deposits in such Non-Dollar Alternate Currency in the relevant interbank market and a day on which banks are ordinarily open for the transaction of business in the country in whose Non-Dollar Alternate Currency the respective payment is denominated and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open, (iv) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Alternate Currency Loans or any Alternate Currency Letter of Credit denominated in Mexican Pesos, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in Mexican Pesos deposits in the Mexican interbank market, and (v) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Alternate Currency Loans or any Alternate Currency Letter of Credit denominated in any Other Permitted Non-LIBOR-Based Alternate Currency, any day which is a Business Day described in clause (i) above and which is also a “Business Day” as determined pursuant to the relevant Non-LIBOR-Based Alternate Currency Amendment, and (vi) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Alternate Currency Loans or any Alternate Currency Letter of Credit denominated in Dollars, any day which is a Business Day described in clause (i) above and which is also a “Business Day” as determined pursuant to the relevant Election to Become an Alternate Currency Revolving Loan Borrower and/or Alternate Currency Sub-Commitment Re-Allocation Agreement executed by such Alternate Currency Revolving Loan Borrower.

“Canadian Dollar Equivalent” shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Person acting as Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.17 or 13.16, on the date of determination).

“Canadian Dollar Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Canadian Dollars at the time of the incurrence thereof (including Bankers’ Acceptance Loans).

“Canadian Dollar Swingline Lender” shall mean JPMCB, Toronto Branch, Bank of America, Toronto Branch and Citi.

“Canadian Dollar Swingline Loan” shall have the meaning provided in Section 1.01(b).

“Canadian Dollars” and “Cdn.$” shall mean freely transferable lawful money of Canada (expressed in Canadian Dollars).

“Canadian Prime Rate” means, on any day, the greater of (i) the per annum rate of interest quoted, published and commonly known as the “prime rate” of JPMCB, Toronto Branch, which JPMCB, Toronto Branch, establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without necessity of any notice to any Borrower or any other Person and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by JPMCB, Toronto Branch (and if such screen is not available, any successor or similar services may be selected by JPMCB, Toronto Branch), and (y) 0.75%.

“Canadian Prime Rate Loans” shall mean any Canadian Dollar Revolving Loan designated or deemed designated as such by the respective Alternate Currency Revolving Loan Borrower at the time of the incurrence thereof or conversion thereto.

“Capitalized Lease Obligations” of any Person shall mean all rental obligations which are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

“Capital Stock” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Cash Equivalents” means (i) Dollars and any other Alternate Currency, (ii) securities issued or directly fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, in each case having capital and surplus in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition.

“CDI Rate” shall mean the daily average rate of the DI – Depósitos Interfinanceiros of one day, “over extra-grupo”, expressed in the form of percentage per annum, basis 252 business days, calculated and published daily by the CETIP S.A. – Mercados Organizados, at the website http://www.cetip.com.br.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean the occurrence of any of the following events: (i) any merger or consolidation of the Corporation with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Corporation, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act) of the Capital Stock representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act) of the Capital Stock representing a majority of total voting power of the aggregate outstanding Capital Stock of the Corporation normally entitled to vote in the election of directors of the Corporation or (iii) during any period of 12 consecutive calendar months, individuals who were directors of the Corporation on the first day of such period (together with any new directors whose election by the board of directors of the Corporation or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Corporation.

“Citi” means Citibank, N.A. and each domestic or foreign branch, Subsidiary or Affiliate of Citibank, N.A. which makes a Swingline Loan or issues a Letter of Credit.

“Co-Documentation Agents” shall have the meaning provided in the first paragraph of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Commitments” shall mean, with respect to any RL Lender, at any time, the Revolving Loan Commitment of such Lender at such time and, unless the context otherwise requires, any related Sub-Commitment of such Lender at such time.

“Competitive Bid Borrowing” shall mean each borrowing of any Competitive Bid Loan.

“Competitive Bid Loan” shall have the meaning provided in Section 1.01(d).

“Competitive Bid Loan Maturity Date” shall have the meaning provided in Section 1.04(a).

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by:

(x) adding thereto the following:

(i) to the extent actually deducted in determining said Consolidated Net Income, consolidated interest expense and provision for taxes for such period (excluding, however, consolidated interest expense and taxes attributable to Unconsolidated Joint Ventures of the Corporation and any of its Subsidiaries),

(ii) the amount of all amortization of intangibles and depreciation that were deducted in determining Consolidated Net Income for such period (including in any event (and regardless of any contrary treatment under GAAP) the pro rata share of depreciation and amortization of Unconsolidated Joint Ventures of the Corporation and its Subsidiaries),

(iii) any non-recurring non-cash pretax charges in such period (including the cumulative effects of accounting changes) to the extent that

(A) such non-cash pretax charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the Corporation (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)), and

(B) the same were deducted in determining Consolidated Net Income for such period, and

(iv) the total amount of pretax cash severance costs actually incurred by the Corporation and its Subsidiaries during such period, to the extent same were deducted in determining Consolidated Net Income for such period; provided that in no event shall the aggregate amount of cash severance costs added back to Consolidated EBITDA pursuant to this subclause (iv) for any period exceed $25,000,000, and

(y) subtracting therefrom, to the extent included in determining Consolidated Net Income for such period, the amount of non-recurring non-cash pretax gains during such period (including the cumulative effects of accounting changes) and interest expense on Indebtedness securitized by timeshare loans receivable; provided that:

(I) Consolidated EBITDA shall be determined without giving effect to (a) any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses), (b) gains or losses (including any taxes attributable to such gains or losses) from sales of assets other than from (i) sales of inventory (excluding Real Property) and (ii) timeshare assets held for sale, in each case, in the ordinary course of business or (c) gains or losses from the early extinguishment of Indebtedness, and

(II) to the extent any calculation pursuant to this Agreement is to be made on a Pro Forma Basis (for events other than the occurrence of the Transaction), such Consolidated EBITDA shall be further adjusted as provided in the definition of Pro Forma Basis for transactions occurring after the Effective Date.

The components of the calculation of Consolidated EBITDA shall be determined in accordance with GAAP unless explicitly noted above.

“Consolidated Indebtedness” shall mean, at any time of determination, the sum of (without duplication) (i) all indebtedness of the Corporation and its Subsidiaries for borrowed money (including obligations evidenced by bonds, notes or similar instruments) and for the deferred purchase price of property or services (excluding ordinary payable and accrued expenses), (ii) the aggregate amount of all Capitalized Lease Obligations of the Corporation and its Subsidiaries, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), or (v) of this definition secured by any Lien on any property owned by the Corporation or any of its Subsidiaries, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) all Contingent Obligations of the Corporation or any of its Subsidiaries with respect to Indebtedness of the types described in clause (i), (ii), (iii) or (v) of this definition (other than “bad boy” guarantees issued by any Credit Party in respect of certain obligations under joint venture arrangements), regardless of any contrary treatment under GAAP (it being understood, for avoidance of doubt, that such Contingent Obligations shall not include Contingent Obligations with respect to any undrawn portion of any letter of credit, even if there are unpaid and unreimbursed drawings in respect of a portion of such letter of credit), and (v) the aggregate amount of all unpaid and unreimbursed drawings in respect of letters of credit issued for the account of the Corporation and its Subsidiaries; provided that, for purposes of this definition, (u) (i) advances made to the Corporation or any of its Subsidiaries under any co-branding or similar agreement entered into in the ordinary course of business shall be excluded from the calculation of Consolidated Indebtedness until such time as such advances are required to be repaid or secured by a perfected security interest in any Assets of the Corporation or any of its Subsidiaries, in each case pursuant to the terms of such agreement and any related documentation, and (ii) the lesser of (A) Short Term Debt of the Corporation and its Subsidiaries and (B) the aggregate amount of Unrestricted cash and Cash Equivalents in excess of $75,000,000 of the Corporation and its Wholly-Owned Subsidiaries shall be excluded from the calculation of Consolidated Indebtedness, (v) the aggregate amount of Contingent Obligations of the Corporation or any of its Subsidiaries which are not included on the consolidated balance sheet of the Corporation shall be included in any calculation of Consolidated Indebtedness pursuant to preceding clause (iv) only to the extent the aggregate amount of such Indebtedness exceeds $400,000,000, (w) any Disqualified Preferred Stock of the Corporation issued after the Effective Date shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum mandatory fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Indebtedness, (x) the maximum amount of Indebtedness at any time outstanding as described in the last sentence of the definition of Indebtedness contained herein shall be added to, and form part of, Consolidated Indebtedness (regardless of any contrary treatment under GAAP), (y) “Consolidated Indebtedness” (determined as otherwise required above in this definition) shall be reduced by the lesser of (I) the aggregate amount of all Segregated Funds at such time (in the case of Segregated Funds constituting Cash Equivalents, taking the fair market value thereof as reasonably determined by management of the Corporation) and (II) the aggregate principal amount of all Defeased Debt and (z) “Consolidated Indebtedness” shall not include Non-Recourse Indebtedness (other than non-recourse mortgage debt of the Corporation and its Subsidiaries in excess of $100,000,000) or Securitization Indebtedness of the Corporation and its Subsidiaries.

“Consolidated Leverage Ratio” shall mean, at any time of determination, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the then most recently ended Test Period (or, for purposes of Section 9.03(iii), Reference Period); provided that to the extent any Acquisition or any Asset Sale has occurred after the Effective Date and during the relevant Test Period (or, for purposes of Section 9.03(iii), during or subsequent to the relevant Reference Period and on or prior to the Transaction Date), Consolidated EBITDA shall be determined for the respective Test Period (or Reference Period, as applicable) on a Pro Forma Basis for such occurrences.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) attributed to the Corporation and, in any event, excluding the net income (or loss) for the period attributed to the non-controlling interests of the Corporation or its Subsidiaries.

“Consolidated Net Tangible Assets” shall mean, at any time of determination, the total consolidated assets of the Corporation and its Subsidiaries as same would be shown on a consolidated balance sheet of the Corporation prepared in accordance with GAAP at such time, provided that all intangible assets (including goodwill) shall be excluded in making such determination.

“Consolidated Subsidiary” shall mean, with respect to any Person, at any date, any Subsidiary of such Person, whose financial results would be consolidated in the financial statements of such Person in accordance with GAAP, if such statements were prepared as of such date.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other balance sheet condition of the primary obligor in the nature of keep well agreements, maintenance agreements, comfort letters or similar arrangements, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Anything herein to the contrary notwithstanding, no agreement entered into by the Corporation or any of its Subsidiaries with respect to its acquisition of any direct or indirect interest in any Hotel (including any Real Property or Leasehold comprising a facility used in connection with the Timeshare Business), shall prior to the satisfaction in full of all conditions precedent to the obligations of such Person pursuant to such agreement, be deemed or construed to constitute a “Contingent Obligation” or “Indebtedness” of such Person hereunder, provided that pursuant to any such agreement, neither the Corporation nor any of its Subsidiaries is liable or responsible for and does not assume any development or construction risks. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contract Period” shall have the meaning provided in Schedule III.

“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement (including, without limitation, any management or franchise agreement), undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Credit Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

“Corporation” shall have the meaning provided in the first paragraph of this Agreement.

“Credit Documents” shall mean this Agreement, each Letter of Credit, each Guaranty and, after the execution and delivery thereof pursuant to the terms of this Agreement,

each Note, each Bankers’ Acceptance, each Election to Become an Alternate Currency Revolving Loan Borrower, each Election to Become a Domestic Dollar Revolving Loan Borrower, each Incremental Revolving Loan Commitment Agreement, each Alternate Currency Sub-Commitment Re-Allocation Agreement, each Domestic Dollar Sub-Commitment Re-Allocation Agreement and each Non-LIBOR-Based Alternate Currency Amendment.

“Credit Event” shall mean the making of any Loan or the issuance, amendment, extension or renewal of any Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum stated amount of such Letter of Credit).

“Credit Party” shall mean each Borrower.

“Crown” shall mean Her Majesty the Queen in right of Canada as represented by a Minister of the applicable federal, provincial or territorial government of Canada.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Agent, Lender or Issuing Bank any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied; provided that a Lender shall not be a Defaulting Lender solely for failure to fund any Mandatory Borrowing of which it has not received actual notice; (b) has notified the Corporation and the Administrative Agent, any Lender or any Issuing Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by any Borrower, the Administrative Agent, any Swingline Lender or any Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or such Swingline Lender’s or Issuing Bank’s receipt of such certification in writing reasonably satisfactory to it and the Administrative Agent (a copy of which certification shall be promptly shared with the Corporation), or (d) has become, or has a Lender Parent that has become, the subject of a Bankruptcy Event.

“Defeased Debt” shall mean any Indebtedness of the Corporation or any of its Subsidiaries which (i) is specifically designated by the Corporation as “Defeased Debt” pursuant to an officer’s certificate from an Authorized Officer of the Corporation delivered to the

Administrative Agent and (ii) has been properly defeased in accordance with the terms of the documentation governing such Indebtedness.

“Discount Rate” means, in respect of any Bankers’ Acceptances to be purchased by an Alternate Currency RL Lender pursuant to Section 1.01(a) and Schedule III hereto, the discount rate (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by such Alternate Currency RL Lender at 10:00 A.M. (Toronto time) as the discount rate at which such Alternate Currency RL Lender would purchase, on the relevant Drawing Date, its own bankers’ acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers’ Acceptances to be acquired by such Alternate Currency RL Lender on such Drawing Date.

“Disqualified Preferred Stock” shall mean any Preferred Stock of the Corporation other than Qualified Preferred Stock.

“Dividend” with respect to any Person shall mean that such Person has declared or paid a dividend or distribution or returned any equity capital to its stockholders, partners, members or other holders of its Capital Stock or authorized or made any other distribution, repurchase, payment or delivery of property or cash to its holders of Capital Stock as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its Capital Stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Capital Stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock); provided, however, that a dividend or distribution by such Person to the holders of one or more classes or series of its Capital Stock, shall not be deemed to be a dividend, if such dividend or distribution is payable solely in shares of Capital Stock that is not Preferred Stock, or in rights, warrants or options to purchase such shares. Without limiting the foregoing, “dividends” with respect to any Person shall also include (i) all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent (x) the same are paid in common stock of the Corporation or (y) such payments reduced Consolidated EBITDA and (ii) all payments (other than payments made in common stock of the Corporation made at any time in respect of any Forward Equity Transactions.

“Documentation Agents” shall have the meaning provided in the first paragraph of this Agreement.

“Dollar Competitive Bid Loan” shall mean each Competitive Bid Loan denominated in Dollars.

“Dollar Equivalent” of an amount denominated in a currency other than Dollars (the “Other Currency”) shall mean, on any date of determination, the amount of Dollars which could be purchased with the amount of Other Currency involved in such computation at the spot exchange rate therefor as quoted by the Person acting as Administrative Agent as of 11:00 A.M.

(New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 13.16, on the date of determination); provided that (1) except as provided in clause (2) below, for purposes of Section 1.17, the Dollar Equivalent of any amount (expressed in a currency other than Dollars) shall be the amount of Dollars that the Administrative Agent determines, based upon the actual exchange rates which the Administrative Agent believes can be obtained on the date of conversion pursuant to Section 1.17, would be required to be paid in Dollars to purchase such amount of the Other Currency, (2) following the occurrence of a Sharing Event, the Dollar Equivalent of any Unpaid Drawing or unreimbursed payment under a Non-Dollar Alternate Currency Letter of Credit shall be determined on the later of the time the drawing under the related Non-Dollar Alternate Currency Letter of Credit was paid or disbursed by the respective Issuing Bank or the date of the occurrence of the Sharing Event, (3) the Dollar Equivalent of an amount denominated in Mexican Pesos shall mean, on any date of determination, the amount of Dollars that could be purchased with the amount of Mexican Pesos involved in such computation at the spot exchange rate therefor quoted in The Wall Street Journal on such date and (4) for purposes of (x) determining compliance with Sections 1.01, 2.02(a) and 4.02(a) and (y) calculating Fees pursuant to Section 3.01 (except, during all periods prior to the occurrence of a Sharing Event, Letter of Credit Fees and Facing Fees with respect to Non-Dollar Alternate Currency Letters of Credit), the Dollar Equivalent of any amounts outstanding in a currency other than Dollars shall be revalued on a quarterly basis using the spot exchange rate therefor quoted in The Wall Street Journal on the last Business Day of each calendar quarter, provided that, at any time during a calendar quarter, if the full principal amount of Alternate Currency Revolving Loans permitted to be incurred pursuant to this Agreement (i.e., up to the full amount of the respective Alternate Currency Revolving Loan Sub-Commitments as then in effect) were incurred, and if the Dollar Equivalent as recalculated based on the exchange rate therefor quoted in The Wall Street Journal on the respective date of determination pursuant to this exception would result in an increase in the Dollar Equivalent as then in effect of such amounts of 10% or more, then at the discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the exchange rates quoted on such date in The Wall Street Journal, which rates shall remain in effect until the last Business Day of such calendar quarter or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, as of any date that a Specified Default or an Event of Default has occurred and is continuing, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion.

“Dollar Letter of Credit” shall mean each Letter of Credit denominated in Dollars.

“Dollar Loan” shall mean each Dollar Revolving Loan, each Dollar Competitive Bid Loan and each Dollar Swingline Loan.

“Dollar Revolving Loan” shall mean each Domestic Dollar Revolving Loan and each Foreign Dollar Revolving Loan.

“Dollar Revolving Loan Borrower” shall mean each Domestic Dollar Revolving Loan Borrower and each Foreign Dollar Revolving Loan Borrower.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Dollar Letter of Credit” shall mean each Letter of Credit denominated in Dollars and issued for the account of a Domestic Revolving Loan Borrower pursuant to Section 2.01.

“Domestic Dollar Letter of Credit Outstandings” shall mean, at any time of determination, the sum of (i) the aggregate Stated Amount of all outstanding Domestic Dollar Letters of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to Domestic Dollar Letters of Credit at such time.

“Domestic Dollar Loans” shall mean each Domestic Dollar Revolving Loan, each Dollar Competitive Bid Loan and each Domestic Dollar Swingline Loan.

“Domestic Dollar Revolving Loan” shall have the meaning provided in Section 1.01(a).

“Domestic Dollar Revolving Loan Borrower” shall mean (i) the Corporation and (ii) any Wholly-Owned Domestic Subsidiary of the Corporation that is found acceptable to, and approved in writing by, the Administrative Agent which accedes to this Agreement as contemplated by Section 6.04, unless and until, in the case of any such Wholly-Owned Domestic Subsidiary, the same is removed as a “Domestic Dollar Revolving Loan Borrower” as contemplated by Section 13.12(d).

“Domestic Dollar Revolving Loan Sub-Commitment” means, for any RL Lender at any time, such RL Lender’s Revolving Loan Commitment minus, in the case of a Lender that is, or whose Affiliate is, an Alternate Currency RL Lender, the sum of such RL Lender’s and its Affiliates’ Alternate Currency Revolving Loan Sub-Commitments.

“Domestic Dollar Sub-Commitment Re-Allocation Agreement” shall have the meaning provided in Section 13.12(e)(II).

“Domestic Dollar Swingline Lender” means JPMCB, Bank of America, Citi and any other Lender that has made Domestic Dollar Swingline Loans.

“Domestic Dollar Swingline Loan” shall have the meaning provided in Section 1.01(b).

“Domestic RL Dollar Percentage” of any RL Lender at any time of determination shall mean a fraction (expressed as a percentage) the numerator of which is the Domestic Dollar Revolving Loan Sub-Commitment of such RL Lender at such time and the denominator of which is the aggregate amount of Domestic Dollar Revolving Loan Sub-Commitments of all RL Lenders at such time~~, or, in the case of an RL Lender that is, or whose Affiliate is, an Alternate Currency RL Lender, at any time when (and to the extent that) the Domestic Dollar Revolving Exposure equals or exceeds the aggregate of the Domestic Dollar Revolving Loan Sub-Commitments, such RL Lender’s or such Affiliate’s Unutilized Alternate Currency RL Percentage~~. Notwithstanding anything to the contrary contained above, if the Domestic RL

Dollar Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Domestic RL Dollar Percentages of the RL Lenders shall be determined immediately prior (and without giving effect) to such termination.

“Domestic Subsidiary” shall mean each Subsidiary of the Corporation incorporated or organized in the United States or any State or territory thereof.

“Draft” shall mean at any time of determination either (i) a depository bill within the meaning of the Depository Bills and Notes Act (Canada) or (ii) a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by any Alternate Currency Revolving Loan Borrower on an Alternate Currency RL Lender and bearing such distinguishing letters and numbers as such Alternate Currency RL Lender may determine, but which at such time has not been completed or accepted by such Alternate Currency RL Lender.

“Drawing” shall have the meaning provided in Section 2.05(b).

“Drawing Date” shall mean any Business Day fixed pursuant to Schedule III for the creation and purchase of Bankers’ Acceptances by an Alternate Currency RL Lender pursuant to Schedule III.

“Effective Date” shall have the meaning provided in Section 13.10.

“Election to Become an Alternate Currency Revolving Loan Borrower” shall mean an Election to Become an Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit H-1 (with such modifications thereto as the Administrative Agent may require in any given case based on the advice of foreign counsel), which shall be executed by each Person which becomes an Alternate Currency Revolving Loan Borrower after the Effective Date.

“Election to Become a Domestic Dollar Revolving Loan Borrower” shall mean an Election to Become a Domestic Dollar Revolving Loan Borrower substantially in the form of Exhibit H-2, which shall be executed by each Person which becomes a Domestic Dollar Revolving Loan Borrower after the Effective Date.

“Eligible Transferee” shall mean and include a commercial bank, financial institution, any fund or similar entity that regularly invests in bank loans and any other “accredited investor” (as defined in Regulation D of the Securities Act) but excluding, for the avoidance of doubt, natural persons.

“EMU Legislation” shall mean the legislation measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislation measures to implement the third stage of the European Monetary Union.

“End Date” shall mean, for any Margin Adjustment Period, the last day of such Margin Adjustment Period.

“Environmental Claims” means any and all administrative , regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with any Borrower or a Subsidiary of any Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) (and, for purposes of Section 302 of ERISA, each “applicable section” under Section 414(t)(2) of the Code, Section 412 or 430 of the Code, Section 414(b), (c), (m) or (o) of the Code).

“ERISA Event” shall mean (i) the occurrence of a Reportable Event; (ii) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63 or .64 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; (iii) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (iv) the receipt by any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (v) proceedings have been instituted, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings, by the PBGC under Title IV of ERISA to terminate or appoint a trustee to administer a Plan; (vi) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (vii) there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived; (viii) the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan or Multiemployer Plan, or that such filing may be made; (ix) a determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; or (x) any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate has incurred an outstanding liability (whether or not assessed) under Section 4062, 4063, 4064, 4068, 4069, 4201, 4204 or 4212 of ERISA.

“EURIBOR” shall mean (~~x~~i) the ~~rate~~ per annum Screen Rate for deposits in Euros for a period corresponding to the duration of the relevant Interest Period ~~which appears on the Reuters Screen which displays the rate of the Banking Federation of the European Union for the Euro (being currently page “EURIBOR01”)~~ at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement (or in the case of a Euro Swingline Loan, on the date of commencement) of such Interest Period (for delivery on the first day of such Interest Period) or~~, if such page shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Administrative Agent, after consultation with Alternate Currency RL Lenders with Primary Alternate Currency Revolving Loan Sub-Commitments and the Corporation, shall select or (y~~ (ii) if such rate is not available at such time for any reason, and the Administrative Agent has not selected an alternative service on which a quotation is displayed, then the “EURIBOR” for the relevant Interest Period shall be the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Administrative Agent at its request) at which each Euro Reference Bank was offering to prime banks in the European interbank market deposits in Euros for the relevant Interest Period at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement (or, in the case of a Euro Swingline Loan, on the date of commencement) of such Interest Period; provided, however, that in the event the Administrative Agent has made any determination pursuant to Section 1.11(a)(i) in respect of Euro Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.11(b) in respect of Euro Revolving Loans, EURIBOR determined pursuant to this definition shall instead be the rate determined by the Person acting as the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Euro Revolving Loans with maturities comparable to the Interest Period applicable thereto. EURIBOR will not be less than zero.

“Euro Equivalent” shall mean, on any date of determination, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Person acting as the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.17 or 13.16, on the date of determination).

“Euro Rate” shall mean and include each of the Eurodollar Rate, EURIBOR, BBSY and each other Alternate Currency LIBOR Rate.

“Euro Rate Loan” shall mean each Eurodollar Loan, each Euro Revolving Loan, each Sterling Revolving Loan, each Australian Dollar Revolving Loan, each Yen Revolving Loan and each Other Permitted LIBOR-Based Alternate Currency Revolving Loan and, as applicable, each Euro Swingline Loan and Sterling Swingline Loan.

“Euro Reference Banks” means, as to the Euro Revolving Loans of any Alternate Currency Revolving Loan Borrower organized in a given jurisdiction, the principal offices in such jurisdiction of each of JPMCB and/or the relevant affiliate of JPMCB (or any successor to any of the foregoing) and ~~any~~at least one other bank or financial institution appointed as such by the Administrative Agent ~~under this Agreement.~~with the consent of such bank or financial institution in its sole discretion. For the avoidance of doubt, no Euro Reference Bank shall be required to disclose any interest rates offered by it.

“Euro Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in Euros at the time of the incurrence thereof made by an Alternate Currency RL Lender with a Primary Alternate Currency Revolving Loan Sub-Commitment.

“Euro Swingline Lender” shall mean JPMCB, London Branch, Bank of America, London Branch and Citi.

“Euro Swingline Loan” shall have the meaning provided in Section 1.01(b).

“Eurodollar Loan” shall mean each Dollar Revolving Loan (bearing interest at the Eurodollar Rate) designated as such by the respective Dollar Revolving Loan Borrower at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean the ~~rate per annum that appears on Reuters Screen LIBOR01 or any successor page~~Screen Rate for Dollar deposits with maturities comparable to the Interest Period applicable to the Eurodollar Loans subject to the respective Borrowing commencing two Business Days thereafter as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of the respective Interest Period divided (and rounded, if necessary, upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, ~~to~~if the ~~extent that an interest~~Screen ~~r~~Rate is not ~~ascertainable pursuant to the foregoing provisions of this definition~~available, the rate to be used for purposes of this definition shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered for such ~~relevant~~ Interest Period ~~to major banks~~ in the London interbank market in London, England by ~~JPMCB~~major banks at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of such Interest Period, divided (and rounded, if necessary, upward to the nearest whole multiple of 1/16 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including~~,~~ without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Eurodollar Rate will not be less than zero.

“Euros” and the sign “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty.

“Event of Default” shall have the meaning provided in Section 10.

“Existing Bankers’ Acceptances” shall have the meaning provided in Section 1.15(b).

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of April 20, 2010, among the Corporation, each Alternate Currency Revolving Loan Borrower (as defined therein) from time to time party thereto and the lenders from time to time party thereto, as in effect on the Effective Date (immediately prior to giving effect to the Transaction).

“Existing Letters of Credit” shall have the meaning provided in Section 2.01(c).

“Existing Liens” shall have the meaning provided in Section 9.01.

“Face Amount” shall mean, in respect of a Bankers’ Acceptance, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers’ Acceptance Loan shall be equal to the Face Amounts of the underlying Bankers’ Acceptances.

“Facility Fee” shall have the meaning provided in Section 3.01(a).

“Facing Fee” shall have the meaning provided in Section 3.01(c).

“FATCA” shall have the meaning provided in Section 4.04(a).

“Federal Funds Rate” shall mean for any day, a fluctuating interest rate equal for such day to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent; provided the Federal Funds Rate shall not be less than zero.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Fiscal Year” shall mean each fiscal year of the Corporation, which shall be required to end on December 31 of each calendar year.

“Foreign Dollar Revolving Loan Borrower” shall mean each Alternate Currency Revolving Loan Borrower with outstanding Foreign Dollar Revolving Loans and/or a right to request and incur extensions of credit under the Primary Alternate Currency Revolving Loan Sub-Commitments on the terms and conditions of this Agreement.

“Foreign Dollar Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in Dollars at the time of incurrence thereof made by an Alternate Currency RL Lender with a Primary Alternate Currency Revolving Loan Sub-Commitment.

“Foreign Dollar Swingline Lender” shall mean JPMCB, London Branch, Bank of America, London Branch and Citi.

“Foreign Dollar Swingline Loan” has the meaning provided in Section 1.01(b)(ii).

“Foreign Pension Plan” shall mean any defined benefit pension plan (including, without limitation, any superannuation fund) which is established, contributed to or maintained by any Borrower or any one or more of its Subsidiaries outside the United States of America and which is required by applicable laws to be funded.

“Foreign Subsidiary” shall mean each Subsidiary of the Corporation other than a Domestic Subsidiary.

“Forward Equity Transactions” shall mean any arrangement or agreement by the Corporation or any of its Subsidiaries involving any forward equity sale, including, without limitation, any agreement pursuant to which funds are advanced to the Corporation or any Subsidiary thereof and pursuant to which the Corporation or any Subsidiary thereof is contractually obligated (or permitted) to, at a future date or dates, issue Capital Stock to satisfy its obligations under such agreement (whether or not said obligation may be satisfied through the delivery of cash in lieu of such Capital Stock).

“Fourth Amendment” shall mean the Fourth Amendment, dated as of September 30, 2014, to this Agreement.

“Fourth Amendment Effective Date” shall have the meaning set forth in the Fourth Amendment.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, except that, for purposes of Section 9 and all determinations of the Applicable Margin (and the financial terms used therein), GAAP shall be determined on the basis of such principles in effect on December 31, ~~2011~~2013 and consistent with those used in the preparation of the audited consolidated financial statements of the Corporation and its Subsidiaries for the Fiscal Year ended December 31, ~~2011~~2013 referred to in Section 7.03(a). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Corporation or the Required Lenders shall so request, the Administrative Agent and the Corporation shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Corporation shall provide to the Administrative Agent and the Lenders financial statements and other documents required under the Credit Documents or as reasonably requested thereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary, any change in the accounting for lease transactions under GAAP will be disregarded for purposes of computing the Consolidated Leverage Ratio and determining compliance with any other covenant under the Credit Documents.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Creditors” shall mean and include each Agent, each Lender, each Issuing Bank, each Swingline Lender, and each party (other than any Credit Party) party to (or participating in) an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party is a Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) and their subsequent assigns.

“Guaranteed Obligations” shall mean (i) the principal (or Face Amount, as the case may be) of and interest on all Loans made to each Subsidiary Borrower under this Agreement, and each Note evidencing each Loan issued to each Lender, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Subsidiary Borrowers (or any of them) to each Lender and each Agent, now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document and the due performance and compliance by each Subsidiary Borrower with all the terms, conditions and agreements contained in this Agreement and each other Credit Document to which it is a party and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Subsidiary of the Corporation, whether now in existence or hereunder arising, owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by such Subsidiary with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Guaranty” shall mean the guaranty of the Corporation pursuant to Section 14.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined, characterized or regulated as or included in the definitions of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import under any applicable Environmental Law.

“Hotel” means any Real Property or Leasehold comprising an operating facility offering hotel or other lodging services.

“Hotel Business” shall mean (i) the hotel, resort, extended stay lodging and other hospitality business (including the Timeshare Business), together with any related residential development, restaurant and health spa business, and (ii) any and all businesses that in the good faith judgment of the board of directors of the Corporation are reasonably related to, or may be used in connection with, the businesses described in preceding clause (i).

“Incremental Alternate Currency Revolving Loan Sub-Commitment” shall mean, for each Incremental RL Lender, any incremental commitment by such Incremental RL Lender to make Alternate Currency Revolving Loans pursuant to a given Alternate Currency Revolving Loan Sub-Tranche pursuant to Section 1.01(a) as agreed to by such Incremental RL Lender in the respective Incremental Revolving Loan Commitment Agreement delivered pursuant to Section 1.19; it being understood, however, that on each date upon which an Incremental Alternate Currency Revolving Loan Sub-Commitment of any Incremental RL Lender becomes effective, such Incremental Alternate Currency Revolving Loan Sub-Commitment of such Incremental RL Lender shall be added to (and thereafter become a part of) the relevant Alternate Currency Revolving Loan Sub-Commitment of such Incremental RL Lender to which such Incremental Alternate Currency Revolving Loan Sub-Commitment relates for all purposes of this Agreement as contemplated by Section 1.19.

“Incremental Revolving Loan Commitment” shall mean, for each Incremental RL Lender, any commitment by such Incremental RL Lender to make Revolving Loans pursuant to Section 1.01(a) as agreed to by such Incremental RL Lender in the respective Incremental Revolving Loan Commitment Agreement delivered pursuant to Section 1.19; it being understood, however, that on each date upon which an Incremental Revolving Loan Commitment of any Incremental RL Lender becomes effective, such Incremental Revolving Loan Commitment of such Incremental RL Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Incremental RL Lender for all purposes of this Agreement as contemplated by Section 1.19.

“Incremental Revolving Loan Commitment Agreement” shall mean an Incremental Revolving Loan Commitment Agreement substantially in the form of Exhibit J (appropriately completed).

“Incremental Revolving Loan Commitment Date” shall mean each date upon which an Incremental Revolving Loan Commitment under an Incremental Revolving Loan Commitment Agreement becomes effective as provided in Section 1.19(b)(i).

“Incremental Revolving Loan Commitment Requirements” shall mean, with respect to any request for an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) made pursuant to Section

1.19 or any provision of an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) on a given Incremental Revolving Loan Commitment Date, the satisfaction of each of the following conditions: (i) no Specified Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Revolving Loan Commitments then requested or provided had been incurred on such date of request or Incremental Revolving Loan Commitment Date, as the case may be), (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) with the same effect as though such representations and warranties had been made as of such date of request or Incremental Revolving Loan Commitment Date, as the case may be (after giving effect to the incurrence of the respective Revolving Loan), unless stated to relate to a specified date, in which case such representations and warranties shall be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or similar materiality qualifier, in all respects) as of such specified date and (iii) the delivery by the Corporation of an officer’s certificate to the Administrative Agent certifying as to compliance with preceding clauses (i) and (ii).

“Incremental RL Lender” shall have the meaning provided in Section 1.19(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (excluding accounts payable and accrued expenses arising in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the stated amount of such Indebtedness), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding anything to the contrary contained above, all Forward Equity Transactions shall be deemed to constitute Indebtedness for purposes of this Agreement, with the amount of such Indebtedness at any time outstanding to be equal to the maximum amount of cash and/or fair market value of property which would be required to be delivered by the Corporation and its Subsidiaries at such time to satisfy in full their obligations under the respective Forward Equity Transactions.

“Indebtedness to be Refinanced” shall mean all Indebtedness under the Existing Credit Agreement on the Effective Date (prior to giving effect to the Transaction).

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure” of any Alternate Currency RL Lender under a given Alternate Currency Revolving Loan Sub-Tranche shall mean, at any time, the sum of (i) the aggregate principal amount or Face Amount, as the case may be, of all Alternate Currency Revolving Loans made pursuant to such Alternate Currency Revolving Loan Sub-Tranche by such Alternate Currency RL Lender and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each such Alternate Currency Revolving Loan denominated in a currency other than Dollars) plus (ii) for each Swingline Loan made under each Alternate Currency Revolving Loan Sub-Tranche for which such RL Lender (and/or its affiliates, if any, acting as Alternate Currency RL Lenders) has a related Alternate Currency Revolving Loan Sub-Commitment, the product of (A) such RL Lender’s (and its affiliates’, if any, acting as Alternate Currency RL Lenders) Alternate Currency RL Percentage relating to the Alternate Currency Revolving Loan Sub-Tranche under which such Swingline Loan was made and (B) the Dollar Equivalent of principal amount of such Swingline Loan plus (iii) such Alternate Currency RL Lender’s relevant Alternate Currency RL Percentage of all Alternate Currency Letter of Credit Outstandings relating to Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche.

“Individual Domestic Dollar Revolving Loan Sub-Commitment Credit Exposure” of any RL Lender under its Domestic Dollar Revolving Loan Sub-Commitment shall mean, at any time, the sum of (i) the aggregate principal amount of all Domestic Dollar Revolving Loans made by such RL Lender then outstanding plus (ii) for each Domestic Dollar Swingline Loan, the product of (A) such RL Lender’s Domestic Dollar RL Percentage and (B) the principal amount of such Swingline Loan plus (iii) such RL Lender’s Domestic Dollar RL Percentage of all Domestic Dollar Letter of Credit Outstandings.

“Individual Revolving Credit Exposure” shall mean, for any RL Lender at any time, the sum of (i) the aggregate principal amount or Face Amount, as applicable, of all Revolving Loans made by such RL Lender (and its affiliates, if any, acting as Alternate Currency RL Lenders or Swingline Lenders) (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Non-Dollar Alternate Currency Revolving Loans then outstanding from such RL Lender or any affiliate thereof acting as an Alternate Currency RL Lender or Swingline Lender), plus (ii) the product of (A) such RL Lender’s Domestic RL Dollar Percentage and (B) the sum of (x) the aggregate amount of all Domestic Dollar Letter of Credit Outstandings at such time and (y) the aggregate principal amount of all Domestic Dollar Swingline Loans then outstanding plus (iii) for each Swingline Loan made under each Alternate Currency Revolving Loan Sub-Tranche for which such RL Lender (and/or its affiliates, if any, acting as Alternate Currency RL Lenders) has a related Alternate Currency Revolving Loan Sub-Commitment, the product of (A) such RL Lender’s (and its affiliates’, if any, acting as Alternate Currency RL Lenders) Alternate Currency RL Percentage relating to the Alternate Currency Revolving Loan Sub-Tranche under which such Swingline Loan was made and (B) the Dollar Equivalent of principal amount of such Swingline Loan plus (iv) for each Alternate Currency Letter of Credit issued under each Alternate Currency Revolving Loan Sub-Tranche for which such RL Lender (and/or its affiliates, if any, acting as Alternate Currency RL Lenders) has a related Alternate Currency Revolving Loan Sub-Commitment, such RL Lender’s (and its affiliates’, if any, acting as Alternate Currency RL Lenders) relevant Alternate Currency

RL Percentage of all Alternate Currency Letter of Credit Outstandings relating to all Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche.

“Individual Swingline Lender Revolving Credit Exposure” shall mean, for any RL Lender which is (or whose affiliate is) a Swingline Lender at any time, the sum of (i) the aggregate principal amount or Face Amount, as applicable, of all Revolving Loans made by such RL Lender (and its affiliates, if any, acting as Alternate Currency RL Lenders or Swingline Lenders) (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Non-Dollar Alternate Currency Revolving Loans then outstanding from such RL Lender or any affiliate thereof acting as an Alternate Currency RL Lender or Swingline Lender), plus (ii) the product of (A) such RL Lender’s Domestic RL Dollar Percentage and (B) the aggregate amount of all Domestic Dollar Letter of Credit Outstandings at such time plus (iii) the aggregate Swingline Exposure then outstanding of such RL Lender plus (iv) for each Alternate Currency Letter of Credit issued under each Alternate Currency Revolving Loan Sub-Tranche for which such RL Lender (and/or its affiliates, if any, acting as Alternate Currency RL Lenders) has a related Alternate Currency Revolving Loan Sub-Commitment, such RL Lender’s (and its affiliates’, if any, acting as Alternate Currency RL Lenders) relevant Alternate Currency RL Percentage of all Alternate Currency Letter of Credit Outstandings relating to all Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche.

“Insignificant Subsidiary” shall mean, at any time, any Subsidiary of the Corporation (excluding any Credit Party) which (x) has (i) assets of not greater than 10% of the consolidated total assets of the Corporation and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Corporation) and (ii) revenue of less than 10% of the consolidated revenues of the Corporation and its Subsidiaries for the Test Period then most recently ended and (y) if aggregated with all other Subsidiaries of the Corporation with respect to which an event described under Section 10.05 has occurred and is continuing, would have (i) assets of not greater than 10% of the consolidated total assets of the Corporation and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Corporation) and (ii) revenue of less than 10% of the consolidated revenues of the Corporation and its Subsidiaries for the Test Period then most recently ended.

“Interest Determination Date” shall mean (i) with respect to any Euro Rate Loan other than a Sterling Revolving Loan, the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan, (ii) with respect to any Mexican Pesos Revolving Loan or Sterling Revolving Loan, the first day of any Mexican Pesos Interest Period or any Interest Period relating to such Sterling Revolving Loan, as applicable, relating to such Mexican Pesos Revolving Loan or Sterling Revolving Loan, as applicable (or, if such day is not a Business Day, the immediately preceding Business Day), (iii) with respect to any Euro Swingline Loan or Sterling Swingline Loan, the first day of any Interest Period relating to such Loan, (iv) with respect to any Brazilian Reais Revolving Loan, such date or dates relevant to the determination of the interest rate applicable to Brazilian Reais Revolving Loans as set forth in any Bank Credit Bill (as defined in the Non-Libor Based Alternate Currency Amendment establishing the Brazilian Reais Revolving Loan Sub-Commitment) and (v) with respect to any Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, the date provided in the relevant Non-LIBOR-Based Alternate Currency Amendment.

“Interest Payment Date” shall mean, with respect to any Brazilian Reais Revolving Loan, any date on which interest payments with respect to such Brazilian Reais Revolving Loan have to be made pursuant to any Bank Credit Bill (as defined in the Non-Libor Based Alternate Currency Amendment establishing the Brazilian Reais Revolving Loan Sub-Commitment) substantially in the form attached hereto as Exhibit K.

“Interest Period” shall have the meaning provided in Section 1.10(a).

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Interpolated Rate” shall have the meaning provided in the definition of “Screen Rate”.

“Irish Alternate Currency Revolving Loan Borrower” shall mean an Alternate Currency Revolving Loan Borrower organized under the laws of Ireland.

“Irish Alternate Currency RL Lender” shall have the meaning provided in Section 4.04(e).

“Irish Qualifying Lender” shall mean, in respect of an Irish Alternate Currency Revolving Loan Borrower, an Irish Alternate Currency RL Lender which is beneficially entitled to interest payable to that Irish Alternate Currency RL Lender in respect of a Credit Document and is :

(i)	a bank which is licensed (pursuant to section 9 of the Central Bank Act 1971 of Ireland) to carry on banking business in Ireland and which is carrying on a bona fide banking business in Ireland; or

(ii)	an authorised credit institution (under the terms of Directive 2006/48/EC) which has duly established a branch in Ireland, having made all necessary notifications to its home state competent authorities (as required under Directive 2006/48/EC) in relation to its intention to carry on banking business in Ireland, and such credit institution is carrying on a bona fide banking business in Ireland; or

(iii)	a body corporate,

(a)	which, by virtue of the law of a Qualifying Irish Jurisdiction, is resident in the Qualifying Irish Jurisdiction for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or

(b)	where the interest:

(x)	is exempted from the charge to Irish income tax under an Irish Tax Treaty in force on the date the interest is paid; or

(y)	would be exempted from the charge to Irish income tax if an Irish Tax Treaty which has been signed but is not yet in force had the force of law on the date the interest is paid,

or

(c)	which is a corporation which is incorporated in the United States and is taxed in the United States on its worldwide income,

except where, in respect of each of clauses (a), (b) and (c), interest payable to that body corporate in respect of a Credit Document is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency.

“Irish Tax Treaty” shall mean a double tax treaty into which Ireland has entered which contains an article dealing with interest or income from debt claims.

“Issuing Bank” shall mean (i) in the case of Domestic Dollar Letters of Credit, JPMCB, Bank of America, Citi and any other RL Lender which at the request of the Corporation and with the consent of the Administrative Agent agrees, in such RL Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Domestic Dollar Letters of Credit pursuant to Section 2, (ii) in the case of Alternate Currency Letters of Credit denominated in a given Alternate Currency, JPMCB, Bank of America, Citi, Banco Nacional de Mexico, S.A., integrante del Grupo Financiero Banamex, and any Alternate Currency RL Lender with an Alternate Currency Revolving Loan Sub-Commitment in such Alternate Currency which at the request of the Corporation and with the consent of the Administrative Agent agrees, in such RL Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Alternate Currency Letters of Credit denominated in such Alternate Currency pursuant to Section 2 and (iii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule 2.01(c).

“JPMCB” shall mean JPMorgan Chase Bank, N.A. in its individual capacity.

“Judgment Currency” shall have the meaning provided in Section 13.16(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.16(a).

“L/C Exposure” under a tranche of Sub-Commitments shall mean, at any time, the sum of (a) the aggregate Stated Amount of all outstanding Letters of Credit at such time issued under such tranche plus (b) the aggregate amount of all Unpaid Drawings (for this purpose, using the Dollar Equivalent of all amounts payable in a Non-Dollar Alternate Currency at such time) in respect of Letters of Credit issued under such tranche. The L/C Exposure of any Lender at any time under a tranche of Sub-Commitments shall be its Domestic Dollar RL Percentage or Alternate Currency RL Percentage, as applicable, of the total LC Exposure under such tranche at such time.

“L/C Supportable Obligations” shall mean obligations of the Corporation or any of its Subsidiaries incurred in the ordinary course of business and which do not violate the applicable provisions, if any, of this Agreement.

“Lead Arrangers” shall mean J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated, each in their capacities as Joint Lead Arrangers and Joint Bookrunners, and Wells Fargo Securities, LLC and HBSC Securities (USA), Inc., as Joint Lead Arrangers.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule I-A, as well as any Person which becomes a “Lender” hereunder pursuant to Section 1.14, 1.19, 1.20 or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each Alternate Currency RL Lender and, if the reference is to a specific Lender which has a Revolving Loan Commitment hereunder, shall include references to any Affiliate of any such Lender which is acting as an Alternate RL Currency Lender.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Parties” shall have the meaning provided in Section 13.20.

“Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.02(b).

“Letter of Credit Fee” shall have the meaning provided in Section 3.01(b).

“Letter of Credit Outstandings” shall mean, at any time of determination, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time (for this purpose, using the Dollar Equivalent of all amounts payable in a Non-Dollar Alternate Currency at such time).

“Letter of Credit Request” shall have the meaning provided in Section 2.03(a).

“Letter of Credit Sublimit” means (i) $83,333,333.34 in the case of JPMCB (or any higher amount agreed by JPMCB), (ii) $83,333,333.34 in the case of Bank of America (or any higher amount agreed by Bank of America), (iii) $83,333,333.34 in the case of Citi (or any higher amount agreed by Citi) and (iv) in the case of any other Issuing Bank, the amount agreed by such Issuing Bank as its Letter of Credit Sublimit.

“LIBOR-Based Alternate Currency Amendment” shall have the meaning provided in Section 13.12(i).

“LIBOR-Based Alternate Currency Equivalent” shall mean, with respect to any Alternate Currency (other than Dollars, Canadian Dollars, Euros, Australian Dollars and any Permitted Non-LIBOR-Based Alternate Currency), at any date of determination, the amount of such Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Person acting as the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.17 or 13.16, on the date of determination).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as in effect in any State or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan, each Competitive Bid Loan and each Swingline Loan.

“Mandatory Borrowing” shall have the meaning provided in Section 1.01(c).

~~“Mandatory Cost” means the cost imputed to a Lender in complying with (i) in the case of any Obligation owing in Pounds Sterling, the Mandatory Liquid Assets requirements of the Bank of England during the period in which a Sterling Revolving Loan is outstanding as determined in accordance with Schedule IV, (ii) in the case of any Obligation owing in Euros, any reserve asset requirements of the European Central Bank, as determined in accordance with Schedule IV, (iii) in the case of any Obligation owing in Brazilian Reais, such reserve requirements established by any Brazilian court or governmental agency, authority, instrumentality or regulatory body in respect of Brazilian Reais or any category of liabilities which includes deposits by reference to which the interest rate on the Loans denominated in Brazilian Reais is determined, in any such case as determined in good faith by the Administrative Agent, (iv) in the case of any Obligation owing in any Other Permitted Non-LIBOR-Based Alternate Currency, the requirements set forth in the relevant Non-LIBOR-Based Alternate Currency Amendment, and (v) in the case of any Obligation owing in any other Alternate Currency (other than, except in the case of Obligations owing by an Alternate Currency Revolving Loan Borrower, Dollars), such reserve requirements established by any foreign court or governmental agency, authority, instrumentality or regulatory body in respect of any such other Alternate Currency or any category of liabilities which includes deposits by reference to which the interest rate on the Loans denominated in such Alternate Currency is determined, in any such case as determined in good faith by the Administrative Agent.~~

“Margin Adjustment Period” shall mean each period which shall commence on the date occurring after the Effective Date on which the respective officer’s certificates are delivered pursuant to Section 8.01(d) and which shall end on the earlier of (i) the date of actual delivery of the next officer’s certificates pursuant to Section 8.01(d) and (ii) the latest date on which the next officer’s certificates are required to be delivered.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Acquisition” shall mean (i) an Acquisition or (ii) a series of related Acquisitions made within any period of four consecutive fiscal quarters, in each case of the foregoing clauses (i) and (ii), for an aggregate consideration of $1,000,000,000 or more.

“Material Adverse Change” means a material adverse change in any of (i) the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of the Credit Documents taken as a whole, (iii) the ability of any Borrower to repay its Obligations or to perform its obligations under any other Credit Document, (iv) the ability of the Corporation, to perform its obligations under the Guaranty or (v) the rights and remedies of the Lenders or the Agents under the Credit Documents.

“Material Adverse Effect” means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

“Maturity Date” shall mean February 28, ~~2018~~2020, as such date may be adjusted pursuant to Section 1.20.

“Maximum Alternate Currency Swingline Amount” shall mean $150,000,000 (using for this purpose the Dollar Equivalent of the principal amount of each Alternate Currency Swingline Loan).

“Maximum Dollar Swingline Amount” shall mean $150,000,000.

“Maximum Mexican Pesos Swingline Amount” shall mean $50,000,000 (using for this purpose the Dollar Equivalent of the principal amount of each Mexican Pesos Swingline Loan).

“Maximum Rate” shall have the meaning provided in Section 13.19.

“Mexican Alternate Currency Revolving Loan Borrower” shall mean Operadora Sheraton S de RL de CV or any other Alternate Currency Revolving Borrower which is incorporated in Mexico and shall have become a Borrower hereunder pursuant to Section 6.03.

“Mexican Alternate Currency RL Lender” shall have the meaning provided in Section 4.04(f).

“Mexican Financial Institution” means a banking or financial institution authorized to act as a banking or financial institution pursuant to the Credit Institutions Law (Ley de Instituciones de Crédito) or other laws of Mexico.

“Mexican Pesos” and “MXN$” shall mean freely transferable lawful money of Mexico (expressed in Mexican Pesos).

“Mexican Pesos Interest Period” shall have the meaning provided in Section 1.10(b).

“Mexican Pesos Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Mexican Pesos at the time of the incurrence thereof.

“Mexican Pesos Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Mexican Pesos Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14, 1.20 or 13.04(b). The Mexican Pesos Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Mexican Pesos Swingline Lender” shall mean Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex.

“Mexican Pesos Swingline Loan” shall have the meaning provided in Section 1.01(b).

“Mexican Qualifying Lender” shall mean, in respect of a Mexican Alternate Currency Revolving Loan Borrower, a Mexican Alternate Currency RL Lender (other than a Mexican Financial Institution) which is beneficially entitled to interest payable to that Mexican Alternate Currency RL Lender (other than a Mexican Financial Institution) in respect of a Credit Document and is:

“Mexican Registered Bank” shall mean any financial institution (other than a Mexican Financial Institution) registered with the Secretaría de Hacienda y Crédito Público in Mexico for purposes of Articles 195 or 196 of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta).

(i) a Mexican Registered Bank; or

(ii) a body corporate where the interest (x) is exempted from the charge to Mexican income tax under a Mexican Tax Treaty in force on the date the interest is paid; or (y) would be exempted from the charge to Mexican income tax if a Mexican Tax Treaty which has been signed but is not yet in force had the force of law on the date the interest is paid.

“Mexican Tax Treaty” shall mean a double tax treaty into which Mexico has entered which contains an article dealing with interest or income from debt claims.

“Minimum Applicable Facing Fee” shall mean (x) in the case of all Letters of Credit (other than Non-Dollar Alternate Currency Letters of Credit), $250 and (y) in the case of

Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency, the Dollar Equivalent of $250.

“Minimum Borrowing Amount” shall mean, for each Type and Tranche of Loans hereunder, the respective amount specified below:

(i) in the case of a Borrowing of Revolving Loans to be maintained as Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, $10,000,000 (or the applicable Alternate Currency Equivalent thereof, in the case of a Borrowing of Non-Dollar Alternate Currency Revolving Loans) provided that, in the case of a Borrowing of Brazilian Reais Revolving Loans, the Minimum Borrowing Amount shall be the Non-LIBOR-Based Alternate Currency Equivalent of $2,000,000;

(ii) in the case of a Borrowing of (x) Domestic Dollar Revolving Loans to be maintained as Base Rate Loans, $10,000,000 and (y) Foreign Dollar Revolving Loans to be maintained as Base Rate Loans, $5,000,000;

(iii) in the case of a Borrowing of Swingline Loans, $1,000,000 (or the applicable Alternate Currency Equivalent thereof, in the case of a Borrowing of Alternate Currency Swingline Loans);

(iv) in the case of a Borrowing of Canadian Prime Rate Loans, Cdn. $1,000,000;

(v) in the case of Bankers’ Acceptance Loans, the amount specified in Schedule III; and

(vi) in the case of Competitive Bid Loans, $10,000,000 (or the applicable Alternate Currency Equivalent thereof, in the case of a Borrowing of Alternate Currency Competitive Bid Loans).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate has any obligation or liability, contingent or otherwise, and each such plan for the five-year period immediately following the latest date on which any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“NAIC” shall have the meaning provided in Section 1.11(c).

“New Alternate Currency Revolving Loan Borrower” shall mean Companhia Palmares Hotéis e Turismo, a corporation incorporated under the laws of Brazil.

“Non-Defaulting Lender” shall mean and include each RL Lender other than a Defaulting Lender.

“Non-Dollar Alternate Currency” shall mean each Alternate Currency other than Dollars.

“Non-Dollar Alternate Currency Competitive Bid Loan” shall mean each Competitive Bid Loan denominated in an Alternate Currency (other than Dollars) at the time of the incurrence thereof.

“Non-Dollar Alternate Currency Letters of Credit” shall mean each Letter of Credit denominated in an Alternate Currency (other than Dollars) and issued for the account of an Alternate Currency Revolving Loan Borrower pursuant to Section 2.01.

“Non-Dollar Alternate Currency Loan” shall mean each Non-Dollar Alternate Currency Revolving Loan, each Non-Dollar Alternate Currency Competitive Bid Loan and each Alternate Currency Swingline Loan.

“Non-Dollar Alternate Currency Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in an Alternate Currency (other than Dollars) at the time of the incurrence thereof.

“Non-LIBOR-Based Alternate Currency Equivalent” shall (i) with respect to Mexican Pesos, mean, at any date of determination, the amount of Mexican Pesos which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor quoted by JPMCB on such date, (ii) with respect to Brazilian Reais, mean, at any date of determination, the amount of Brazilian Reais which could be purchased with the amount of Dollars involved in such computation, determined using the Real/U.S. Dollars commercial rate, expressed as the amount of Real for conversion into U.S. Dollars as reported by the Central Bank of Brazil on the Central Bank of Brazil Data System (“SISBACEN”) on its website (which, as of January 3, 2014, is located at http://www.bcb.gov.br) under transaction code PTAX 800 (Consultas de Câmbio or Exchanged Rate Enquiry), Option 5, “Venda” (Cotações para Contabilidade or Rates for Accounting Purposes) (or any successor screen established by the Central Bank of Brazil) (such rate, the “PTAX”) on each valuation date of the exchange rates, or, if the PTAX is not available, for any reason, the sale closing average quotations received from three leading Brazilian banks as selected by Banco J.P. Morgan S.A. in its sole discretion shall be applied and, in the absence of such average quotations, the Conversion Rate shall be jointly determined in good faith by the Administrative Agent and the New Alternate Currency Revolving Loan Borrower, and (iii) with respect to any Other Permitted Non-LIBOR-Based Alternate Currency (excluding Brazilian Reais), have the meaning provided therefor pursuant to the relevant Non-LIBOR-Based Alternate Currency Amendment.

“Non-LIBOR-Based Alternate Currency Amendment” shall have the meaning provided in Section 13.12(h).

“Non-LIBOR-Based Interest Period” shall mean (i) with respect to any Mexican Pesos Revolving Loan, the applicable Mexican Pesos Interest Period, (ii) with respect to any Brazilian Reais Revolving Loan, the period between an Interest Payment Date applicable to such Brazilian Reais Revolving Loan and the next Interest Payment Date applicable to such Brazilian Reais Revolving Loan, and (iii) with respect to any Other Permitted Non-LIBOR-Based

Alternate Currency Revolving Loan, the applicable interest period provided therefor in the relevant Non-LIBOR-Based Alternate Currency Amendment.

“Non-Recourse Indebtedness” of any Person means all Indebtedness of such Person and its Subsidiaries with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse secured financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall not constitute Non-Recourse Indebtedness for the purpose of this Agreement.

“Non-U.S. Borrower” means a Borrower that is not a U.S. Borrower.

“Note” shall mean any promissory note executed and delivered in accordance with Section 1.06.

“Notice of Borrowing” shall have the meaning provided in Section 1.03(a).

“Notice of Competitive Bid Borrowing” shall have the meaning provided in Section 1.04(a).

“Notice of Conversion” shall have the meaning provided in Section 1.07(a).

“Notice Office” shall mean the office of the Administrative Agent as specified on Schedule II.

“Obligation Currency” shall have the meaning provided in Section 13.16(a).

“Obligations” shall mean all amounts owing to any Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values or instruments to hedge and protect against fluctuations in the Corporation’s and/or its Subsidiaries’ cash flow and earnings from changes in financial markets.

“Other Permitted LIBOR-Based Alternate Currency” shall mean any currency other than Dollars, Australian Dollars, Canadian Dollars, Euros, Pounds Sterling, Yen and any Permitted Non-LIBOR-Based Alternate Currency acceptable to, and approved in writing by, the Administrative Agent and each affected Lender; provided that, at any time of the election of such currency, (i) such currency is dealt with in the London interbank deposit market, (ii) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (iii) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any RL Lender for making any Revolving Loan or issuing any Letter of Credit and/or to permit the relevant Borrower to borrow and repay the principal thereof and/or Unpaid Drawings thereon and/or to pay the interest thereon (unless such authorization has been obtained and is in full force and effect).

“Other Permitted LIBOR-Based Alternate Currency Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in an Other Permitted LIBOR-Based Alternate Currency at the time of the incurrence thereof.

“Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19, 1.20 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Other Permitted Non-LIBOR-Based Alternate Currency” shall mean~~,~~ Brazilian Reais and any currency other than Dollars, Australian Dollars, Canadian Dollars, Euros, Pounds Sterling, Yen, Mexican Pesos and any Other Permitted LIBOR-Based Alternate Currency acceptable to, and approved in writing by, the Administrative Agent and each affected Lender; provided that (i) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (ii) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any RL Lender for making any Revolving Loan or issuing any Letter of Credit and/or to permit the relevant Borrower to borrow and repay the principal thereof and/or Unpaid Drawings thereon and/or to pay the interest thereon (unless such authorization has been obtained and is in full force and effect).

“Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan” shall mean each Brazilian Reais Revolving Loan and/or each other Alternate Currency Revolving Loan denominated in an Other Permitted Non-LIBOR-Based Alternate Currency at the time of the incurrence thereof.

“Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such

Lender pursuant to Section 1.14, 1.20 or 13.04(b). The Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Participant” shall have the meaning provided in Section 2.04(a).

“Participating Member State” shall mean, at any time, any member state of the European Union which has adopted the Euro as its lawful currency at such time.

“Payment Office” shall mean (i) in respect of Domestic Dollar Loans, Domestic Dollar Letters of Credit, Fees and, except as provided in clauses (ii), (iii), (iv), (v) and (vi) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road Ops Building 2, 3rd Floor, Newark, DE 19713-2107 Attention: Greg Hutchins, email deal.management.team@jpmchase.com, Bank Name: J.P. Morgan Chase Bank, N.A., ABA Routing Number: 021000021, Account Name: LS2 Incoming Account, Number: 9008113381H2384, Attention: Loan and Agency, Reference: Starwood, (ii) in respect of Canadian Dollar Revolving Loans, the office of the Administrative Agent located at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road Ops Building 2, 3rd Floor, Newark, DE 19713-2107, Attention: Loan and Agency, Reference: Starwood, Account Bank: Royal Bank of Canada, SWIFT ID: ROYCCAT2XXX, Account Name: JPMorgan Chase Bank, N.A., Account Number: 071721016294, (iii) in respect of Sterling Revolving Loans, the office of the Administrative Agent located at JPMorgan Europe Limited, 25 Bank Street, Canary Wharf, Floor 6, London, E14 5JP, United Kingdom, Bank Name: J.P. Morgan Europe Limited, SWIFT ID: CHASGB22, Sort Code: 40-52-06, Account Number: 03043504, Reference: Starwood, (iv) in respect of Euro Revolving Loans, the office of the Administrative Agent located at JPMorgan Europe Limited, 25 Bank Street, Canary Wharf, Floor 6, London, E14 5JP, United Kingdom, Bank Name: JPMorgan AG, Frankfurt, SWIFT ID: CHASDEFX, Account Number: DE93501108006001600037, Account Name: J.P. Morgan Europe Limited, Reference: Starwood, Attention: Loans & Agency, (v) in respect of Mexican Pesos Revolving Loans, the office of the Administrative Agent located at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road Ops Building 2, 3rd Floor, Newark, DE 19713-2107, Attention: Loan and Agency, Reference: Starwood, Account Bank: Banco Santander, SWIFT ID: BMSXMXMM, Account Name: J.P. Morgan Chase Bank, N.A. – International Banking Facility, NY, Account No.: 2491, (vi) in respect of Australian Dollar Revolving Loans, to the office of the Administrative Agent located at JPMorgan Europe Limited, 25 Bank Street, Canary Wharf, Floor 6, London, E14 5JP, United Kingdom, Bank Name: WESTPAC, SYDNEY, SWIFT ID: WPACAU2F, Account Name: J.P. Morgan Europe Limited, Swift: CHASGB22, Account No.: MAH0001978, Reference: Starwood, Attention: Loans Agency, (vii) in respect of Foreign Dollar Revolving Loans, to the office of the Administrative Agent located at JPMorgan Europe Limited, 25 Bank Street, Canary Wharf, Floor 6, London, E14 5JP, United Kingdom, Bank Name: JPMorgan Chase Bank, New York, Swift: CHASU33, Account Name: J.P. Morgan

Europe Limited, SWIFT: CHASGB22, Account No.: 544714108, Reference: Starwood, Attention: Loans Agency, (vii) in the case of Mexican Pesos Swingline Loans, to the office of the Mexican Pesos Swingline Lender at ricardo.garzadelrio@banamex.com, alejandro.trevinoberlanga@banamex.com and fabian.vergaragenes@banamex.com, Bank: Banco Nacional de México S.A., Swift code: BNMXMXMM, CLABE: 002180087005602881, Suc: 0870, Cuenta 00560288, (viii) in respect of Yen Revolving Loans, to the office of the Administrative Agent located at JPMorgan Europe Limited, 25 Bank Street, Canary Wharf, Floor 6, London, E14 5JP, United Kingdom, Bank Name: JP Morgan Chase Bank, Tokyo, SWIFT: CHASJPJT, Account Name: J.P. Morgan Europe Limited, London, Swift CHASGB22, Account No.: 01-71458656, Attention: Loans & Agentcy, (ix) in respect of Brazilian Reais Revolving Loans, Banco J.P. Morgan S.A, Avenida Brigadeiro Faria Lima, nº 3729, 15º andar, São Paulo – SP, CEP: 04538-905, Brasil, and (x) in the case of Alternate Currency Letters of Credit and any other Alternate Currency Revolving Loan, such office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto or, in each case, such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Liens” shall have the meaning provided in Section 9.01.

“Permitted Non-LIBOR-Based Alternate Currency” shall mean Mexican Pesos and any Other Permitted Non-LIBOR-Based Alternate Currency.

“Permitted Non-LIBOR-Based Alternate Currency Revolving Loan” shall mean each Mexican Pesos Revolving Loan and/or each Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, as the context may require.

“Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any single employer pension plan subject to Title IV of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute of) any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Pounds Sterling” and the sign “£” shall mean freely transferable lawful money of the United Kingdom.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of such Person (other than common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Primary Alternate Currency Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Primary Alternate Currency Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14, 1.20 or 13.04(b). The Primary Alternate Currency Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Prime Lending Rate” shall mean the rate which JPMCB announces from time to time as its prime lending rate at its office located at 270 Park Avenue, New York, New York, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. JPMCB may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Pro Forma Basis” shall mean, as to any Person, for any events which occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give pro forma effect to such event as if same had occurred at the beginning of such period of calculation, and

(i) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four consecutive fiscal quarter period last ended before the occurrence of the respective event for which such pro forma effect is being determined (the “Reference Period”),

(ii) in making any determination with respect to the incurrence or assumption of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction referenced in clause (i) above (the “Transaction Date”), all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving indebtedness incurred for working capital purposes and not to finance any acquisition or the making of a Dividend) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period; and

(iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Acquisition and any Asset Sale, in each case which occurred during the Reference Period or (for purposes of Section 9.03(iii)) subsequent to the Reference Period and prior to the Transaction Date, as if such Acquisition or Asset Sale, as the case may be, occurred on the first day of the Reference Period.

All pro forma determinations required above shall be determined in accordance with GAAP. For purposes of this definition, whenever pro forma effect is to be given to any occurrence or event, the pro forma calculation shall be determined in good faith by a responsible financial or accounting officer of the Corporation.

“Projections” shall mean the projected financial and cash flow statements for the Corporation and its Subsidiaries for the period from ~~the Effective Date~~June 30, 2014 to and including ~~at least~~ December 31, ~~2013~~2015 delivered to the Lenders by the Corporation prior to the Fourth Amendment Effective Date.

“Qualified Preferred Stock” shall mean any preferred stock of the Corporation so long as the terms of any such preferred stock (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the Corporation or any Subsidiaries of the Corporation, (iii) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the first anniversary of the Maturity Date, (iv) do not contain any covenants other than periodic reporting requirements, (v) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Corporation or liquidations involving the Corporation, and (vi) do not provide for the conversion into, or the exchange for (unless at the sole discretion of the issuer thereof), debt securities.

“Qualifying Irish Jurisdiction” shall mean:

(i) a member state of the European Communities other than Ireland;

(ii) a jurisdiction with which Ireland has made an Irish Tax Treaty having the force of law; or

(iii) a jurisdiction with which Ireland has made an Irish Tax Treaty which, on completion of necessary procedures, will have the force of law.

“Quarterly Payment Date” shall mean the last Business Day of each April, July, October and January occurring after the Effective Date.

“Rating Agencies” shall mean both S&P and Moody’s.

“RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Reference Period” shall have the meaning provided in the definition of Pro Forma Basis.

“Refinancing” shall mean and include (i) the refinancing and repayment in full of all amounts outstanding under, and the termination in full of all commitments and letters of credit in respect of, the Indebtedness to be Refinanced (or (x) in the case of Existing Letters of Credit, the incorporation thereof hereunder as Letters of Credit pursuant to Section 2.01(c) and (y) in the case of Existing Bankers’ Acceptances, the roll-over and continuation thereof as Bankers’ Acceptances hereunder pursuant to Section 1.15(b)) and (ii) the consummation of the related transactions described in Section 5.05.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Party” shall mean as to any Agent, Lender, Swingline Lender or Issuing Bank, such Person’s controlled Affiliates, directors, officers and employees.

“Release” means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

“Replaced Lender” shall have the meaning provided in Section 1.14.

“Replacement” shall have the meaning provided in Section 1.14.

“Replacement Lender” shall have the meaning provided in Section 1.14.

“Reply Date” shall have the meaning provided in Section 1.04(b).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived.

“Required Lenders” shall mean, at any time of determination, Non-Defaulting Lenders the sum of whose Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and Competitive Bid Loans and participations in Letter of Credit Outstandings and outstanding Swingline Loans) represent an amount greater than 50% of the Total Revolving Loan Commitment at such time less the Revolving Loan Commitments of Defaulting Lenders at such time (or, after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans and Competitive Bid Loans of Non-Defaulting Lenders, and the aggregate participations of all Non-Defaulting Lenders in Letter of Credit Outstandings and outstanding Swingline Loans at such time). For purposes of determining Required Lenders, all outstanding Loans and Commitments, as the case may be, that are denominated in Dollars will be calculated in Dollars and all Loans denominated in a Non-Dollar Alternate Currency will be calculated according to the Dollar Equivalent thereof.

“Requirements of Law” means, as to any Person, the certificate of incorporation or formation and by-laws or other organizational or governing documents of such Person, and all foreign federal, state and local laws, rules and regulations, including, without limitation, foreign federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person, its business or any of its property or to which such Person, its business or any of its property is subject.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time under a tranche of Sub-Commitments, the sum of the outstanding principal amount of such Lender’s Revolving Loans (for this purpose, using the Dollar Equivalent of all amounts payable in a Non-Dollar Alternate Currency at such time) under such Tranche and its L/C Exposure and Swingline Exposure under such tranche at such time.

“Revolving Credit Period” shall mean with respect to any extension of Revolving Loans to any Borrower, the period from and including the Effective Date to but not including the Maturity Date.

“Revolving Loan” shall have the meaning provided in Section 1.01(a).

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I-A ~~A~~ directly below the column entitled “Revolving Loan Commitment,” as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14, 1.20 or 13.04(b), or (z) increased from time to time pursuant to Section 1.19.

“RL Lender” shall mean, at any time of determination, each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans at such time.

“RL Percentage” of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time the denominator of which is the Total Revolving Loan Commitment at such time. Notwithstanding anything to the contrary contained above, if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the RL Lenders shall be determined immediately prior (and without giving effect) to such termination.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of Sanctions or whose government is the subject or target of Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” shall mean (i) for any Loan in any currency for any Interest Period bearing interest based on the Alternate Currency LIBOR Rate, EURIBOR or the Eurodollar Rate, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such currency for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (ii) for any Loan in Australian Dollars for any Interest Period, the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) for Australian Dollar bills of exchange with a tenor equal to such Interest Period, displayed on page BBSY of the Reuters screen (or, in the event any such rate described in clauses (i) and (ii) does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Basic Screen Rate”); provided, that, if the Basic Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to such currency, then the Screen Rate shall be the Interpolated Rate at such time; provided further that if the Screen Rate as determined pursuant to the preceding provisions shall be less than zero, the Screen Rate shall be deemed to be zero for purposes of this Agreement. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in the applicable currency) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen

Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time, provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“SEC” shall mean the Securities and Exchange Commission and any successor thereto.

~~“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).~~

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Securitization Indebtedness” shall mean (i) Indebtedness incurred by any Subsidiary of the Corporation or other Person engaged solely in the business of effecting asset securitization transactions and related activities (“Securitization Entity”) that does not permit or provide for recourse for principal and interest (other than standard securitization undertakings) to the Corporation or any Subsidiary of the Corporation (other than a Securitization Entity) or any property or asset of the Corporation or any Subsidiary of the Corporation (other than property or assets of, or any equity interests or securities issued by, a Securitization Entity) and (ii) Indebtedness incurred by the Corporation or a Subsidiary that does not permit or provide for recourse for principal and interest (other than standard securitization undertakings) to the Corporation or any Subsidiary of the Corporation except for recourse to specific assets securing such Indebtedness.

“Segregated Funds” shall mean cash and Cash Equivalents of the Corporation and/or its Subsidiaries which (i) are specifically designated by the Corporation for use solely to repay Defeased Debt pursuant to an officer’s certificate from an Authorized Officer of the Corporation delivered to the Administrative Agent and identifying the initial amount of the cash and Cash Equivalents to be so designated as “Segregated Funds” and (ii) if cash, are at all times held in one or more segregated accounts or trusts (and are not commingled with any other funds of the Corporation or its Subsidiaries) until utilized to repay in full the respective Defeased Debt for which such funds were so designated.

“Senior Managing Agent~~s~~” shall have the meaning provided in the first paragraph of this Agreement.

“Sharing Event” shall mean (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 10.05, (ii) the declaration of the Total Commitment terminated, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) the failure of any Borrower to pay any principal of, Face Amount of, or interest on, Loans or any Letter of Credit Outstandings on the Maturity Date.

“Short Term Debt” shall mean, as at any date of determination, then outstanding Indebtedness for borrowed money that is evidenced by bonds, notes or debentures that matures within two years of such date of determination.

“Specified Default” shall mean any Default existing pursuant to any of Sections 10.01 or 10.05 of this Agreement.

“Standby Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Start Date” shall mean, with respect to any Margin Adjustment Period, the first day of such Margin Adjustment Period.

“Starwood Vacation” shall mean Starwood Vacation Ownership, Inc., a Florida corporation previously known as Vistana, Inc.

“Stated Amount” of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (expressed in the currency in which such Letter of Credit is denominated) (in each case determined (x) as if any future automatic increases in the maximum amount available that are provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder); provided, however, that except in the case of a Non-Dollar Alternate Currency Letter of Credit for purposes of Sections 3.01(b) and (c) for periods prior to the occurrence of a Sharing Event, the “Stated Amount” of each Non-Dollar Alternate Currency Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in such Non-Dollar Alternate Currency (determined (x) as if any future automatic increases in the maximum amount available that are provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met).

“Sterling Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in Pounds Sterling at the time of the incurrence thereof.

“Sterling Swingline Lender” means JPMCB, London Branch, Bank of America, London Branch and Citi.

“Sterling Swingline Loan” shall have the meaning provided in Section 1.01(b).

“Stop Issue Notice” shall have the meaning provided in Section 2.03(b).

“Sub-Commitments” shall mean, with respect to any RL Lender, the Domestic Dollar Revolving Loan Sub-Commitment, if any, of such RL Lender, the Primary Alternate Currency Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Mexican Pesos Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Brazilian Reais Revolving Loan Sub-Commitment, if any, of such Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender) and the Other Permitted Non-

LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender).

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Borrower” shall mean any Borrower which is a Subsidiary of the Corporation.

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 1.01(b).

“Swingline Expiry Date” shall mean the date which is ten (10) Business Days prior to the Maturity Date.

“Swingline Exposure” under a tranche of Sub-Commitments shall mean, at any time, the aggregate principal amount of all Swingline Loans (for this purpose, using the Dollar Equivalent of all amounts payable in a Non-Dollar Alternate Currency at such time) outstanding at such time under such tranche. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Domestic Dollar RL Percentage or Alternate Currency RL Percentage, as applicable, of the total Swingline Exposure at such time~~.~~ related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender (or its affiliate) shall be a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender (or affiliate) outstanding at such time (to the extent that the other RL Lenders or applicable Alternate Currency RL Lenders, as the case may be, shall not have funded their participations in such Swingline Loans).

“Swingline Lender” shall mean ~~the~~any Domestic Dollar Swingline Lender ~~or~~, any Alternate Currency Swingline Lender, any Foreign Dollar Swingline Lender, any Euro Swingline Lender, any Canadian Dollar Swingline Lender, any Sterling Swingline Lender and the Mexican Pesos Swingline Lender, as applicable.

“Swingline Loan” shall mean any Alternate Currency Swingline Loan ~~or~~, any Domestic Dollar Swingline Loan or any Foreign Dollar Swingline Loan, as applicable.

“Syndication Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Tax Compliance Certificate” shall have the meaning provided in Section 4.04(b)(ii).

“Taxes” shall have the meaning provided in Section 4.04(a).

“Test Date” shall mean the last day of each fiscal quarter ended after the Effective Date.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Corporation then last ended (in each case taken as one accounting period).

“TIIE Rate” shall mean, for each Mexican Pesos Interest Period with respect to a Borrowing of Mexican Pesos Revolving Loans or a Mexican Pesos Swingline Loan, the Equilibrium Interbank Interest Rate (Tasa de Interés Interbancaria de Equilibrio) (i) for a period of 28 days or (ii) such other period so published as is most nearly equal to the relevant Mexican Pesos Interest Period, as determined by the Administrative Agent, all as published by the Banco de México in the Diario Oficial de la Federación on the first day of the relevant Mexican Pesos Interest Period, or if such day is not a Business Day, on the immediately preceding Business Day on which there was such a quote; provided that in the event the TIIE Rate shall cease to be published, “TIIE Rate” shall mean any rate specified by Banco de México as the substitute rate therefor; provided further that in the event the Administrative Agent has made any determination pursuant to Section 1.11(a)(i) in respect of Mexican Pesos Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.11(b) in respect of Mexican Pesos Revolving Loans, the “TIIE Rate” determined pursuant to this definition shall instead be the rate determined by the Person acting as the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Mexican Pesos Revolving Loans with maturities comparable to the Mexican Pesos Interest Period applicable thereto. The TIIE Rate shall not be less than zero.

“Timeshare Business” shall mean (i) the acquisition, development, operation, management and sale of Vacation Resorts, including, without limitation, VOIs and (ii) providing customers who purchase VOIs at Vacation Resorts financing for such purposes (collectively, together with any and all business that in the good faith judgment of the board of directors of the Corporation or Starwood Vacation are materially related to the foregoing).

“Total Alternate Currency Revolving Loan Sub-Commitment” at any time shall mean the sum of the Alternate Currency Revolving Loan Sub-Commitments of all the Alternate Currency RL Lenders; provided that at no time shall the Total Alternate Currency Revolving Loan Sub-Commitment exceed the Total Revolving Loan Commitment as then in effect.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders.

“Total Domestic Dollar Revolving Loan Sub-Commitment” at any time shall mean the sum of the Domestic Dollar Revolving Loan Sub-Commitments of all the Lenders; provided that at no time shall the Total Domestic Dollar Revolving Loan Sub-Commitment exceed the Total Revolving Loan Commitment as then in effect.

“Total Domestic Dollar Revolving Loan Sub-Commitment Excess” shall have the meaning provided in Section 4.01.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect, less (y) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding (for this purpose, taking the Dollar Equivalent thereof in the case of Non-Dollar Alternate Currency Revolving Loans then outstanding) plus (II) the aggregate principal amount of Swingline Loans then outstanding (for this purpose, taking the Dollar Equivalent thereof in the case of Alternate Currency Swingline Loans then outstanding) plus (III) the then aggregate amount of Letter of Credit Outstandings plus (IV) the aggregate principal amount of all Competitive Bid Loans then outstanding (for this purpose, taking the Dollar Equivalent thereof in the case of Non-Dollar Alternate Currency Competitive Bid Loans then outstanding).

“Trade Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Revolving Loans and Swingline Loans.

“Transaction” shall mean, collectively, (i) the Refinancing, (ii) the entering into of the Credit Documents and (iii) the payment of fees and expenses owing in connection with the foregoing.

“Treaty” means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar Loan, a Canadian Prime Rate Loan, a Bankers’ Acceptance Loan, a Sterling Revolving Loan, a Euro Revolving Loan, an Australian Dollar Revolving Loan, a Yen Revolving Loan, a Mexican Pesos Revolving Loan, an Other Permitted LIBOR-Based Alternate Currency Revolving Loan, an Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan or a Swingline Loan bearing interest at a particular rate.

“Unconsolidated Joint Venture” means, with respect to any Person, at any date, any other Person in whom such Person holds Capital Stock but does not hold a majority of voting securities or otherwise hold a controlling stake, and such other Person is accounted for in the financial statements of such Person on either an equity or cost basis of accounting and whose financial results would not be consolidated in the financial statements of such Person, if such statements were prepared in accordance with GAAP as of such date.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided for in Section 2.05(a).

“Unrestricted” means, when referring to cash or Cash Equivalents of the Corporation or any of its Wholly-Owned Subsidiaries, that such cash or Cash Equivalents (i) does not appear (and is not required to appear) as “restricted” on a consolidated balance sheet of the Corporation, (ii) are not subject to any Lien in favor of any Person, (iii) do not constitute Segregated Funds, and (iv) are otherwise generally available for use by the Corporation or such Wholly-Owned Subsidiary.

“Unsecured Debt Rating” means the rating assigned by a Rating Agency to the Corporation’s long-term senior Unsecured Indebtedness (which Indebtedness may not be guaranteed).

“Unsecured Indebtedness” of any Person means any Indebtedness of such Person and its Subsidiaries for which the obligations thereunder are not secured or collateralized by a pledge of or other Lien on any Assets of such Person or its Subsidiaries, guaranteed or otherwise enhanced.

“Unutilized Alternate Currency Revolving Loan Sub-Commitment” means, as to any Alternate Currency RL Lender (including any of its affiliates which acts as an Alternate Currency RL Lender with respect to one or more other Alternate Currencies), at any time, (x) the Alternate Currency Revolving Loan Sub-Commitments of such Alternate Currency RL Lender and its affiliates at such time minus (y) the aggregate principal amount or Face Amount, as the case may be, of all Alternate Currency Revolving Loans of such Alternate Currency RL Lender (and its respective affiliates) then outstanding (for this purpose, taking the Dollar Equivalent of any Non-Dollar Alternate Currency Revolving Loans then outstanding) minus (z) the sum of the relevant Alternate Currency RL Percentages of such Alternate Currency RL Lender (or its respective affiliate) in all Alternate Currency Letter of Credit Outstandings relating to each Alternate Currency Letter of Credit issued under a given Alternate Currency Revolving Loan Sub-Tranche in which such Alternate Currency RL Lender (or its affiliates) participate(s) at such time minus (aa) the sum of the relevant Alternate Currency RL Percentages of such Alternate Currency RL Lender (or its respective affiliate) in all Alternate Currency Swingline Loans then outstanding under a given Alternate Currency Revolving Loan Sub-Tranche in which such Alternate Currency RL Lender (or its affiliates) participate(s) at such time (for this purpose, taking the Dollar Equivalent of any Alternate Currency Swingline Loans then outstanding).

“Unutilized Alternate Currency RL Percentage” of any Lender, at any time, shall mean a fraction (expressed as a percentage) the numerator of which is the Unutilized Alternate Currency Revolving Loan Sub-Commitment of such Lender (and its respective affiliates which act as Alternate Currency RL Lenders) at such time and the denominator of which is the aggregate amount of Unutilized Alternate Currency Revolving Loan Sub-Commitments of all Alternate Currency RL Lenders at such time.

“U.S. Borrower” means a Borrower that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.

“Vacation Resorts” shall mean the vacation ownership resorts acquired, developed, operated, managed and sold by Starwood Vacation and its Subsidiaries.

“VOIs” shall mean resorts having vacation ownership interests, interval ownership interests, timeshare estates, timeshare licenses, vacation clubs, right-to-use programs or other forms of vacation ownership programs.

“Wholly-Owned Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person which is both a Domestic Subsidiary and a Wholly-Owned Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” of any Person shall mean any Subsidiary of such Person which is both a Foreign Subsidiary and a Wholly-Owned Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

“Yen” and the sign “¥” shall mean freely transferable lawful money of Japan (expressed in Yen).

“Yen Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in Yen at the time of the incurrence thereof.

SECTION 12. The Agents

12.01 Appointment. The Lenders hereby designate (x) JPMCB as Administrative Agent, (y) Citigroup Global Markets Inc. as Syndication Agent and (z) each of Bank of America, N.A. HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as a Documentation Agent, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

12.02 Nature of Duties. (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary or similar relationship in respect of any Lender or the holder of any Note, regardless of whether a Default or Event of Default has occurred; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose on any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Lead Arrangers, the Syndication Agent, each of the Documentation Agents, each of the Co-Documentation Agents and ~~each of~~ the Senior Managing Agent~~s~~ is named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed, however, that the Lead Arrangers, the Syndication Agent and each of the Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, none of the Lead Arrangers, the Syndication Agent, the Documentation Agents, the Co-Documentation Agents and the Senior Managing Agent~~s~~ shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent (for purposes of this Section 12.03, the term “Agent” shall include all officers, directors, agents, employees and affiliates of the respective Agent), each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice thereof titled “notice of default” is given to the Administrative Agent by the Corporation or a Lender.

12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders (or such larger number of Lenders as may be required pursuant to Section 13.12); and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender and no holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel (which may be counsel to the Credit Parties), independent accountants and other experts retained by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Credit Parties, the Lenders will reimburse and indemnify such Agent, its affiliates, and their respective officers, directors, agents and employees, in proportion to their respective “percentages” as used in determining the Required Lenders (for this purpose, determined as if there were no Defaulting Lenders at such time), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the such Agent’s gross negligence or willful misconduct.

12.07 Each Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Person acting as an Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “RL Lenders”, “Required Lenders,” “holders of any Note” or any similar terms shall, unless the context clearly otherwise indicates, include each Person serving as an Agent in its individual capacity. Each Person acting as an Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09 Resignation by, or Removal of, the Agents. (a) Any Agent (including, without limitation, the Administrative Agent) may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days’ prior written notice to the Lenders and the Corporation. Any such resignation by an Agent hereunder shall also constitute its resignation (if applicable) as an Issuing Bank and Swingline Lender, in which case the resigning Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below; provided that the Syndication Agent may resign from the performance of its functions and duties hereunder at any time by giving notice to the Borrowers, the Administrative Agent and the Lenders, which resignation shall take effect upon delivery of such notice.

(b) Except in the case of a resignation as provided in the proviso appearing in the last sentence of Section 12.09(a), upon any notice of resignation by any Agent, the Required Lenders shall appoint a successor Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the Corporation; provided that if the Administrative Agent is resigning, and Citigroup Global Markets Inc. is an Agent at such time, then Citigroup Global Markets Inc. shall first be offered the opportunity to act as successor Administrative Agent.

(c) If a successor Agent shall not have been so appointed within such 30 day period, the resigning Agent, with the consent of the Corporation (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

(d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 40th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

(e) Upon a resignation or removal of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent.

SECTION 13. Miscellaneous

13.01 Payment of Expenses, etc. (a) The Borrowers ~~jointly and severally~~ agree that they shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable and documented fees and disbursements of one primary counsel and one local or foreign counsel in each applicable jurisdiction) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement, of each Issuing Bank and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons and of the Agents in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable and documented fees and disbursements of one primary counsel for the Agents, taken as a whole, and one local counsel for the Agents, taken as a whole, in each applicable jurisdiction); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities, obligations, losses, damages, penalties and claims with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as Agent, Swingline Lender and/or Issuing Bank) and its affiliates, and each officer, director, trustee, employee, representative, advisor and agent thereof (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments and suits, and all reasonable costs, expenses and disbursements (including reasonable fees, documented out-of-pocket disbursements and other charges of one counsel to the Indemnified Persons, taken as a whole, and one local counsel to the Indemnified Persons taken as a whole in each applicable jurisdiction; provided that if one or more Indemnified Persons shall have concluded that (i) there are legal defenses available to it that are different from or in addition to those available to one or more other Indemnified Persons or (ii) the representation of the Indemnified Persons (or any portion thereof) by the same counsel would be inappropriate due to differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such relevant Indemnified Persons, in each relevant jurisdiction) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned or operated by any Borrower or any of its Subsidiaries, the generation, storage, transportation, handling, disposal or Release of Hazardous Materials at any Real Property, whether or not owned or operated by any Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against, in connection with or arising from, any Borrower, any of its Subsidiaries or any Real Property at any time owned or operated by any Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Person, to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of such Indemnified Person or its Related Parties, or material breach in bad faith of this Agreement by such Indemnified Person or its Related Parties; in each case as determined by a court of competent jurisdiction in a final and non-appealable decision). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) To the full extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, punitive, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the full extent permitted by applicable law, no Indemnified Person shall assert, and each Indemnified Person hereby waives, any claim against any Borrower, on any theory of liability, for special, indirect, punitive, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing set forth in this sentence shall affect or limit the Borrowers’ obligations set forth in Section 13.01. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided that nothing set forth in this sentence shall affect or limit the Borrowers’ obligations set forth in Section 13.01.

13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default under Section 10.01 or 10.05, each Lender is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such

Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at c/o Starwood Hotels & Resorts Worldwide, Inc., 15147 N. Scottsdale Road, Suite H-210, Scottsdale, AZ 85254 USA, Attention: Treasurer and c/o Starwood Hotels and Resorts Worldwide, Inc., One StarPoint, Stamford, CT 06902, Attention: General Counsel; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Corporation and the Administrative Agent or in its Administrative Questionnaire. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective (x) three Business Days after deposited in the mails if received during normal business hours, (y) one Business Day after delivered to the telegraph company, cable company or a recognized overnight courier, as the case may be, if received during normal business hours or (z) when sent by telex or telecopier if received during normal business hours, except that notices and communications to the Agents or any Swingline Lender shall not be effective until received by the Agents or such Swingline Lender.

13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Agents and all the Lenders (except that, with the consent of the Required Lenders, the Corporation and any other Domestic Dollar Revolving Loan Borrower may assign or transfer its rights hereunder and under the other Credit Documents to which it is a party in connection with a merger or consolidation with or into another Person as contemplated by (and in accordance with the requirements of) Section 9.02) and, provided further, that, although any Lender may grant participations in its rights and obligations hereunder to any Eligible Transferee, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments and/or outstanding Loans hereunder except as provided in Section 13.04(b)) and the participant shall not constitute a “Lender” hereunder and, provided further, that no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note, or the scheduled expiration date of any Letter of Credit in which such participant is participating, beyond the Maturity Date, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or Fees or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) or (b) shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions was not to reduce the interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in any Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (except that, with the consent of the Required Lenders, the Corporation and any other Domestic Dollar Revolving Loan Borrower may assign or transfer its rights hereunder in connection with a merger or consolidation with or into another Person as contemplated by (and in accordance with the requirements of) Section 9.02) and (iii) release the Corporation from its Guaranty (it being understood, however, that the assumption by another Person of the Corporation’s obligations under the Guaranty in connection with a merger or consolidation of the Corporation with such other Person as contemplated by (and in accordance with the requirements of) Section 9.02 shall not be construed to be a release of the Corporation from the Guaranty). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Credit Documents and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 1.11, 1.12 and 4.04 (subject to the requirements and limitations therein, including the requirements under Section 4.04(b) (it being understood that the documentation required under Section 4.04(b) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 1.11 or 4.04 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 1.11 or 4.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law (or similar event) that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.02 as though it were a Lender, provided such Participant agrees to be subject to Section 13.06(h) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant

Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(b) Notwithstanding the foregoing, any Lender may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to an Eligible Transferee which is (i) (a) its parent company and/or any affiliate of such Lender which is at least 50% directly or indirectly owned by such Lender or its parent company or (b) one or more Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, provided that in respect of any assignment pursuant to preceding clauses (i) and (ii) of less than $5,000,000 in the aggregate of such Lender’s Commitments and related outstanding Obligations, at the time of any such assignment the Lender shall provide the Administrative Agent with the name of a single entity to receive all notices under this Agreement on behalf of such assignee Lender and its affiliates, or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees, each of which assignees pursuant to clauses (x) and (y) shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) the assignment by any Lender of its Alternate Currency Revolving Loan Sub-Commitments (or any portion thereof) shall constitute the assignment of a like amount of such Lender’s (or its respective Affiliate’s) Revolving Loan Commitment, (ii) any assignment of all or any portion of the Revolving Loan Commitment of any Lender shall be required to be accompanied by the assignment of all or such portions of the Alternate Currency Revolving Loan Sub-Commitments and/or Domestic Dollar Revolving Loan Sub-Commitment of such Lender (or its respective Affiliate) as is equal, in the aggregate, to the amount of the Revolving Loan Commitment being so assigned, (iii) any assignment of all or any portion of the Revolving Loan Commitment and related outstanding Obligations (or, if the Total Revolving Loan Commitment has terminated, any assignment of Obligations originally extended pursuant to the Revolving Loan Commitments) shall be made on a basis such that the respective assignee participates in Revolving Loans, and in Swingline Loans and Letter of Credit Outstandings, in accordance with the Revolving Loan Commitment (and Sub-Commitments described above) so assigned (or if the Revolving Loan Commitment has terminated, on the same basis as participated in by the Lenders with Revolving Loan Commitments (and Sub-Commitments described above) prior to the termination thereof), (iv) at such time Schedules I-A and, if applicable, I-B shall be deemed modified to reflect the Commitments and, if applicable, Alternate Currency Revolving Loan Sub-Commitments of such new Lender and of the existing Lenders, (v) upon the surrender of any relevant Note by the assigning Lender (or, upon such assigning Lender’s indemnifying the respective Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, (vi) the consent of the Administrative Agent (not to be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (x) or (y) above, (vii) any assignment of all or any portion of the Revolving Loan Commitment of any Lender (or, if the Total Revolving Loan Commitment has terminated, any assignment which would include participations in outstanding Letters of Credit and/or obligations to fund Mandatory Borrowings) shall require the consent of each applicable Swingline Lender and each applicable Issuing Bank (which consent will not be unreasonably withheld or delayed), (viii) at any time when no Specified Default or Event of Default is in existence, the approval of the Corporation shall be required (except with respect to assignments pursuant to clause (x) above), which approval shall not be unreasonably withheld or delayed; (ix) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (x) promptly after such assignment, the Borrowers shall have received from the Administrative Agent notice of any such assignment and of the identity, nationality and applicable lending office of any such Eligible Transferee that is not a United States Person (as defined in Section 7701(a)(30) of the Code), together with the copy of the Assignment and Assumption Agreement relating thereto and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15 hereof and the Administrative Agent has received an Administrative Questionnaire from the assignee Lender. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and related Obligations. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Corporation the U.S. Internal Revenue Forms (and, if applicable a ~~Section 4.04(b)(ii)~~Tax Compliance Certificate) described Section 4.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.14, 1.20 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.11, 2.06 or 4.04 in excess of those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which are not in excess of those being charged by the respective assigning Lender prior to such assignment and any subsequent increased costs of the type described above resulting from changes after the date of the respective assignment); provided however, that the Borrowers shall be required to pay any such increased costs in the case of any reallocation, or assignment made in connection with a reallocation, of such Lender’s Domestic Dollar Revolving Loan Sub-Commitment pursuant to Section 13.12(e).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes, including to a Federal Reserve Bank or other central banking authority in support of borrowings made by such Lender from such Federal Reserve Bank or other central banking authority, and any Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee in support of its obligations to such trustee and others. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and any Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Except to the extent that a court order or this Agreement provides for payments to be allocated to the Lenders under a particular Tranche or with particular Obligations or this Agreement otherwise expressly provides, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of its Loans or the other Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.05, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or the other Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lender a participating interest in such portion of each such other Lender’s Loans and/or other Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which (x) require differing payments to be made with respect to the various Tranches of Loans or Sub-Commitments or (y) prohibit payments in respect of any Tranche of Loans.

13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders).

(b) Notwithstanding anything to the contrary contained in clause (a) of this Section 13.07, except as expressly otherwise provided herein, all calculations determining the “Applicable Margins”, compliance with Section 9 and the financial terms as used herein shall be made in accordance with GAAP.

(c) All computations of interest, Facility Fees and other Fees hereunder shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of interest on Base Rate Loans (to the extent based on the Prime Lending Rate), Canadian Prime Rate Loans and Acceptance Fees) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Facility Fees or other Fees are payable.

(d) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT, IN THE CASE OF OTHER CREDIT DOCUMENTS, AS SPECIFICALLY OTHERWISE PROVIDED THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF NEW YORK COUNTY OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY TO THIS AGREEMENT HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY TO THIS AGREEMENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW OR IDENTIFIED IN SECTION 13.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN

ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d) EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS THE CORPORATION (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT STARWOOD HOTELS & RESORTS WORLDWIDE, INC., 15147 N. SCOTTSDALE ROAD, SUITE H-210, SCOTTSDALE, AZ 85254 USA, AS ITS AGENT TO RECEIVE ON BEHALF OF THE SUCH CREDIT PARTY AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT AND AGREES PROMPTLY TO APPOINT A SUCCESSOR PROCESS AGENT IN THE CITY OF NEW YORK (WHICH SUCCESSOR PROCESS AGENT SHALL ACCEPT SUCH APPOINTMENT IN A WRITING SATISFACTORY TO THE ADMINISTRATIVE AGENT PRIOR TO THE TERMINATION FOR ANY REASON OF THE APPOINTMENT OF THE INITIAL PROCESS AGENT). IN ANY SUCH ACTION OR PROCEEDING IN SUCH NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, SUCH SERVICE MAY BE MADE ON ANY CREDIT PARTY BY DELIVERING A COPY OF SUCH PROCESS TO SUCH CREDIT PARTY IN CARE OF THE APPROPRIATE PROCESS AGENT AT SUCH PROCESS AGENT’S ADDRESS AND BY DEPOSITING A COPY OF SUCH PROCESS IN THE MAILS BY CERTIFIED OR REGISTERED MAIL, ADDRESSED AS DESCRIBED IN SECTION 13.08(A) TO THE SUCH CREDIT PARTY AT ITS ADDRESS REFERRED TO IN SECTION 13.03 (SUCH SERVICE TO BE EFFECTIVE UPON SUCH RECEIPT BY THE APPROPRIATE PROCESS AGENT AND THE DEPOSITING OF SUCH PROCESS IN THE MAILS AS AFORESAID). EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AUTHORIZES AND DIRECTS SUCH PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATE METHOD OF SERVICE, EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING IN SUCH NEW YORK STATE OR FEDERAL

COURT SITTING IN THE CITY OF NEW YORK BY MAILING OF COPIES OF SUCH PROCESS TO SUCH CREDIT PARTY BY CERTIFIED OR REGISTERED AIR MAIL AT ITS ADDRESS REFERRED TO IN SECTION 13.03. EACH CREDIT PARTY HEREBY AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Corporation and the Administrative Agent.

13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the conditions in Section 5 are satisfied. The Administrative Agent shall give the Corporation and each Lender prompt written notice of the occurrence of the Effective Date.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc. (a) Subject to the provisions of following clauses (c), (d), (e), (f), (g), (h), (i), (j), (k) and (l) neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender, except with respect to matters described in clause (i)) with Obligations being directly affected thereby, (i) extend the final scheduled maturity of any Loan or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates), principal or Fees or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) or (b) shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions was not to reduce the interest or Fees payable hereunder), (ii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections set forth in the proviso below to such additional extensions of credit), (iii) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (except that, with the consent of the Required

Lenders, the Corporation and any other Domestic Dollar Revolving Loan Borrower may assign or transfer its rights hereunder in connection with a merger or consolidation with or into another Person as contemplated by (and in accordance with the requirements of) Section 9.02), (v) release the Corporation from the Guaranty (it being understood, however, that the assumption by another Person of the Corporation’s obligations under the Guaranty in connection with a merger or consolidation of the Corporation with such other Person as contemplated by (and in accordance with the requirements of) Section 9.02 shall not be construed to be a release of the Corporation from the Guaranty) or (vi) amend, modify or waive any provision of Section 13.06(a); provided further, that, in addition to the consent of the Required Lenders required above, no such change, waiver, discharge or termination shall (u) in the case of any such change, waiver, discharge or termination to or of any Incremental Revolving Loan Commitment Agreement, without the consent of each Lender (other than a Defaulting Lender) party thereto, amend, modify, waive or terminate such Incremental Revolving Loan Commitment Agreement, (v) increase or extend the Commitments (or Sub-Commitments) of any Lender over the amount thereof then in effect or beyond the final date thereof without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment (or Sub-Commitment) of any Lender, and that an increase in the available portion of any Commitment (or Sub-Commitment) of any Lender shall not constitute an increase of the Commitment (or Sub-Commitment) of such Lender), (w) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of each Swingline Lender, alter its rights or obligations with respect to Swingline Loans, or (y) without the consent of the respective Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent.

(b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Corporation shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.14 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided further, that in any event the Corporation shall not have the right to replace a Lender solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) At any time and from time to time after the Effective Date, one or more Persons may become Alternate Currency Revolving Loan Borrowers in accordance with the provisions of Section 6.03 and the definition of Alternate Currency Revolving Loan Borrower contained herein. Upon the satisfaction of such provisions, such Person shall constitute an Alternate Currency Revolving Loan Borrower and a Borrower party to this Agreement, without any further actions taken by any Persons. Furthermore, the Corporation may, at any time and from time to time, by written notice to the Administrative Agent, remove any Alternate Currency Revolving Loan Borrower as such an Alternate Currency Revolving Loan Borrower on a prospective basis; provided that at the time of such removal there are no outstanding Alternate Currency Revolving Loans or Alternate Currency Swingline Loans owing by such Alternate Currency Revolving Loan Borrower (and no outstanding Alternate Currency Letters of Credit for which such Alternate Currency Revolving Loan Borrower is an Account Party), and all other amounts then due and payable by such Alternate Currency Revolving Loan Borrower have been paid in full. Any removal of a Person as an Alternate Currency Revolving Loan Borrower shall have no effect on any obligations of such Person as an Alternate Currency Revolving Loan Borrower hereunder in respect of Obligations previously incurred by it hereunder or with respect to any of the indemnities set forth herein (including, without limitation, in Sections 1.11, 1.12, 2.06, 4.04, 12.06 and 13.01), which shall survive the removal of such Person as an Alternate Currency Revolving Loan Borrower.

(d) At any time and from time to time after the Effective Date, one or more Persons may become Domestic Dollar Revolving Loan Borrowers in accordance with the provisions of Section 6.04 and the definition of Domestic Dollar Revolving Loan Borrower contained herein. Upon the satisfaction of such provisions, such Person shall constitute a Domestic Dollar Revolving Loan Borrower and a Borrower party to this Agreement, without any further actions taken by any Persons. Furthermore, the Corporation may, at any time and from time to time, by written notice to the Administrative Agent, remove any Domestic Dollar Revolving Loan Borrower (other than itself) as a Domestic Dollar Revolving Loan Borrower on a prospective basis; provided that at the time of such removal there are no outstanding Domestic Dollar Revolving Loans or Domestic Dollar Swingline Loans owing by such Domestic Dollar Revolving Loan Borrower (and no outstanding Domestic Dollar Letters of Credit for which such Domestic Dollar Revolving Loan Borrower is an Account Party), and all other amounts then due and payable by such Domestic Dollar Revolving Loan Borrower have been paid in full. Any removal of a Person as a Domestic Dollar Revolving Loan Borrower shall have no effect on any obligations of such Person as a Domestic Dollar Revolving Loan Borrower hereunder in respect of Obligations previously incurred by it hereunder or with respect to any of the indemnities set forth herein (including, without limitation, in Sections 1.11, 1.12, 2.06, 4.04, 12.06 and 13.01), which shall survive the removal of such Person as a Domestic Dollar Revolving Loan Borrower.

(e)(I) From time to time after the Effective Date, with the consent of the Corporation and the Administrative Agent, any RL Lender may agree (in its sole discretion) to reallocate all or a portion of the Domestic Dollar Revolving Loan Sub-Commitment of such RL Lender as an Alternate Currency Revolving Loan Sub-Commitment of such RL Lender relating to a given Alternate Currency Revolving Loan Sub-Tranche, in any such case pursuant to a written agreement entered into, and executed by, the respective RL Lender, the Administrative Agent, the Corporation and each other relevant Borrower in form and substance satisfactory to such parties (each, an “Alternate Currency Sub-Commitment Re-Allocation Agreement”); provided that (x) the Domestic Dollar Revolving Loan Sub-Commitment of the respective Lender shall be decreased by the amount of any increase in an Alternate Currency Revolving Loan Sub-Commitment effected pursuant to the respective Alternate Currency Sub-Commitment Re-Allocation Agreement, (y) arrangements satisfactory to the Administrative Agent shall be made so that, after giving effect to the adjustment to the respective Lender’s Alternate Currency Revolving Loan Sub-Commitment, such Lender participates in all then outstanding extensions of credit on the same basis as it would otherwise have so participated if it had originally had Alternate Currency Revolving Loan Sub-Commitments and a Domestic Dollar Revolving Loan

Sub-Commitment as same will be in effect after giving effect to the changes contemplated by this clause (e)(I) (including arrangements of the type described in the second sentence of Section 13.12(f) below) and (z) without the prior written consent of the Required Lenders, no increase to any Alternate Currency Revolving Loan Sub-Commitment of any Lender relating to a given Alternate Currency Revolving Loan Sub-Tranche shall be made pursuant to this clause (e) if, immediately after giving effect thereto, (1) the aggregate amount of Alternate Currency Revolving Loan Sub-Commitments of all RL Lenders relating to such Alternate Currency Revolving Loan Sub-Tranche would exceed the relevant Alternate Currency Revolving Loan Sub-Commitment Sub-Limit for such Alternate Currency Revolving Loan Sub-Tranche or (2) the Total Alternate Currency Revolving Loan Sub-Commitment would exceed the lesser of (I) $1,400,000,000 and (II) the Total Revolving Loan Commitment as then in effect.

(II) From time to time after the Effective Date, with the consent of the Corporation and the Administrative Agent, any RL Lender may agree (in its sole discretion) to reallocate all or a portion of the Alternate Currency Revolving Loan Sub-Commitment of such RL Lender relating to a given Alternate Currency Revolving Loan Sub-Tranche as a Domestic Dollar Revolving Loan Sub-Commitment of such RL Lender, in any such case pursuant to a written agreement entered into, and executed by, the respective RL Lender, the Administrative Agent, the Corporation and each other relevant Borrower in form and substance satisfactory to such parties (each, a “Domestic Dollar Sub-Commitment Re-Allocation Agreement”); provided that (x) the Alternate Currency Revolving Loan Sub-Commitment of the respective Lender shall be decreased by the amount of any increase in a Domestic Dollar Revolving Loan Sub-Commitment effected pursuant to the respective Domestic Dollar Sub-Commitment Re-Allocation Agreement and (y) arrangements satisfactory to the Administrative Agent shall be made so that, after giving effect to the adjustment to the respective Lender’s Domestic Dollar Revolving Loan Sub-Commitment, such Lender participates in all then outstanding extensions of credit on the same basis as it would otherwise have so participated if it had originally had Domestic Dollar Revolving Loan Sub-Commitments and a related Alternate Currency Revolving Loan Sub-Commitment as same will be in effect after giving effect to the changes contemplated by this clause (e)(II) (including arrangements of the type described in the second sentence of Section 13.12(f) below).

(f) From time to time after the Effective Date, if one or more Alternate Currency RL Lenders desires to reduce the amount of any of its Alternate Currency Revolving Loan Sub-Commitments, then the respective Alternate Currency RL Lender shall provide 30 days’ prior written notice thereof to the Corporation and the Administrative Agent, specifying the relevant Alternate Currency Revolving Loan Sub-Commitment to be so reduced and the amount of such reduction; provided however, that no more than one such notice may be delivered by any Alternate Currency RL Lender in any 3 month period. Any such reduction to an Alternate Currency Revolving Loan Sub-Commitment of any Alternate Currency RL Lender shall be effective on the 30th day following delivery of the foregoing notice (or, if such 30th day is not a Business Day, the next succeeding Business Day after such 30th day), with the following to occur concurrently therewith: (i) the Domestic Dollar Revolving Loan Sub-Commitment of the respective Lender shall be increased by the amount of the reduction to the Alternate Currency Revolving Loan Sub-Commitment of such Lender, (ii) the relevant Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Domestic Dollar Revolving Loans and/or Alternate Currency Revolving Loans in a given Alternate Currency of certain of the RL Lenders, and incur additional Domestic Dollar Revolving Loans and/or Alternate Currency Revolving Loans in a given Alternate Currency from certain other RL Lenders (including the Incremental RL Lenders) or (y) take such other actions as may be required by the Administrative Agent (including by requiring new Dollar Revolving Loans or Alternate Currency Revolving Loans in a given Alternate Currency to be incurred and added to then outstanding Borrowings of the respective such Loans, even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that (I) all of the RL Lenders effectively participate in each outstanding Borrowing of Domestic Dollar Revolving Loans pro rata on the basis of their Domestic RL Dollar Percentages (determined after giving effect to the decrease in the Alternate Currency Revolving Loan Commitment or Commitments of such Lender (and the increase in the Domestic Dollar Revolving Loan Sub-Commitment of such Lender) pursuant to this Section 13.12(f)) and (II) all Alternate Currency RL Lenders with an Alternate Currency Revolving Loan Sub-Commitment in a given Alternate Currency effectively participate in each outstanding Borrowing of Alternate Currency Revolving Loans in such Alternate Currency pro rata on the basis of their Alternate Currency RL Percentages as the same relate to such Alternate Currency (determined after giving effect to the decrease in the Alternate Currency Revolving Loan Commitment or Commitments of such Lender (and the increase in the Domestic Dollar Revolving Loan Sub-Commitment of such Lender) pursuant to this Section 13.12(f)), (iii) the Corporation shall pay to the respective RL Lenders any costs of the type referred to in Section 1.12 in connection with any repayment and/or Borrowing required pursuant to preceding clause (ii), and (iv) to the extent Domestic Dollar Revolving Loans or Alternate Currency Revolving Loans in a given Alternate Currency are to be so incurred or added to the then outstanding Borrowings of the respective such Loans which are maintained as Euro Rate Loans, the Lenders that have made such Loans shall be entitled to receive from the Borrowers such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). All determinations by any Lender pursuant to clause (iv) of the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(g) Notwithstanding anything to the contrary contained in this Section 13.12, (i) the Corporation, any other relevant Borrower, the Administrative Agent and each Incremental RL Lender may, in accordance with the provisions of Section 1.19, enter into an Incremental Revolving Loan Commitment Agreement, provided that after the execution and delivery by the Corporation, any other relevant Borrower, the Administrative Agent and each such Incremental RL Lender of such Incremental Revolving Loan Commitment Agreement, such Incremental Revolving Loan Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) through (f) above of this Section 13.12, (ii) the Corporation, any other relevant Borrower, the Administrative Agent and each Extending Lender may, in accordance with the provisions of Section 1.20, extend the Maturity Date to the New Maturity Date, (iii) the Corporation, any other relevant Borrower, the Administrative Agent and any Alternate Currency RL Lender may, in accordance with the provisions of Section 13.12(e), enter into an Alternate Currency Sub-Commitment Re-Allocation Agreement or Domestic Dollar Sub-Commitment Re-Allocation Agreement, provided that after the execution and delivery thereof, such Alternate Currency Sub-Commitment Re-Allocation Agreement or Domestic Dollar Sub-

Commitment Re-Allocation Agreement, as the case may be, may thereafter only be modified in accordance with the requirements of clause (a) through (f) above of this Section 13.12.

(h) Notwithstanding anything to the contrary contained in this Section 13.12, the Corporation, the other Borrowers, the Administrative Agent and each Lender which agrees to reallocate a portion of its Domestic Dollar Revolving Loan Sub-Commitment as an Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment in accordance with Section 13.12(e) (and make Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans in a given Other Permitted Non-LIBOR-Based Alternate Currency) may (without the consent of any other Lender or the Required Lenders) enter into amendments to this Agreement, the other Credit Documents and the Exhibits hereto to add applicable interest rate benchmark, borrowing, prepayment, interest period, illegality and multiple tranching provisions with respect to such Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, include a form of promissory note to evidence such Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans and make such other modifications hereto and thereto as may be deemed necessary or desirable by the Administrative Agent (and its counsel) to accord such Lenders the types of protections that are provided to Lenders of Euro Rate Loans hereunder and customarily to lenders of loans denominated in such Other Permitted Non-LIBOR-Based Alternate Currency (including, without limitation, amendments to Sections 1.09, 1.10, 1.11, 1.12, 1.19(c), 2 and 4 hereof) (any such amendments or modifications, collectively, a “Non-LIBOR-Based Alternate Currency Amendment”).

(i) Notwithstanding anything to the contrary contained in this Section 13.12, the Corporation, the other Borrowers, the Administrative Agent and each Lender which agrees to reallocate a portion of its Domestic Dollar Revolving Loan Sub-Commitment as an Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment in accordance with Section 13.12(e) (and make Other Permitted LIBOR-Based Alternate Currency Revolving Loans in a given Other Permitted LIBOR-Based Alternate Currency) may (without the consent of any other Lender or the Required Lenders) enter into amendments to this Agreement, the other Credit Documents and the Exhibits hereto in order to sub-divide Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments into two or more “Alternate Currency Revolving Loan Sub-Tranches” available in various Other Permitted LIBOR-Based Alternate Currencies to one or more Alternate Currency Revolving Loan Borrowers and to make such other technical modifications hereto and thereto as may be deemed necessary or advisable by the Administrative Agent (and its counsel) in connection therewith (including, without limitation, amendments to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” to provide for two or more “Alternate Currency Revolving Loan Sub-Tranches” available in various Other Permitted LIBOR-Based Alternate Currencies); provided that no amendment to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” may be made if (x) such amendment would cause the aggregate amount of the sub-limits for such sub-divided sub-commitments to exceed the “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” applicable to Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments as in effect immediately prior to such amendment or (y) after giving effect thereto, any prepayment or cash collateralization would be required pursuant to Section 4.02(a)(ii) (any such amendments or modifications, collectively, a “LIBOR-Based Alternate Currency Amendment”).

(j) Notwithstanding anything to the contrary contained in this Section 13.12, the Corporation, the other Borrowers, the Administrative Agent and each Lender which agrees to reallocate in accordance with Section 13.12(e) a portion of its Domestic Dollar Revolving Loan Sub-Commitment as an Alternate Currency Revolving Loan Sub-Commitment to be made available in Dollars, Euros, Pounds Sterling, Australian Dollars, Yen or Canadian Dollars may (without the consent of any other Lender or the Required Lenders) enter into amendments to this Agreement, the other Credit Documents and the Exhibits hereto in order to sub-divide the Alternate Currency Revolving Loan Sub-Commitments under an existing Alternate Currency Revolving Loan Sub-Tranche designated for such Alternate Currency into two or more “Alternate Currency Revolving Loan Sub-Tranches” designated for such Alternate Currency and to make such other technical modifications hereto and thereto as may be deemed necessary or advisable by the Administrative Agent (and its counsel) in connection therewith (including, without limitation, amendments to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” to provide for two or more “Alternate Currency Revolving Loan Sub-Tranches” relating to such Alternate Currency); provided that no amendment to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” may be made if (x) such amendment would cause the aggregate amount of the sub-limits for such sub-divided sub-commitments to exceed the “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” applicable to such Alternate Currency Revolving Loan Sub-Commitments as in effect immediately prior to such amendment or (y) after giving effect thereto, any prepayment or cash collateralization would be required pursuant to Section 4.02(a)(ii).

(k) Notwithstanding anything to the contrary contained in this Section 13.12, the Corporation, the other Borrowers and the Administrative Agent may (without the consent of any other Lender or the Required Lenders) enter into amendments to this Agreement, the other Credit Documents and the Exhibits hereto in order to permit an Alternate Currency Revolving Loan Borrower (other than the Corporation) to request and obtain Alternate Currency Revolving Loan Sub-Commitments available for “Alternate Currency Revolving Loans” and “Alternate Currency Letters of Credit” denominated in Dollars (and incur “Alternate Currency Revolving Loans” and obtain “Alternate Currency Letters of Credit” denominated in Dollars under a new “Alternate Currency Revolving Loan Sub-Tranche” designated for Dollars) and to make such other technical modifications hereto and thereto as may be deemed necessary or advisable by the Administrative Agent (and its counsel) in connection therewith (including, without limitation, (i) an amendment to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” to provide for one or more “Alternate Currency Revolving Loan Sub-Tranches” relating to “Non-U.S. Borrower Dollar Revolving Loan Sub-Commitments”, (ii) appropriate amendments to certain nomenclature used herein (e.g., “Dollar Revolving Loan” and “Dollar Revolving Loan Borrower”) to reflect the availability of Revolving Loans denominated in Dollars to any such Alternate Currency Revolving Loan Borrower and (iii) modifications to the definition of “Base Rate”, but only to the extent applicable to “base rate loans” made in Dollars to any such Alternate Currency Revolving Loan Borrower); provided that (x) for avoidance of doubt, nothing herein shall be construed to require any Lender hereunder to extend credit to any such Alternate Currency Revolving Loan Borrower in Dollars, unless and until such Lender has agreed (in its sole discretion) to enter an applicable Alternate Currency Sub-Commitment Re-Allocation Agreement pursuant to Section 13.12(e) and such Alternate Currency Sub-Commitment Re-Allocation Agreement and any amendments contemplated hereby are effective in accordance with their terms, (y) any Dollar denominated outstandings under any such new “Non-U.S.

Borrower Dollar Revolving Loan Sub-Commitment” shall be treated as “Aggregate Alternate Currency Credit Exposure” for purposes of Section 1.01(a)(vii), 1.01(b), 2.02(a) and 4.02(a)(iii), notwithstanding that such outstandings are Dollar denominated, and (z) no amendment to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” may be made if (I) such amendment would increase the aggregate amount of all Revolving Loan Sub-Commitments available thereunder in excess of the aggregate amount available thereunder as in effect immediately prior to such amendment or (II) after giving effect thereto, any prepayment or cash collateralization would be required pursuant to Section 4.02(a)(ii).

(l) Notwithstanding anything to the contrary contained in this Section 13.12, the Administrative Agent and the Corporation (and, in the case of clause (v) below, the applicable Swingline Lenders), in their sole discretion, may amend, modify or supplement any provision of this Agreement or any other Loan Document to (i) amend, modify or supplement such provision or cure any ambiguity, omission, mistake, error, defect or inconsistency, so long as such amendment, modification or supplement does not directly and adversely affect the rights or obligations of any Lender or Issuing Lender, (ii) to permit additional affiliates of the Borrower to guarantee the Obligations and/or provide collateral therefor, (iii) to comply with local Requirements of Law or advice of local counsel ~~and~~, (iv) to implement the provisions of Section 1.20 and (v) adjust the amount of the commitment of any Swingline Lender to make Swingline Loans or modify the notice and funding provisions with respect to Swingline Loans. Such amendments shall become effective without any further action or consent of any other party to any Credit Document.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.11, 1.12, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement, the Notes and the other Credit Documents and the making and repayment of the Obligations (it being understood and agreed that all such indemnities shall also survive as to any Lender that has assigned all of its obligations hereunder pursuant to Section 13.04(b) with respect to the period of time in which such Lender was a “Lender” hereunder).

13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.11, 1.12, 2.06 or 4.04 in excess of those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower’s agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the names and addresses of the Lenders, and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time ~~of each of the Lenders, the Loans made by~~

~~each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender~~. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the applicable Borrower, at reasonable time and from time to time upon reasonable prior notice. Failure to make any such recordation, or any error in such recordation, shall not affect the respective Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note, if any, evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall, if requested, be issued to the assigning or transferor Lender and/or the new Lender. The registration of any provision of Incremental Revolving Loan Commitments pursuant to Section 1.19 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Loan Commitment Agreement. Coincident with the delivery of such Incremental Revolving Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Revolving Loan Commitment, or as soon thereafter as practicable, new Notes shall be issued to the respective Incremental RL Lender at the request of such Incremental RL Lender. Each Borrower ~~jointly and severally~~ agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16 Judgment Currency.~~.~~ (a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Alternate Currency Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Person acting as the Administrative Agent or if the Person acting as the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Alternate Currency Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.17 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.17, each Lender agrees that it will not disclose without the prior consent of the Corporation (other than to its employees, officers, directors, auditors, advisors or counsel if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.17 to the same extent as such Lender) any information with respect to the Corporation or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section by such Lender, (b) to the extent such information was legally in possession of such Lender prior to its receipt from or on behalf of the Corporation or any of its Subsidiaries and was from a source not known to such Lender to be (x) bound by a confidentiality agreement with the Corporation or (y) otherwise prohibited from transmitting such information to such Lender by a contractual, legal or fiduciary obligation, (c) such information becomes available to such Lender from a source other than the Corporation or any of its Subsidiaries and such source is not known to such Lender to be (x) bound by a confidentiality agreement with the Corporation or (y) otherwise prohibited from transmitting such information to such Lender by a contractual, legal or fiduciary obligation, (d) as may be required or reasonably appropriate in any report, statement or testimony submitted to, or in response to a request from, any municipal, state or Federal governmental or regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (e) as may be required or reasonably appropriate in response to any summons or subpoena or in connection with any litigation (in which case such Lender shall promptly notify the Corporation in advance, to the extent practicable and permitted by law), (f) in order to comply with any Requirement of Law applicable to such Lender (in which case (other than in the case of regulatory examinations or audits by a regulatory or Governmental Authority) such Lender shall promptly notify the Corporation in advance, to the extent practicable and permitted by law), (g) to any Agent or any other Lender, (h) to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties’ professional advisors; provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders thereunder, (i) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee shall have agreed to be subject to the provisions of this Section 13.17(a) or a separate confidentiality agreement at least as restrictive as the provisions of this Section 13.17(a) and (j) in connection with the exercise of remedies relating to this Agreement.

(b) Each of the Borrowers hereby acknowledges and agrees that each Lender may, in connection with the Transaction, the transactions contemplated by the Fourth Amendment or the participation of such Lender pursuant to this Agreement and the other Credit Documents, share with any of its affiliates any information related to the Corporation or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Corporation and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.17 to the same extent as such Lender).

(c) EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(d) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

13.18 Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower and the other Credit Parties and other information that will allow such Lender to identify each Borrower and the other Credit Parties in accordance with the Act.

13. Interest Rate Limitation.

(a) Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(b) If any provision of this Agreement or of any of the other Loan Documents would obligate any Borrower to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under Section 1.09, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

13. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, the “Lender Parties”) may have economic interests that conflict with those of the Credit Parties. The Credit Parties agree that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender Parties and the Credit Parties, their stockholders or their affiliates. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Credit Parties, on the other, (ii) in connection therewith and with the process leading to such transactions, each of the Lender Parties is acting solely as a principal and not the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person, (iii) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Credit Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender Party or any of its affiliates has advised or is currently advising any Credit Party on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (iv) the Credit Parties have consulted their own legal and financial advisors to the extent it deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

~~13.21 Waiver of Three Day Requirement for Termination Notice under Existing Credit Agreement. Each Lender party hereto who is also a lender under the Existing Credit Agreement hereby, in its capacity as a lender under the Existing Credit Agreement, waives the requirement pursuant to Section 3.02 of the Existing Credit Agreement that any notice of termination of all commitments under the Existing Credit Agreement shall be given three Business Days prior to such proposed termination and hereby consents that any such notice may be given on shorter notice.~~

SECTION 14. Guaranty

14.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Lenders or any of their respective Affiliates to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by the Corporation from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, the Corporation hereby agrees with the Lenders as follows: the Corporation hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations becomes due and payable hereunder, the Corporation unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property (including in connection with any bankruptcy or similar proceeding) or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Corporation or any of its Subsidiaries), then and in such event the Corporation agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Corporation, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Corporation or any of its Subsidiaries, this Guaranty shall be fully reinstated and the Corporation shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02 Bankruptcy. Additionally, the Corporation unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Corporation or any of its Subsidiaries upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

14.03 Nature of Liability. The liability of the Corporation hereunder is exclusive and independent of any guaranty of the Guaranteed Obligations whether executed by the Corporation, any other guarantor or any other Person, and the liability of the Corporation hereunder is not affected or impaired by (a) any direction as to application of payment by any Subsidiary Borrower or any other Person, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other Person as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Corporation or any of its Subsidiaries, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Corporation or any of its Subsidiaries (or their respective estates) pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Corporation waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute, irrevocable and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of, or a defense available to, a surety or guarantor except indefeasible payment in full in cash of the Guaranteed Obligations. The obligations of the Corporation hereunder are independent of the obligations of any Subsidiary Borrower, any other guarantor or any other Person and a separate action or actions may be brought and prosecuted against the Corporation whether or not action is brought against any Subsidiary Borrower, any other guarantor or any other Person and whether or not any Subsidiary Borrower, any other guarantor or any other Person be joined in any such action or actions. The Corporation waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Subsidiary Borrower or other circumstance that operates to toll any statute of limitations as to such Subsidiary Borrower shall operate to toll the statute of limitations as to the Corporation.

14.05 Authorization. The Corporation authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed, increased or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset ~~thereagainst~~there against;

(c) exercise or refrain from exercising any rights against the Corporation or any of its Subsidiaries or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Subsidiary Borrower or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Subsidiary Borrowers to their respective creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Corporation or any of its Subsidiaries to the Guaranteed Creditors regardless of what liability or liabilities of the Corporation or any of its Subsidiaries remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

(h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of, or a defense available to, the Corporation from its liabilities under this Guaranty.

14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any of the Corporation or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07 Subordination. Any of the indebtedness of any Subsidiary Borrower now or hereafter owing to the Corporation is hereby subordinated to the Guaranteed Obligations of such Subsidiary Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Subsidiary Borrower to the Corporation shall be collected, enforced and received by the Corporation in trust for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of such Subsidiary Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Corporation under the other provisions of this Guaranty. Without limiting the generality of the foregoing, the Corporation hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

14.08 Waiver. (a) The Corporation waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Subsidiary Borrower, any other guarantor or any other Person, (ii) proceed against or exhaust any security held from the Corporation or any of its Subsidiaries, any other guarantor or any other Person or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. The Corporation waives any defense based on or arising out of any defense of the Corporation or any of its Subsidiaries, any other guarantor or any other Person, other than indefeasible payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of any Subsidiary Borrower, any other guarantor or any other Person, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Corporation or any of its Subsidiaries, or any law or regulation of any jurisdiction or any other event affecting any term of the Guaranteed Obligations other than indefeasible payment in full in cash of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Corporation or any of its Subsidiaries or any other Person, or any security, without affecting or impairing in any way the liability of the Corporation hereunder except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash. The Corporation waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Corporation against any Subsidiary Borrower or any other Person or any security.

(b) The Corporation waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Corporation assumes all responsibility for being and keeping itself informed of each Subsidiary Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Corporation assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Subsidiary Borrower of information known to them regarding such circumstances or risks.

(c) Until such time as the Guaranteed Obligations have been paid in full in cash, the Corporation waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any Subsidiary Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Subsidiary Borrower or any other guarantor which it may at any time otherwise have as a result of this Guaranty.

(d) The Corporation warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

14.09 Payments. All payments made by the Corporation pursuant to this Section 14 shall be made in the respective Applicable Currency in which the Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.17, to any conversion occurring pursuant thereto). All payments made by the Corporation pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 13.16.

14.10 Consent to Additional Obligations. The Corporation hereby acknowledges and agrees that (i) pursuant to the terms of this Agreement various Domestic Dollar Revolving Loan Borrowers and Alternate Currency Revolving Loan Borrowers may become party to this Agreement from time to time and incur Loans and other Obligations thereunder and (ii) all Obligations of each Domestic Dollar Revolving Loan Borrower and each Alternate Currency Revolving Loan Borrower under this Agreement shall be fully guaranteed hereunder (and constitute Guaranteed Obligations) and no consent of the Corporation shall be required to effect the same.

~~IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.~~

~~STARWOOD HOTELS & RESORTS WORLDWIDE, INC., as a Borrower and Guarantor~~

•	~~By:~~
~~Name:~~
~~Title:~~

~~Signature page to 2012 Starwood Credit Agreement~~

• •	~~OPERADORA SHERATON S.DE R.L. C.V.~~

•	~~By:~~
~~Name:~~
~~Title:~~

• •	~~STARWOOD ITALIA S.R.L.~~

•	~~By:~~
~~Name:~~
~~Title:~~

•	~~STARWOOD INTERNATIONAL FINANCE LIMITED~~

•	~~By:~~
~~Name:~~
~~Title:~~

• • •	~~FRANCHISE AND LICENSE (CANADIAN) OPS LIMITED PARTNERSHIP BY: 1367357 ALBERTA ULC, its general partner~~

•	~~By:~~
		~~Name:~~	~~Kristen W. Prohl~~
		~~Title:~~ 	~~Vice President~~

Signature page to 2012 Starwood Credit Agreement

~~JPMORGAN CHASE BANK, N.A., as a Lender, Issuing Bank, Swingline Lender and as Administrative Agent~~

~~By:~~
~~Name:~~
~~Title:~~

Signature page to 2012 Starwood Credit Agreement

~~SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF THE FIRST DATE WRITTEN ABOVE, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., CERTAIN ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWERS, CERTAIN ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWERS, THE LENDERS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT~~

~~NAME OF INSTITUTION:~~

~~By:~~
~~Name:~~
~~Title:~~

Signature page to 2012 Starwood Credit Agreement

SCHEDULE I-A

REVOLVING LOAN COMMITMENTS

Lender	Revolving Loan Commitment
JPMORGAN CHASE BANK, N.A.	$110,000,000.00
CITIBANK, N.A.	$110,000,000.00
BANK OF AMERICA, N.A.	$110,000,000.00
HSBC BANK USA, NATIONAL ASSOCIATION	$95,000,000.00
WELLS FARGO BANK, NATIONAL ASSOCIATION	$95,000,000.00
THE BANK OF NOVA SCOTIA	$89,000,000.00
BARCLAYS BANK PLC	$89,000,000.00
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$89,000,000.00
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$89,000,000.00
ROYAL BANK OF CANADA	$89,000,000.00
THE ROYAL BANK OF SCOTLAND PLC	$89,000,000.00
SANTANDER BANK, N.A.	$89,000,000.00
SUNTRUST BANK	$89,000,000.00
US BANK, NATIONAL ASSOCIATION	$89,000,000.00
INTESA SANPAOLO S.p.A. – NEW YORK BRANCH	$74,000,000.00
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	$50,000,000.00
BANK OF CHINA, NEW YORK BRANCH	$50,000,000.00
THE BANK OF NEW YORK MELLON	$50,000,000.00
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$50,000,000.00
BRANCH BANKING AND TRUST COMPANY	$50,000,000.00
FIRST HAWAIIAN BANK	$30,000,000.00
BANK OF HAWAII	$25,000,000.00
THE NORTHERN TRUST COMPANY	$25,000,000.00
BANK HAPOALIM B.M.	$15,000,000.00
THE CHIBA BANK, LTD., NEW YORK BRANCH	$10,000,000.00

Total:	$1,750,000,000.00

SCHEDULE I-B

ALTERNATE CURRENCY REVOLVING LOAN SUB-COMMITMENTS

Primary Alternate Currency Lenders	Primary Alternate Currency Sub Commitments

JPMORGAN CHASE BANK, N.A.	$65,000,000.00
CITIBANK, N.A.	$85,000,000.00
BANK OF AMERICA, N.A.	$95,000,000.00
HSBC BANK USA, NATIONAL ASSOCIATION	$30,000,000.00
THE BANK OF NOVA SCOTIA	$30,000,000.00
BARCLAYS BANK PLC	$30,000,000.00
THE ROYAL BANK OF SCOTLAND PLC	$30,000,000.00
SANTANDER BANK, N.A.	$30,000,000.00
SUNTRUST BANK	$30,000,000.00
INTESA SANPAOLO S.p.A. – NEW YORK BRANCH	$30,000,000.00
BRANCH BANKING AND TRUST COMPANY	$25,000,000.00
TOTAL	$480,000,000.00

Mexican Pesos Alternate Currency Lenders	Mexican Pesos Revolving Loan Sub-Commitments

JPMORGAN CHASE BANK, N.A.	$25,000,000.00
BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX	$25,000,000.00
TOTAL	$50,000,000.00

Brazilian Reais Alternate Currency Lenders	Brazilian Reais Revolving Loan Sub-Commitments

JPMORGAN CHASE BANK, N.A.	$20,000,000.00

Other Permitted LIBOR-Based Alternate Currency Lenders	Other Permitted LIBOR-Based Revolving Loan Sub-Commitments

None at present

Other Permitted Non LIBOR-Based Alternate Currency Lenders	Other Permitted LIBOR-Based Revolving Loan Sub-Commitments

None at present

SCHEDULE I-C

Alternate Currency Revolving Loan Borrowers on the Fourth Amendment Effective Date

Franchise and License (Canadian) Ops Limited Partnership, a limited partnership formed under the laws of the province of Ontario, Canada.

Starwood International Finance Ltd, a limited company incorporated under the laws of Ireland.

Operadora Sheraton S. de R.L. de C.V., a sociedad de responsabilidad limitada anónima de capital variable, organized and existing under the laws of Mexico.

Starwood Italia S.r.l., a società a responsabilità limitata incorporated under the laws of Italy.

5. Companhia Palmares Hotéis e Turismo, a corporation incorporated under the laws of Brazil.

SCHEDULE II

Lender	Address
J.P. MORGAN CHASE BANK, N.A. (the “Notice Office”)

If not related to any Credit Event:

JPMorgan Chase Bank

383 Madison Avenue, Floor: 24

New York, NY 10179

Attn: Agency Group

If related to a Credit Event, as set forth in the definition of “Payment Office”

CITIBANK, N.A.	Citibank NA 388 Greenwich Street 23th Floor New York, NY, 10013 Attn: Bryce Hong Fax: 646-688-2052
BANK OF AMERICA, N.A.	Bank of America, N.A. 901 Main Street, 64th Floor Dallas TX, 75202 Attn: Roger C. Davis Fax: 214-209-0085
HSBC BANK USA, NATIONAL ASSOCIATION	HSBC Bank USA, N.A. 452 Fifth Avenue, 8th Floor New York, NY 10018 Attn: Alan Vitulich Fax: 212-525-2479
WELLS FARGO BANK, NATIONAL ASSOCIATION	Wells Fargo Bank, N.A. 1750 H St. NW Washington, DC 20006 Attn: Mark F. Monahan Phone: 202-303-3017
THE BANK OF NOVA SCOTIA	The Bank of Nova Scotia 40 King Street West Toronto Ontario Canada Attn: Chad Hale Phone: 416-350-1173
BARCLAYS BANK PLC	Barclays Bank PLC 745 Seventh Avenue New York, NY 10019 Attn: Ronnie Glenn Phone: 212-526-1770
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	Credit Agricole CIB Building 1301 Avenue of the Americas New York, NY 10019 Attn: Steve Jonassen Phone: 212-261-7000
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	Credit Suisse Eleven Madison Avenue New York, NY 10010

Lender	Address
Attn: William O’Daly Phone: 212-325-2000
ROYAL BANK OF CANADA	Royal Bank of Canada Three World Financial Center 200 Vesey Street New York, NY 10281 Attn: Joshua Freedman Phone: 212-428-6343
THE ROYAL BANK OF SCOTLAND PLC	The Royal Bank of Scorland 600 Washington Blvd Stamford, CT 06901 Attn: William McGinty Phone: 203-897-3758
SANTANDER BANK, N.A.	Santander Bank, N.A. 45 East 53rd St., 10th Floor New York, NY 10022 Attn: Thomas J. Devitt Phone: 212-692-2598
SUNTRUST BANK	SunTrust Bank 333 Peachtree Rd, 8th Floor Atlanta, GA 30326 Attn: W. Bradley Hamilton Phone: 404-926-5098
U.S. BANK, NATIONAL ASSOCIATION	U.S. Bank National Association 214 N. Tryon Street Charlotte, NC 28202 Attn: Steven Sawyer Phone: 704-335-2435
INTESA SANPAOLO S.p.A. – NEW YORK BRANCH	Intesa Sanpaolo S.p.A. 1 William Street New York, NY 10004 Attn: John Michalisin Phone: 212-607-3918
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	Australia and New Zealand Banking Group Limited 277 Park, 31st Floor New York, NY 10172 Attn: Michael Pullella Phone: 212-801-9730
BANK OF CHINA, NEW YORK BRANCH	Bank of China, New York Branch 410 Madison Avenue New York, NY 10017 Attn: Haifeng Xu Phone: 212-935-3101
THE BANK OF NEW YORK MELLON	BNY Mellon 1 Wall Street New York, NY 10286 Attn: Carol Murray Phone: 212-635-7255

Lender	Address
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	The Bank of Tokyo-Mitsubishi UFJ, Ltd. 1251 Avenue of the Americas New York, NY 10020 Attn: Jerry Fall Fax: 212-782-6445
BRANCH BANKING AND TRUST COMPANY	Branch Banking and Trust Company Corporate Banking Division 1133 Avenue of the Americas, Floor 27 New York, NY 10036-6710 Attn: John Macken Phone: 212-822-8149
FIRST HAWAIIAN BANK	First Hawaiian Bank 999 Bishop St., Suite 1100 Honolulu, HI 96813 Attn: Derek Chang Fax: 808-525-6172
BANK OF HAWAII	Bank of Hawaii – Corporate Banking P.O. Box 2900 Honolulu, HI 96846 Attn: John McKenna Fax: 808-694-8298
THE NORTHERN TRUST COMPANY	The Northern Trust Company 50 S. LaSalle, M-27 Chicago, IL 60603 Attn: Clifford S. Hoppe Phone: 312-444-2396
BANK HAPOALIM B.M.	Bank Hapoalim B.M. 1177 Avenue of the Americas New York, NY 10036-2790 Attn: Helen H. Gateson Phone: 212-782-2000
THE CHIBA BANK, LTD., NEW YORK BRANCH	The Chiba Bank, Ltd., New York Branch 1133 Avenue of the Americas, 15th Floor New York, NY 10036 Attn: Akira Toba Phone: 212-354-8392
BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX	Banco Nactional de Mexico Actuario Roberto Medellin 800 Lomas de Santa Fe 01210 Attn: Ricardo Garza del Rio Phone: (5255) 22623778

SCHEDULE III

CERTAIN PROVISIONS RELATING TO BANKERS’ ACCEPTANCES

This Schedule III sets forth certain terms and conditions relating to the obligation of the Alternate Currency RL Lenders to make loans to any Alternate Currency Revolving Loan Borrower pursuant to Section 1.01(b) of the Credit Agreement by way of Bankers’ Acceptances. Capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

(a) Availability. All notices of borrowings, conversions or continuations for Bankers’ Acceptances shall be in a minimum aggregate Face Amount of Cdn. $10,000,000 or a multiple of Cdn. $100,000 in excess thereof, and an Alternate Currency RL Lender shall not be obliged to accept any bill of exchange:

(i) which is drawn on or which matures on a day which is not a Business Day;

(ii) which matures on a day subsequent to the Maturity Date;

(iii) which has a term other than approximately 30, 60, 90 or 180 days (“Contract Period”);

(iv) which is denominated in any currency other than Canadian Dollars;

(v) which is not in a form satisfactory to such Alternate Currency RL Lender or the Administrative Agent;

(vi) which has a Face Amount of less than Cdn. $1,000,000 or the Face Amount is not an integral multiple of Cdn. $100,000;

(vii) in respect of which the respective Alternate Currency Revolving Loan Borrower has not then paid the applicable Acceptance Fee; or

(viii) if a Specified Default or an Event of Default has occurred and is continuing.

(b) Grace. Each Alternate Currency Revolving Loan Borrower hereby renounces, and shall not claim or request or require any Alternate Currency RL Lender to claim, any days of grace for the payment of any Bankers’ Acceptance.

(c) Bankers’ Acceptances in Blank. To facilitate the availability of Bankers’ Acceptance Loans as contemplated by the Credit Agreement and this Schedule III, each Alternate Currency Revolving Loan Borrower that wishes to incur Bankers’ Acceptance Loans hereby appoints each Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment as its attorney to sign and endorse on its behalf (in accordance with a Notice of Borrowing relating to a Bankers’ Acceptance), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Alternate Currency Revolving Loan Borrower, Drafts in the form requested by such Lender. Each such Alternate Currency RL Lender shall maintain an adequate supply of blank Drafts for acceptance under the Credit Agreement and this Schedule III. Each of the Borrowers recognizes and agrees that all Bankers’ Acceptances signed and/or endorsed by an Alternate Currency RL Lender on behalf of the Borrowers shall bind the

Borrowers as fully and effectually as if signed in the handwriting of and duly issued by an Authorized Officer of the Borrowers. Each Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment is hereby authorized (in accordance with a Notice of Borrowing related to such Bankers’ Acceptance) to issue such Bankers’ Acceptances endorsed in blank in such Face Amounts as may be determined by such Alternate Currency RL Lender, provided that the aggregate amount thereof is equal to the aggregate amount of Bankers’ Acceptances required to be accepted by such Alternate Currency RL Lender. No Alternate Currency RL Lender shall be responsible or liable for its failure to accept a Bankers’ Acceptance if the cause of such failure is, in whole or in part, due to the failure of any Alternate Currency Revolving Loan Borrower to provide duly executed and endorsed Drafts to such Alternate Currency RL Lender on a timely basis, nor shall any Alternate Currency RL Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use to the extent same has been finally judicially determined to have arisen by reason of the gross negligence, bad faith or willful misconduct of such Alternate Currency RL Lender or its Related Parties or breach of the terms of the Credit Agreement or this Schedule III. Each Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment shall maintain a record with respect to Bankers’ Acceptances (i) received by it from the Alternate Currency Revolving Loan Borrower in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) canceled at their respective maturity dates. On request by or on behalf of each Borrower, an Alternate Currency RL Lender shall cancel all forms of Bankers’ Acceptance which have been pre-signed or pre-endorsed on behalf of such Borrower and which are held by such Alternate Currency RL Lender and are not required to be issued in accordance with any Notice of Borrowing made by such Borrower in respect of a Bankers’ Acceptance. Alternatively, at the request of any Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment, each Alternate Currency Revolving Loan Borrower shall deliver to such Alternate Currency RL Lender a “depository note” which complies with the requirements of the Depository Bills and Notes Act (Canada), and hereby consents to the deposit of any Bankers’ Acceptance in the form of a depository note in the book-based debt clearance system maintained by the Canadian Depository of Securities Limited or other recognized clearing house. In such circumstances, the delivery of Bankers’ Acceptances shall be governed by the clearance procedures established thereunder.

(d) Execution of Bankers’ Acceptances. Drafts of any Alternate Currency Revolving Loan Borrower to be accepted as Bankers’ Acceptances hereunder shall be duly executed as set forth in this Schedule III. Notwithstanding that any one or more of the individuals whose manual or facsimile signature appears on any bill as a signatory on behalf of any Alternate Currency Revolving Loan Borrower or Alternate Currency RL Lender may no longer hold office at the date of such bill or at the date of its issuance hereunder, or at any time thereafter, any Bankers’ Acceptance shall be valid and binding upon such Alternate Currency Revolving Loan Borrower.

(e) Issuance of Bankers’ Acceptances. Promptly following receipt of a notice of borrowing, conversion or continuation by way of Bankers’ Acceptances, the Administrative Agent shall so advise the Alternate Currency RL Lenders with a Primary Alternate Currency Revolving Sub-Commitment and shall advise each such Alternate Currency RL Lender of the Face Amount of each Bankers’ Acceptance to be accepted by it and the term thereof. The aggregate Face Amount of Bankers’ Acceptances to be accepted by an Alternate Currency RL Lender shall be determined by the Administrative Agent by reference to the respective Alternate Currency RL Percentages related to the Primary Alternate Currency Revolving Sub-Tranche of the Alternate Currency RL Lenders, except that, if the Face Amount of the Bankers’ Acceptance, that would otherwise be accepted by an Alternate Currency RL Lender, would not be Cdn. $100,000 or a multiple thereof, such Face Amount shall be increased or reduced by the Administrative Agent in its sole discretion to the nearest multiple of Cdn. $100,000.

Notwithstanding the foregoing, if by reason of any increase or reduction described in the immediately preceding sentence, any Alternate Currency RL Lender shall have aggregate Bankers’ Acceptances and Alternate Currency Revolving Loans in excess of its respective Alternate Currency RL Percentage related to the Primary Alternate Currency Revolving Sub-Tranche of the total outstanding Bankers’ Acceptances and Alternate Currency Revolving Loans for all the Alternate Currency RL Lenders related to the Primary Alternate Currency Revolving Sub-Tranche (any such Lender being herein called an “Over-Allotted Lender”), then at any time following the occurrence and during the continuance of an Event of Default, each other Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment agrees, upon request of the Over-Allotted Lender, to promptly purchase from such Over-Allotted Lender participations in (or, if and to the extent specified by any such purchasing Lender, direct interests in) the Bankers’ Acceptances and Alternate Currency Revolving Loans owing to the Over-Allotted Lender (and in interest due thereon, as the case may be) in such amounts, and to make such other adjustments from time to time as shall be equitable, to the end that all the Alternate Currency RL Lenders shall hold the Bankers’ Acceptances and Alternate Currency Revolving Loans ratably according to their respective Alternate Currency RL Percentages related to the Primary Alternate Currency Revolving Sub-Tranche.

(f) Purchase of Bankers’ Acceptances: Continuations as and Conversions into Bankers’ Acceptance Loans. Subject to clause (k) below, upon the acceptance of a Bankers’ Acceptance by an Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment, such Alternate Currency RL Lender shall purchase, or arrange the purchase of, each Bankers’ Acceptance from the respective Alternate Currency Revolving Loan Borrower at a price equal to the BA Discount Proceeds of such Bankers’ Acceptance and provide to the Administrative Agent at the relevant Payment Office an amount in Canadian Dollars equal to such BA Discount Proceeds for the account of the respective Alternate Currency Revolving Loan Borrower. The BA Discount Proceeds so received by the Administrative Agent from the Alternate Currency RL Lenders with a Primary Alternate Currency Revolving Sub-Commitment shall be retained by the Administrative Agent and applied as follows: (i) remitted to the respective Alternate Currency Revolving Loan Borrower (in the case of the making of a Canadian Dollar Revolving Loan), (ii) to the prepayment of Canadian Prime Rate Loans (which shall constitute a conversion of the Alternate Currency Revolving Loans from Canadian Prime Rate Loans to Bankers’ Acceptance Loans) or (iii) to the payment of Bankers’ Acceptances maturing on such date (which shall constitute a continuation of Bankers’ Acceptance Loans to new Bankers’ Acceptance Loans), provided that in the case of any such conversion or continuation of Loans, the respective Alternate Currency Revolving Loan Borrower shall pay to the Administrative Agent for account of the respective Alternate Currency RL Lenders such additional amounts, if any, as shall be necessary to effect the prepayment in full of the respective Canadian Prime Rate Loans being prepaid, or the Bankers’ Acceptances maturing, on such date.

On any date on which a borrowing, conversion or continuation shall occur, the Administrative Agent shall be entitled to net all amounts payable on such date by the Administrative Agent to an Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment against all amounts payable on such date by such Alternate Currency RL Lender to the Administrative Agent. Similarly, on any such date, each Alternate Currency Revolving Loan Borrower hereby authorizes each Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment to net all amounts payable on such date by such Alternate Currency RL Lender to the Administrative Agent for the account of such Alternate Currency Revolving Loan Borrower, against all amounts (including without limitation, Acceptance Fees under clause (g) below) payable on such date by such Alternate Currency Revolving Loan Borrower to such Alternate Currency RL Lender in accordance with the Administrative Agent’s calculations.

(g) Acceptance Fees. Each Alternate Currency Revolving Loan Borrower shall pay to the Administrative Agent, in advance, for distribution to each Alternate Currency RL Lender which accepts a Bankers’ Acceptance (based on their respective Alternate Currency RL Percentages), an Acceptance Fee in respect of the Face Amount of such Bankers’ Acceptance, which shall be payable on or before the date of acceptance of such Bankers’ Acceptance.

(h) B/A Equivalent Loans. If an Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment is not a chartered bank or Schedule III bank under the Bank Act (Canada) or if an Alternate Currency RL Lender notifies the Administrative Agent in writing that it is otherwise unable to accept Bankers’ Acceptances, such an Alternate Currency RL Lender will, instead of accepting and purchasing Bankers’ Acceptances, make a Loan in the same currency (a “B/A Equivalent Loan”) to the relevant Alternate Currency Revolving Loan Borrower in the amount and for the same term as the draft which such an Alternate Currency RL Lender would otherwise have been required to accept and purchase hereunder. Each such Alternate Currency RL Lender will provide to the Administrative Agent the BA Discount Proceeds of such B/A Equivalent Loan for the account of the relevant Alternate Currency Revolving Loan Borrower. Each such B/A Equivalent Loan will bear interest at the same rate which would result if such Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis) a Bankers’ Acceptance for the relevant Interest Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for such Alternate Currency RL Lender and the relevant Alternate Currency Revolving Loan Borrower as the Bankers’ Acceptance which such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan. Subject to repayment requirements, on the last day of the relevant Contract Period for such B/A Equivalent Loan, the relevant Alternate Currency Revolving Loan Borrower shall be entitled to convert each such B/A Equivalent Loan into another type of Loan, or to roll over each such B/A Equivalent Loan into another B/A Equivalent Loan, all in accordance with the applicable provisions of the Credit Agreement. References to Bankers’ Acceptances and Bankers’ Acceptance Loans in the Credit Agreement (including this Schedule III) shall also automatically be deemed to refer to a B/A Equivalent Loans, when and as applicable.

(i) Prepayments and Payments. Subject to clause (k) of this Schedule III, and except as otherwise provided under Section 1.17, no prepayment of any Bankers’ Acceptances shall be made by any Alternate Currency Revolving Loan Borrower prior to the maturity date of such Bankers’ Acceptance. Each Alternate Currency Revolving Loan Borrower hereby unconditionally agrees to pay to the Administrative Agent for the account of each Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment an amount in Canadian Dollars equal to the Face Amount of each Bankers’ Acceptance created by such Alternate Currency RL Lender for the account of such Borrower on the maturity date thereof (whether at stated maturity, by acceleration or otherwise and notwithstanding that such Alternate Currency RL Lender may be the holder of it at maturity).

(j) Conversion to Canadian Prime Rate Loans upon Maturity. Unless a Bankers’ Acceptance is paid in full at the maturity thereof, or continued as another Alternate Currency Revolving Loan by way of Bankers’ Acceptances, the obligation of any Alternate Currency Revolving Loan Borrower to any Alternate Currency RL Lender in respect of a maturing Bankers’ Acceptance accepted by such Alternate Currency RL Lender shall be deemed to be converted automatically into a Canadian Prime Rate Loan in an amount equal to the full Face Amount of the maturing Bankers’ Acceptance. Such Canadian Prime Rate Loan shall be subject to all of the provisions of the Credit Agreement applicable to a Canadian Prime Rate Loan made as an Alternate Currency Revolving Loan, including in particular the obligation to pay interest, from and after the maturity date of such Bankers’ Acceptance. Each Alternate Currency RL Lender which has a Primary Alternate Currency Revolving Sub-Commitment shall be obligated to make the Canadian Prime Rate Loan contemplated under this clause (j) regardless of whether the conditions precedent to borrowing set forth in the Credit Agreement are then satisfied.

(k) Default. Upon the acceleration of the Alternate Currency Revolving Loans to be due and payable pursuant to Section 10 of the Credit Agreement (whether by action of the Administrative Agent, upon the written request of the Required Lenders, or automatically by reason of the occurrence of an Event of Default referred to in Section 10.05 with respect to any Borrower), each Alternate Currency Revolving Loan Borrower shall pay to the Administrative Agent in satisfaction of the obligations of such Alternate Currency Revolving Loan Borrower to the Alternate Currency RL Lenders in respect of then outstanding Bankers’ Acceptances, and there shall become immediately due and payable, an amount equal to: (i) the aggregate Face Amount of all outstanding Bankers’ Acceptances thereof; and (ii) all unpaid Acceptance Fees, if any.

(l) Circumstances Making Bankers’ Acceptances Unavailable. If the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto) and notified the Corporation and each of the Alternate Currency RL Lenders that, by reason of circumstances arising after the Effective Date and affecting the Canadian money market, (i) there is no market for Bankers’ Acceptances or (ii) the demand for Bankers’ Acceptances is insufficient to allow the sale or trading of the Bankers’ Acceptances created and purchased hereunder, then the right of any Alternate Currency Revolving Loan Borrower to request that any Alternate Currency RL Lender accept a Bankers’ Acceptance shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist and the Administrative Agent so notifies the Corporation.

(m) Indemnification in Respect of Bankers’ Acceptances. In addition to any liability of any Alternate Currency Revolving Loan Borrower to any Lender or any Agent under any other provision hereof, each Alternate Currency Revolving Loan Borrower shall indemnify each

Lender and each Agent and hold each of them harmless against any reasonable loss or expense incurred by such Lender or such Agent as a result of (x) any failure by such Alternate Currency Revolving Loan Borrower to fulfill any of its obligations hereunder including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by any Lender to fund any Bankers’ Acceptance as a result of the failure of such Alternate Currency Revolving Loan Borrower to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder or under the Credit Agreement; or (y) such Alternate Currency Revolving Loan Borrower’s failure to provide for the payment to the Administrative Agent, for the account of each of the Alternate Currency RL Lenders, of the full Face Amount of each Bankers’ Acceptance on its maturity date.

(m) Alternate Currency RL Lenders as Holders. Bankers’ Acceptances purchased by an Alternate Currency RL Lender may be held by it for its own account until the maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Alternate Currency RL Lender’s sole discretion.

(n) Utilizations under Primary Alternate Currency Revolving Loan Sub-Commitment. For the purposes of the Credit Agreement and this Schedule III, all Bankers’ Acceptances shall be considered a utilization of the Primary Alternate Currency Revolving Sub-Commitments and the Revolving Loan Commitments in an amount equal to the aggregate Face Amount of such Bankers’ Acceptances.

SCHEDULE IV

[Reserved]

SCHEDULE V

ENFORCEABILITY RESERVATIONS

With respect to Alternate Currency Revolving Loan Borrowers organized under the laws of Ireland:

•	The time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void, defenses of set-off or counterclaim and similar principles, rights and defenses under the laws of any jurisdiction in which relevant obligations may have to be performed.

SCHEDULE 1.15(b)

EXISTING BANKERS’ ACCEPTANCES

None.

SCHEDULE 2.01(c)

EXISTING LETTERS OF CREDIT

None.

SCHEDULE 9.01

EXISTING LIENS

•	Liens securing indebtedness in an aggregate amount of up to FJD$ 85,500,000 at any time in connection with a Letter of Offer, dated as of November 9, 2011, by and among Australia and New Zealand Banking Group Limited, Farleigh Limited, Barton Limited and Dubbo Limited, as amended.

•	Liens in connection with cash collateralization obligations of a letter of credit, in an aggregate amount of up to $9,500,000, under that certain Assistance Agreement, dated as of May 2010, between the State of Connecticut and Starwood Hotels & Resorts Worldwide, Inc., as amended.

•	Liens in connection with Security Agreement, granting to American Express Travel Related Services Company, Inc. (“Amex Travel”) and American Express Bank, FSB (“Amex Bank”) a springing security interest effective only upon the occurrence of certain trigger events, which would secure an aggregate maximum amount of up to $250,000,000 at any time in pre-purchased SPG Points advances (which such security interest would not become effective in the event that the Corporation, at its option, repays such advances) under the Starwood Preferred Guest Card Co-Branded Program Agreement, dated as of June 29, 2009, by and among the Corporation and Preferred Guest, Inc. and Amex Travel and Amex Bank, as amended.

EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders party to the

Credit Agreement referred to below

[

New York, New York 100    ]

Attention:

Ladies and Gentlemen:

The undersigned, [Name of Borrower] (the “Borrower”), refers to the Credit Agreement, dated as of November 30, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein but not defined herein being used as defined therein), among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, various lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders, CitiGroup Global Markets Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities LLC, CitiGroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, and, subject to the terms of Section 1.11(a) and (b) of the Credit Agreement, hereby gives you, as the Administrative Agent, irrevocable notice, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 1.03(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is             , 20    .1

(ii) The aggregate [principal amount] [Face Amount]2 of the Proposed Borrowing is                     .3

(iii) The purpose of the Proposed Borrowing is                     .

[1]	Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans or Canadian Prime Rate Loans) and three Business Days after the date hereof (in the case of Euro Rate Loans, Bankers’ Acceptance Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans).
[2]	The aggregate Face Amount of the Bankers’ Acceptances is to be included for a Proposed Borrowing of Canadian Dollar Revolving Loans maintained as Bankers’ Acceptance Loans.
[3]	Stated in the relevant Available Currency.

Exhibit A

[(iv) The Dollar Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].]4

[(v) The initial Interest Period for the Proposed Borrowing is [one week][one] [two] [three] [six] [nine][twelve] month(s).]5

[(vi) The initial Non-LIBOR-Based Interest Period is [                    ].]6

[(vii) The Canadian Dollar Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Canadian Prime Rate Loans] [Bankers’ Acceptance Loans].]7

[(viii) The term of the Proposed Borrowing is              days.]8

[(ix) The Proposed Borrowing shall be incurred utilizing [Primary Alternate Currency Revolving Sub-Commitments] [Mexican Pesos Revolving Loan Sub-Commitments] [Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments] [Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments].]9

[4]	To be included for a Proposed Borrowing of Dollar Revolving Loans.
[5]	To be included for a Proposed Borrowing of Euro Rate Loans.
[6]	To be included for a Proposed Borrowing of Permitted Non-LIBOR-Based Alternate Currency Revolving Loans.
[7]	To be included for a Proposed Borrowing of Canadian Dollar Revolving Loans. See Section 1.10 of the Credit Agreement, which limits the availability of a one-week, nine month and twelve month Interest Periods under the circumstances described therein.
[8]	To be included for a Proposed Borrowing of Canadian Dollar Revolving Loans maintained as Bankers’ Acceptance Loans.
[9]	To be included for a Proposed Borrowing of Alternate Currency Revolving Loans. Select the relevant Alternate Currency Revolving Loan Sub-Tranche.

Exhibit A

The undersigned hereby certifies that on the date of the Proposed Borrowing and also after giving effect thereto:

(A) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects), as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(B) no Event of Default or Specified Default exists.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT A

Very truly yours,

[NAME OF BORROWER]

By
Name:
Title:

EXHIBIT B

FORM OF NOTICE OF COMPETITIVE BID BORROWING

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders party to the

Credit Agreement referred to below

[

New York, New York 100    ]

Attention:

Ladies and Gentlemen:

The undersigned, refers to the Credit Agreement, dated as of November 30, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein but not defined herein being used as defined therein), among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, various lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders, CitiGroup Global Markets Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities LLC, CitiGroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, and hereby gives you, as the Administrative Agent, notice pursuant to Section 1.04(a) of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the “Proposed Competitive Bid Borrowing”) is requested to be made:

(A)	The Business Day of the Proposed Competitive Bid Borrowing:	[1]

(B)	Aggregate Principal Amount of the Proposed Competitive Bid Borrowing:	[2]

[1]	Shall be a Business Day at least three Business Days after the date hereof.
[2]	Shall be stated in the relevant Available Currency and shall not be less than the Minimum Borrowing Amount applicable thereto.

Exhibit B

(C)	Maturity Date:	[3]

(D)	Interest Payment Date(s):	[4]

[(E)	INSERT ANY OTHER TERMS APPLICABLE TO THE PROPOSED COMPETITIVE BID BORROWING]

The undersigned hereby certifies that on the date of the Proposed Competitive Bid Borrowing and also after giving effect thereto:

(A) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects), as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(B) no Event of Default or Specified Default exists.

[SIGNATURE PAGE FOLLOWS]

[3]	May not be earlier than seven days after the date of the Proposed Competitive Bid Borrowing or later than 360 days after such Proposed Competitive Bid Borrowing (but in no event later than the thirtieth day preceding the Maturity Date).
[4]	Shall be at least every three months in the case of maturities in excess of three months.

EXHIBIT B

Very truly yours,

[NAME OF BORROWER]

By
Name:
Title:

EXHIBIT D

FORM OF LETTER OF CREDIT REQUEST

No. 1 Dated 2

JPMorgan Chase Bank, N.A., [as Issuing Bank and] as Administrative Agent under the Credit Agreement (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), dated as of November 30, 2012, among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders, CitiGroup Global Markets Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities LLC, CitiGroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners

[,

New York, New York 100    ]

Attention: 3

[[Name and Address

of Issuing Bank], as Issuing Bank

Attention:                     ]4

Ladies and Gentlemen:

We hereby request that [Name of Proposed Issuing Bank], in its individual capacity, issue a [Standby] [Trade] Letter of Credit for the account of the undersigned on 5 (the “Date of Issuance”) in the aggregate stated amount of 6, which Letter of Credit shall be a [Dollar] [Alternate Currency] Letter of Credit for purposes of the Credit Agreement.

[1]	Letter of Credit Request Number.
[2]	Date of Letter of Credit Request.
[3]	Insert “[ ]” in the case of Standby Letters of Credit and “[ ]” in the case of Trade Letters of Credit.
[4]	Insert name and address of Issuing Bank in the case of a Letter of Credit Request to an Issuing Bank other than JPMorgan Chase Bank, N.A.
[5]	Date of Issuance which shall be at least 5 Business Days from the date hereof (or such shorter period as may be acceptable to the respective Issuing Bank).
[6]	Aggregate initial stated amount of the requested Letter of Credit stated in the relevant Available Currency, which shall not be less than $1,000,000 (in the case of a Standby Letter of Credit) and $100,000 (in the case of a Trade Letter of Credit) (or, in the case of an Alternate Currency Letter of Credit, the Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Bank.

Exhibit D

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit will be 7, and such Letter of Credit will be in support of 8 and will have a stated expiration date of 9.

[The requested Alternate Currency Letter of Credit shall be issued under the Alternate Currency Revolving Loan Sub Tranche relating to [Mexican Pesos Revolving Loan Sub-Commitments] [Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments] [Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments].

We hereby certify that that on the date of the issuance of the Letter of Credit and also after giving effect thereto:

(A) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects), as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(B) no Event of Default or Specified Default exists.

[SIGNATURE PAGE FOLLOWS]

[7]	Insert name and address of beneficiary.
[8]	Insert description of L/C Supportable Obligations in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Trade Letters of Credit.
[9]	Insert last date upon which drafts may be presented which (i) in the case of Standby Letters of Credit, may not be later than the date which occurs 12 months after the Date of Issuance or, if earlier, the tenth Business Day prior to the Maturity Date (although any such Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Maturity Date on terms acceptable to the respective Issuing Bank) or (ii) in the case of Trade Letters of Credit, may not be later than the date which occurs 180 days after the Date of Issuance or, if earlier, the date which is 30 days prior to the Maturity Date; provided that the termination date may be after the Maturity Date if cash collateral in an amount and as terms satisfactory to the Issuing Bank has been provided.

Exhibit D

Copies of all relevant documentation with respect to the supported transaction are attached hereto.

[NAME OF DOLLAR REVOLVING LOAN BORROWER OR ALTERNATE CURRENCY REVOLVING LOAN BORROWER]

By
Title:

EXHIBIT E-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each Lender and other Person from time to time party thereto.

Pursuant to the provisions of Section 4.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Corporation within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Corporation with a certificate of its non-U.S. Person status on an IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Corporation and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Corporation and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT E-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each Lender and other Person from time to time party thereto.

Pursuant to the provisions of Section 4.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Corporation within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on an IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT E-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each Lender and other Person from time to time party thereto.

Pursuant to the provisions of Section 4.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Corporation within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT E-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and each Lender and other Person from time to time party thereto.

Pursuant to the provisions of Section 4.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Corporation within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Corporation with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by W-8BEN or W8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Corporation and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Corporation and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT H-1

FORM OF ELECTION TO BECOME AN ALTERNATE CURRENCY

REVOLVING LOAN BORROWER

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent

[

New York, New York 100    ]

Attention: [                    ]

Ladies and Gentlemen:

The undersigned, [Name of Alternate Currency Revolving Loan Borrower], a [type of entity] organized under the laws of [jurisdiction], refers to the Credit Agreement, dated as of November 30, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the Lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”), CitiGroup Global Markets Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities LLC, CitiGroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners. All capitalized terms used in this election agreement (the “Election”) and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

The undersigned, desiring to incur Alternate Currency Revolving Loans under the Credit Agreement hereby elects, as provided in Section 6.03 of the Credit Agreement, to become an Alternative Currency Revolving Loan Borrower for purposes of the Credit Agreement, effective as of the date hereof. The undersigned confirms that (i) the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) as to the undersigned and its Subsidiaries as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (ii) no Event of Default or Specified Default is in existence on the date hereof, both before and after the undersigned becomes a Borrower pursuant to Section 6.03 of the Credit Agreement. The undersigned hereby agrees to comply with all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement as if the undersigned were an original signatory thereto. All notices and other communications provided for under the Credit Agreement and the other Credit Documents may be sent to the address specified below.

[The undersigned further acknowledges and agrees that it may only request and incur extensions of credit under [specify approved Alternate Currency Revolving Loan Sub-Tranche(s)]].

Exhibit H-1

This Election may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Corporation and the Administrative Agent.

EXHIBIT H-1

THIS ELECTION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Very truly yours,

Address:
[NAME OF ALTERNATE CURRENCY REVOLVING LOAN BORROWER]

By:
Name:
Title:

Acknowledged and Agreed:

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT H-2

FORM OF ELECTION TO BECOME A DOMESTIC DOLLAR

REVOLVING LOAN BORROWER

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent

[

New York, New York 100    ]

Attention: [Gerard K. Dupont]

Ladies and Gentlemen:

The undersigned, [Name of Domestic Dollar Revolving Loan Borrower], a [type of entity] organized under the laws of [jurisdiction], refers to the Credit Agreement, dated as of November 30, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the Lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”), CitiGroup Global Markets Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities LLC, CitiGroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners. All capitalized terms used herein and not otherwise defined in this election agreement (this “Election”) shall have the meaning set forth in the Credit Agreement.

The undersigned, desiring to incur Dollar Revolving Loans under the Credit Agreement hereby elects, as provided in Section 6.04 of the Credit Agreement, to become a Domestic Dollar Revolving Loan Borrower for purposes of the Credit Agreement, effective as of the date hereof. The undersigned confirms that (i) the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in all respects) as to the undersigned and its Subsidiaries as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (ii) no Event of Default or Specified Default is in existence on the date hereof, both before and after the undersigned becomes a Borrower pursuant to Section 6.04 of the Credit Agreement. The undersigned hereby agrees to comply with all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement as if the undersigned were an original signatory thereto (including, without limitation, all obligations of a Guarantor pursuant to Section 14 of the Credit Agreement). All notices and other communications provided for under the Credit Agreement and the other Credit Documents may be sent to the address specified below.

Exhibit H-2

This Election may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Corporation and the Administrative Agent.

EXHIBIT H-2

THIS ELECTION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Very truly yours,

Address:
[NAME OF DOMESTIC DOLLAR REVOLVING LOAN BORROWER]

By:
Title:

Acknowledged and Agreed:

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

EXHIBIT I

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]23 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]24 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]25 hereunder are several and not joint.]26 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the credit transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[23]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[24]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[25]	Select as appropriate.
[26]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT I

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [parent company][affiliate][27] of [identify Lender]

3.	Borrower(s):	Starwood Hotels & Resorts Worldwide, Inc.
[Name(s) of Domestic Dollar Revolving Loan Borrower(s)]
[Name(s) of Alternative Currency Revolving Loan Borrower(s)]

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[27]	Must be an affiliate of the Lender which is at least 50% owned by such Lender or its parent company.

5.	Credit Agreement:	The Credit Agreement dated as of November 30, 2012 (as amended, modified, restated and/or supplemented from time to time), among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, various lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders, CitiGroup Global Markets Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities LLC, CitiGroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners

6.	Assigned Interest[s]:

Assignor[s][28]	Assignee[s][29]	Facility Assigned[30]	Aggregate Amount of Commitment/Loans for all Lenders[31]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/Loans[32]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date:	][33]

Effective Date:                          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL NOT OCCUR UNTIL THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR AS PROVIDED IN SECTION 13.15 OF THE CREDIT AGREEMENT.]

[28]	List each Assignor, as appropriate.
[29]	List each Assignee, as appropriate.
[30]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Loan Commitment”, “Domestic Dollar Revolving Loan Sub-Commitment”, “Primary Alternate Currency Revolving Loan Sub-Commitment”, “Mexican Pesos Revolving Loan Sub-Commitment”, etc.)
[31]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[32]	Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.
[33]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][34]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][35]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to36 and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Title:]

[Consented to:[37]

[34]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[35]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[36]	The consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) is required for assignments pursuant to Section 13.04(b)(y) of the Credit Agreement.
[37]	At any time when no Specified Default or Event of Default is in existence, the approval of the Corporation is required with respect to all assignments pursuant to Section 13.04(b)(y) of the Credit Agreement (which approval shall not be unreasonably withheld or delayed).

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:
Title:]

[NAME OF SWINGLINE LENDER], as Swingline Lender

By
Title:[38]

[NAME OF ISSUING BANK], as Issuing Bank

By
Title:[39]

[38]	The consent of the Swingline Lender (not to be unreasonably withheld or delayed) is required with respect to assignments of Revolving Loan Commitments.
[39]	The consent of each Issuing Bank (not to be unreasonably withheld or delayed) is required with respect to assignments of Revolving Loan Commitments.

ANNEX 1

The Credit Agreement dated as of November 30, 2012 (as amended, modified, restated and/or supplemented from time to time), among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, various lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders, CitiGroup Global Markets Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities LLC, CitiGroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Documents, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the

Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) [if it is not a United States Person (as defined in Section 7701(a)(30) of the Code)] attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. Conditions: The Effective Date of this Assignment and Assumption shall not occur until all terms and conditions under Section 13.04(b) of the Credit Agreement are satisfied, including, without limitation, (i) the receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, (ii) the recordation of the assignment effected hereby on the Register by the Administrative Agent as provided in Section 13.15 of the Credit Agreement and (iii) the receipt by the Administrative Agent of an Administrative Questionnaire from the assignee Lender.

4. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT J

FORM OF INCREMENTAL

REVOLVING LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Date]

Starwood Hotels & Resorts Worldwide, Inc.

One Star Point

Stamford, CT 06902

Attention:    Timothy C. Fetten, Vice President and Treasurer

[[Name of Alternate Currency Revolving Loan Borrower]

[                    ]

Attention: [            ]]40

re:	Incremental Revolving Loan Commitment

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of November 30, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among Starwood Hotels & Resorts Worldwide, Inc. (the “Corporation” or “you”), each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”), CitiGroup Global Markets Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities LLC, CitiGroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each, an “Incremental RL Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide (i) the Incremental Revolving Loan Commitment (and related Domestic Dollar Revolving Loan Sub-Commitment, if any) in the amounts set forth opposite its name on Annex I attached hereto (for each such Incremental RL Lender, its “Incremental Revolving Loan Commitment”) and (ii) the related Incremental

[40]	To be included if a given Alternate Currency Revolving Loan Borrower will be permitted to borrow under an Incremental Alternate Currency Revolving Loan Sub-Commitment provided hereby.

EXHIBIT J

Alternate Currency Revolving Loan Sub-Commitment(s), if any, in the amount(s) set forth opposite its name on Annex I attached hereto (for each such Incremental RL Lender, an “Incremental Alternate Currency Revolving Loan Sub-Commitment”). Each Incremental Revolving Loan Commitment (and any Incremental Alternate Currency Revolving Loan Sub-Commitment) provided pursuant to this Agreement shall (x) be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.19 thereof and (y) upon the effectiveness of this Agreement, increase the Revolving Loan Commitment (and the Domestic Dollar Revolving Loan Sub-Commitment and/or the relevant Alternate Currency Revolving Loan Sub-Commitment(s)) of the respective Incremental RL Lender under the Credit Agreement as contemplated by Section 1.19 of the Credit Agreement and the definition of “Revolving Loan Commitment” and the relevant definitions of the Alternate Currency Revolving Loan Sub-Commitments for the relevant Alternate Currency Revolving Loan Sub-Tranche(s).

Each Incremental RL Lender, to the extent that it is not already a Lender under the Credit Agreement, (i) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Lead Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Administrative Agent and the Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, [and (vi) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement.]41

The Corporation acknowledges and agrees that all Obligations with respect to all extensions of credit under the Incremental Revolving Loan Commitments (and related Sub-Commitments) provided hereby shall be fully guaranteed pursuant to the Guaranties in accordance with the terms and provisions thereof.

The effective date of this Agreement shall be the date on which (i) the parties hereto have executed a counterpart of this Agreement and delivered the same to the Administrative Agent at the Notice Office, (ii) all fees required to be paid in connection herewith have been paid, (iii) the satisfaction of the conditions in Section 1.19(b) of the Credit Agreement and (iv) the other conditions precedent set forth in Annex II hereto (which shall be consistent with the requirements of Section 1.19 of the Credit Agreement and the Incremental Revolving

[41]	Include if the respective Incremental RL Lender is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes.

EXHIBIT J

Loan Commitment Requirements) have been satisfied, which date shall be no later than         ,          [insert a date on or prior to the 5th Business Day after the date hereof].

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of the same to us before the close of business on                          ,         . If you do not so accept this Agreement by such time, our Incremental Revolving Loan Commitments set forth in this Agreement shall be deemed cancelled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

*        *        *

EXHIBIT J

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF LENDER]

By
Name:
Title:

Agreed and Accepted

this      day of                     ,         :

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT K

[BANK CREDIT BILL]

ANNEX I

Name of Incremental RL Lender	Amount of Incremental Revolving Loan Commitment	Amount of Incremental Revolving Loan Commitment Constituting a Domestic Dollar Revolving Loan Sub- Commitment	Amount of Incremental Revolving Loan Commitment Constituting an Incremental Alternate Currency Revolving Loan Sub- Commitment[1]

Total

[1]	Include a separate column for each type of Incremental Alternate Currency Revolving Loan Sub-Commitment to be provided by the respective Incremental RL Lender.

ANNEX II

Conditions Precedent